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Approved 9.19.2007

Campath® (alemtuzumab)
Injection for intravenous use
Initial U.S. Approval: 2001

WARNING: CYTOPENIAS, INFUSION REACTIONS, and INFECTIONS
See full prescribing information for complete boxed warning.
Serious, including fatal, cytopenias, infusion reactions and infections can occur (5.1 – 5.3).
- **Limit doses to 30 mg (single) and 90 mg (cumulative weekly); higher doses increase risk of pancytopenia (2.1).**
- **Escalate dose gradually and monitor patients during infusion. Withhold therapy for Grade 3 or 4 infusion reactions (5.2).**
- **Administer prophylaxis against *Pneumocystis jiroveci* pneumonia (PCP) and herpes virus infections (2.2, 5.3).**

---RECENT MAJOR CHANGES---
Indications and Usage: Previously untreated B-CLL patients (1) 9/2007

---INDICATIONS AND USAGE---
Campath is a CD52-directed cytolytic antibody indicated as a single agent for the treatment of B-cell chronic lymphocytic leukemia (B-CLL) (1).

---DOSAGE AND ADMINISTRATION---
- Administer as an IV infusion over 2 hours (2.1).
- Escalate to recommended dose of 30 mg/day three times per week for 12 weeks (2.1).
- Premedicate with oral antihistamine and acetaminophen prior to dosing (2.2).

---DOSAGE FORMS AND STRENGTHS---
30 mg/1 mL single use vial (3).

---CONTRAINDICATIONS---
None (4).

---WARNINGS AND PRECAUTIONS---
Cytopenias:
- Obtain complete blood counts (CBC) and platelet counts at weekly intervals during therapy and CD4 counts after therapy until recovery to ≥ 200 cells/μL (5.4).
- Discontinue for autoimmune or severe hematologic adverse reactions (5.1).

Infections:
- Campath induces severe and prolonged lymphopenia and increases risk of infection. If a serious infection occurs, withhold treatment until infection resolves (5.3).
- Do not administer live viral vaccines to patients who have recently received Campath (5.5).

---ADVERSE REACTIONS---
Most common adverse reactions (≥ 10%): cytopenias, infusion reactions, cytomegalovirus (CMV) and other infections, nausea, emesis, diarrhea, and insomnia (6).

To report SUSPECTED ADVERSE REACTIONS, contact Bayer HealthCare Pharmaceuticals at 1-888-842-2937 or FDA at 1-800-FDA-1088 or *www.fda.gov/medwatch*

See 17 for PATIENT COUNSELING INFORMATION

Revised: 9/2007

FULL PRESCRIBING INFORMATION: CONTENTS*

WARNING: CYTOPENIAS, INFUSION REACTIONS, and INFECTIONS
1 INDICATIONS AND USAGE
2 DOSAGE AND ADMINISTRATION
2.1 Dosing Schedule and Administration
2.2 Recommended Concomitant Medications
2.3 Dose Modification
2.4 Preparation and Administration
2.5 Incompatibilities
3 DOSAGE FORMS AND STRENGTHS
4 CONTRAINDICATIONS
5 WARNINGS AND PRECAUTIONS
5.1 Cytopenias
5.2 Infusion Reactions
5.3 Immunosuppression/Infections
5.4 Laboratory Monitoring
5.5 Immunization
6 ADVERSE REACTIONS
6.1 Clinical Trials Experience
6.2 Immunogenicity
6.3 Postmarketing Experience
7 DRUG INTERACTIONS
8 USE IN SPECIFIC POPULATIONS
8.1 Pregnancy
8.3 Nursing Mothers
8.4 Pediatric Use
8.5 Geriatric Use
10 OVERDOSAGE
11 DESCRIPTION
12 CLINICAL PHARMACOLOGY
12.1 Mechanism of Action
12.3 Pharmacokinetics
13 NONCLINICAL TOXICOLOGY
13.1 Carcinogenesis, Mutagenesis, Impairment of Fertility
14 CLINICAL STUDIES
14.1 Previously Untreated B-CLL Patients
14.2 Previously Treated B-CLL Patients
15 REFERENCES
16 HOW SUPPLIED/STORAGE AND HANDLING
17 PATIENT COUNSELING INFORMATION

Campath/Alemtuzumab

FULL PRESCRIBING INFORMATION

WARNING: CYTOPENIAS, INFUSION REACTIONS, and INFECTIONS

Cytopenias: Serious, including fatal, pancytopenia/marrow hypoplasia, autoimmune idiopathic thrombocytopenia, and autoimmune hemolytic anemia can occur in patients receiving Campath. Single doses of Campath greater than 30 mg or cumulative doses greater than 90 mg per week increase the incidence of pancytopenia *[see* WARNINGS AND PRECAUTIONS *(5.1)]*.

Infusion Reactions: Campath administration can result in serious, including fatal, infusion reactions. Carefully monitor patients during infusions and withhold Campath for Grade 3 or 4 infusion reactions. Gradually escalate Campath to the recommended dose at the initiation of therapy and after interruption of therapy for 7 or more days *[see DOSAGE AND ADMINISTRATION (2)* and WARNINGS AND PRECAUTIONS *(5.2)]*.

Infections: Serious, including fatal, bacterial, viral, fungal, and protozoan infections can occur in patients receiving Campath. Administer prophylaxis against *Pneumocystis jiroveci* pneumonia (PCP) and herpes virus infections *[see DOSAGE AND ADMINISTRATION (2.2)* and WARNINGS AND PRECAUTIONS *(5.3)]*.

1 INDICATIONS AND USAGE

Campath is indicated as a single agent for the treatment of B-cell chronic lymphocytic leukemia (B-CLL).

2 DOSAGE AND ADMINISTRATION

2.1 Dosing Schedule and Administration

- Administer as an IV infusion over 2 hours. **Do not administer as intravenous push or bolus.**
- Recommended Dosing Regimen
  - Gradually escalate to the maximum recommended single dose of 30 mg. Escalation is required at initiation of dosing or if dosing is held ≥ 7 days during treatment. Escalation to 30 mg ordinarily can be accomplished in 3 - 7 days.

Campath/Alemtuzumab

- Escalation Strategy:
  - Administer 3 mg daily until infusion reactions are ≤ grade 2 *[see ADVERSE REACTIONS (6.1)]*.
  - Then administer 10 mg daily until infusion reactions are ≤ grade 2.
  - Then administer 30 mg/day three times per week on alternate days (e.g., Mon-Wed-Fri). The total duration of therapy, including dose escalation, is 12 weeks.

- **Single doses of greater than 30 mg or cumulative doses greater than 90 mg per week increase the incidence of pancytopenia.**

2.2 Recommended Concomitant Medications

- Premedicate with diphenhydramine (50 mg) and acetaminophen (500-1000 mg) 30 minutes prior to first infusion and each dose escalation. Institute appropriate medical management (e.g. steroids, epinephrine, meperidine) for infusion reactions as needed *[see BOXED WARNING, WARNINGS AND PRECAUTIONS (5.2) and ADVERSE REACTIONS (6.1)]*.
- Administer trimethoprim/sulfamethoxazole DS twice daily (BID) three times per week (or equivalent) as *Pneumocystis jiroveci* pneumonia (PCP) prophylaxis.
- Administer famciclovir 250 mg BID or equivalent as herpetic prophylaxis.

Continue PCP and herpes viral prophylaxis for a minimum of 2 months after completion of Campath or until the CD4+ count is ≥ 200 cells/µL, whichever occurs later *[see BOXED WARNING and WARNINGS AND PRECAUTIONS (5.3)]*.

2.3 Dose Modification

- Withhold Campath during serious infection or other serious adverse reactions until resolution.
- Discontinue Campath for autoimmune anemia or autoimmune thrombocytopenia.
- There are no dose modifications recommended for lymphopenia.

Campath/Alemtuzumab

Dose Modification for Neutropenia or Thrombocytopenia
[see WARNINGS AND PRECAUTIONS (5.1)]

Hematologic Values	Dose Modification*
ANC < 250/μL and/or platelet count ≤25,000/μL	
For first occurrence:	Withhold Campath therapy. Resume Campath at 30 mg when ANC ≥ 500/μL and platelet count ≥ 50,000/μL.
For second occurrence:	Withhold Campath therapy. Resume Campath at 10 mg when ANC ≥ 500/μL and platelet count ≥ 50,000/μL.
For third occurrence:	Discontinue Campath therapy.
≥ 50% decrease from baseline in patients initiating therapy with a baseline ANC ≤ 250/μL and/or a baseline platelet count ≤ 25,000/μL	
For first occurrence:	Withhold Campath therapy. Resume Campath at 30 mg upon return to baseline value(s).
For second occurrence:	Withhold Campath therapy. Resume Campath at 10 mg upon return to baseline value(s).
For third occurrence:	Discontinue Campath therapy.

*If the delay between dosing is ≥ 7 days, initiate therapy at Campath 3 mg and escalate to 10 mg and then to 30 mg as tolerated *[see DOSAGE AND ADMINISTRATION (2.1)]*.

2.4 Preparation and Administration

Use aseptic technique during the preparation and administration of Campath. Withdraw the necessary amount of Campath from the vial into a syringe.

- To prepare the 3 mg dose, withdraw 0.1 mL into a 1 mL syringe calibrated in increments of 0.01 mL.
- To prepare the 10 mg dose, withdraw 0.33 mL into a 1 mL syringe calibrated in increments of 0.01 mL.
- To prepare the 30 mg dose, withdraw 1 mL in either a 1 mL or 3 mL syringe calibrated in 0.1 mL increments.

Inject syringe contents into 100 mL sterile 0.9% Sodium Chloride USP or 5% Dextrose in Water USP. **Gently invert the bag to mix the solution.** Discard syringe.

Campath/Alemtuzumab

The vial contains no preservatives and is intended for single use only. DISCARD VIAL including any unused portion after withdrawal of dose.

Use within 8 hours after dilution. Store diluted Campath at room temperature (15-30°C) or refrigerated (2-8°C). Protect from light.

2.5 Incompatibilities

Campath is compatible with polyvinylchloride (PVC) bags and PVC or polyethylene-lined PVC administration sets. Do not add or simultaneously infuse other drug substances through the same intravenous line.

3 DOSAGE FORMS AND STRENGTHS

30 mg/1 mL single use vial

4 CONTRAINDICATIONS

None

5 WARNINGS AND PRECAUTIONS

5.1 Cytopenias

Severe, including fatal, autoimmune anemia and thrombocytopenia, and prolonged myelosuppression have been reported in patients receiving Campath.

In addition, hemolytic anemia, pure red cell aplasia, bone marrow aplasia, and hypoplasia have been reported after treatment with Campath at the recommended dose. Single doses of Campath greater than 30 mg or cumulative doses greater than 90 mg per week increase the incidence of pancytopenia.

Withhold Campath for severe cytopenias (except lymphopenia). Discontinue for autoimmune cytopenias or recurrent/persistent severe cytopenias (except lymphopenia) *[see DOSAGE AND ADMINISTRATION (2.3)]*. No data exist on the safety of Campath resumption in patients with autoimmune cytopenias or marrow aplasia *[see ADVERSE REACTIONS (6.1)]*.

5.2 Infusion Reactions

Adverse reactions occurring during or shortly after Campath infusion include pyrexia, chills/rigors, nausea, hypotension, urticaria, dyspnea, rash, emesis, and bronchospasm. In clinical trials, the frequency of infusion reactions was highest in the first week of

Campath/Alemtuzumab

treatment. Monitor for the signs and symptoms listed above and withhold infusion for Grade 3 or 4 infusion reactions *[see ADVERSE REACTIONS (6.1)]*.

The following serious, including fatal, infusion reactions have been identified in post-marketing reports: syncope, pulmonary infiltrates, acute respiratory distress syndrome (ARDS), respiratory arrest, cardiac arrhythmias, myocardial infarction, acute cardiac insufficiency, cardiac arrest, angioedema, and anaphylactoid shock.

Initiate Campath according to the recommended dose-escalation scheme [see *DOSAGE AND ADMINISTRATION (2)*]. Premedicate patients with an antihistamine and acetaminophen prior to dosing. Institute medical management (e.g., glucocorticoids, epinephrine, meperidine) for infusion reactions as needed *[see DOSAGE AND ADMINISTRATION (2.2)]*. If therapy is interrupted for 7 or more days, reinstitute Campath with gradual dose escalation *[see DOSAGE AND ADMINISTRATION (2.3)* and *ADVERSE REACTIONS (6)]*.

5.3 Immunosuppression/Infections

Campath treatment results in severe and prolonged lymphopenia with a concomitant increased incidence of opportunistic infections *[see ADVERSE REACTIONS (6.1)]*. Administer PCP and herpes viral prophylaxis during Campath therapy and for a minimum of 2 months after completion of Campath or until the CD4+ count is ≥ 200 cells/μL, whichever occurs later *[see DOSAGE AND ADMINISTRATION (2.2)]*. Prophylaxis does not eliminate these infections.

Routinely monitor patients for CMV infection during Campath treatment and for at least 2 months following completion of treatment. Withhold Campath for serious infections and during antiviral treatment for CMV infection or confirmed CMV viremia (defined as polymerase chain reaction (PCR) positive CMV in ≥ 2 consecutive samples obtained 1 week apart) *[see ADVERSE REACTIONS (6.1)]*. Initiate therapeutic ganciclovir (or equivalent) for CMV infection or confirmed CMV viremia *[see DOSAGE AND ADMINISTRATION (2.3)]*.

Administer only irradiated blood products to severely lymphopenic patients to avoid Graft versus Host Disease (GVHD), unless emergent circumstances dictate immediate transfusion.[1]

In patients receiving Campath as initial therapy, recovery of CD4+ counts to ≥ 200 cells/μL occurred by 6 months post-treatment; however at 2 months post-treatment, the

Campath/Alemtuzumab

median was 183 cells/µL. In previously treated patients receiving Campath, the median time to recovery of CD4+ counts to ≥ 200 cells/µL was 2 months; however, full recovery (to baseline) of CD4+ and CD8+ counts may take more than 12 months *[see BOXED WARNING and ADVERSE REACTIONS (6)]*.

5.4 Laboratory Monitoring

Obtain complete blood counts (CBC) at weekly intervals during Campath therapy and more frequently if worsening anemia, neutropenia, or thrombocytopenia occurs. Assess CD4+ counts after treatment until recovery to ≥ 200 cells/µL *[see WARNINGS AND PRECAUTIONS (5.3) and ADVERSE REACTIONS (6)]*.

5.5 Immunization

The safety of immunization with live viral vaccines following Campath therapy has not been studied. Do not administer live viral vaccines to patients who have recently received Campath. The ability to generate an immune response to any vaccine following Campath therapy has not been studied.

6 ADVERSE REACTIONS

- Cytopenias *[see WARNINGS AND PRECAUTIONS (5.1)]*
- Infusion Reactions *[see WARNINGS AND PRECAUTIONS (5.2)]*
- Immunosuppression/Infections *[see WARNINGS AND PRECAUTIONS (5.3)]*

The most common adverse reactions with Campath are: infusion reactions (pyrexia, chills, hypotension, urticaria, nausea, rash, tachycardia, dyspnea), cytopenias (neutropenia, lymphopenia, thrombocytopenia, anemia), infections (CMV viremia, CMV infection, other infections), gastrointestinal symptoms (nausea, emesis, abdominal pain), and neurological symptoms (insomnia, anxiety). The most common serious adverse reactions are cytopenias, infusion reactions, and immunosuppression/infections.

6.1 Clinical Trials Experience

Campath/Alemtuzumab

The data below reflect exposure to Campath in 296 patients with CLL of whom 147 were previously untreated and 149 received at least 2 prior chemotherapy regimens. The median duration of exposure was 11.7 weeks for previously untreated patients and 8 weeks for previously treated patients.

Lymphopenia: Severe lymphopenia and a rapid and sustained decrease in lymphocyte subsets occurred in previously untreated and previously treated patients following administration of Campath. In previously untreated patients, the median CD4+ was 0 cells/μL at one month after treatment and 238 cells/μL [25-75% interquartile range 115 to 418 cells/μL at 6 months post-treatment *[see WARNINGS AND PRECAUTIONS (5.3)]*.

Neutropenia: In previously untreated patients, the incidence of Grade 3 or 4 neutropenia was 42% with a median time to onset of 31 days and a median duration of 37 days. In previously treated patients, the incidence of Grade 3 or 4 neutropenia was 64% with a median duration of 28 days. Ten percent of previously untreated patients and 17% of previously treated patients received granulocyte colony stimulating factors.

Anemia: In previously untreated patients, the incidence of Grade 3 or 4 anemia was 12% with a median time to onset of 31 days and a median duration of 8 days. In previously treated patients, the incidence of Grade 3 or 4 anemia was 38%. Seventeen percent of previously untreated patients and 66% of previously treated patients received either erythropoiesis stimulating agents, transfusions or both.

Thrombocytopenia: In previously untreated patients, the incidence of Grade 3 or 4 thrombocytopenia was 14% with a median time to onset of 9 days and a median duration of 14 days. In previously treated patients, the incidence of Grade 3 or 4 thrombocytopenia was 52% with a median duration of 21 days. Autoimmune thrombocytopenia was reported in 2% of previously treated patients with one fatality.

Infusion reactions: Infusion reactions, which included pyrexia, chills, hypotension, urticaria, and dyspnea, were common. Grade 3 and 4 pyrexia and/or chills occurred in approximately 10% of previously untreated patients and in approximately 35% of previously treated patients. The occurrence of infusion reactions was greatest during the initial week of treatment and decreased with subsequent doses of Campath. All patients were pretreated with antipyretics and antihistamines; additionally, 43% of previously untreated patients received glucocorticoid pre-treatment.

Campath/Alemtuzumab

Infections: In the study of previously untreated patients, patients were tested weekly for CMV using a PCR assay from initiation through completion of therapy, and every 2 weeks for the first 2 months following therapy. CMV infection occurred in 16% (23/147) of previously untreated patients; approximately one-third of these infections were serious or life threatening. In studies of previously treated patients in which routine CMV surveillance was not required, CMV infection was documented in 6% (9/149) of patients; nearly all of these infections were serious or life threatening.

Other infections were reported in approximately 50% of patients across all studies. Grade 3 - 5 sepsis ranged from 3% to 10% across studies and was higher in previously treated patients. Grade 3 - 4 febrile neutropenia ranged from 5 to 10% across studies and was higher in previously treated patients. Infection-related fatalities occurred in 2% of previously untreated patients and 16% of previously treated patients. There were 198 episodes of other infection in 109 previously untreated patients; 16% were bacterial, 7% were fungal, 4% were other viral, and in 73%, the organism was not identified.

Cardiac: Cardiac dysrhythmias occurred in approximately 14% of previously untreated patients. The majority were tachycardias and were temporally associated with infusion; dysrhythmias were Grade 3 or 4 in 1% of patients.

<u>*Previously Untreated Patients*</u>

Table 1 contains selected adverse reactions observed in 294 patients randomized (1:1) to receive Campath or chlorambucil as first line therapy for B-CLL. Campath was administered at a dose of 30 mg intravenously three times weekly for up to 12 weeks. The median duration of therapy was 11.7 weeks with a median weekly dose of 82 mg (25-75% interquartile range: 69 mg – 90 mg).

Campath/Alemtuzumab

Table 1

Per Patient Incidence of Selected[1] Adverse Reactions in Treatment Naive B-CLL Patients					
		Campath (n=147)		Chlorambucil (n=147)	
		All Grades[2] %	Grades 3-4 %	All Grades %	Grades 3-4 %
Blood and Lymphatic System Disorders	Lymphopenia	97	97	9	1
	Neutropenia	77	42	51	26
	Anemia	76	13	54	18
	Thrombocytopenia	71	13	70	14
General Disorders and Administration Site Conditions	Pyrexia	69	10	11	1
	Chills	53	3	1	0
Infections and Infestations	CMV viremia[3]	55	4	8	0
	CMV infection	16	5	0	0
	Other infections	74	21	65	10
Skin and Subcutaneous Tissue Disorders	Urticaria	16	2	1	0
	Rash	13	1	4	0
	Erythema	4	0	1	0
Vascular Disorders	Hypotension	16	1	0	0
	Hypertension	14	5	2	1
Nervous System Disorders	Headache	14	1	8	0
	Tremor	3	0	1	0
Respiratory, Thoracic and Mediastinal Disorders	Dyspnea	14	4	7	3
Gastrointestinal Disorders	Diarrhea	10	1	4	0
Psychiatric Disorders	Insomnia	10	0	3	0
	Anxiety	8	0	1	0
Cardiac Disorders	Tachycardia	10	0	1	0

[1]Adverse reactions occurring at a higher relative frequency in the Campath arm
[2]NCI CTC version 2.0 for adverse reactions; NCI CTCAE version 3.0 for laboratory values
[3]CMV viremia (without evidence of symptoms) includes both cases of single PCR positive test results and of confirmed CMV viremia (≥ 2 occasions in consecutive samples 1 week apart). For the latter, ganciclovir (or equivalent) was initiated per protocol.

Previously Treated Patients

Additional safety information was obtained from 3 single arm studies of 149 previously treated patients with CLL administered 30 mg Campath intravenously three times weekly for 4 to 12 weeks (median cumulative dose 673 mg [range 2 – 1106 mg]; median duration of therapy 8.0 weeks). Adverse reactions in these studies not listed in Table 1 that

Campath/Alemtuzumab

occurred at an incidence rate of > 5% were fatigue, nausea, emesis, musculoskeletal pain, anorexia, dysesthesia, mucositis, and bronchospasm.

6.2 Immunogenicity

As with all therapeutic proteins, there is potential for immunogenicity. Using an ELISA assay, anti-human antibodies (HAHA) were detected in 11 of 133 (8.3%) previously untreated patients. In addition, two patients were weakly positive for neutralizing activity. Limited data suggest that the anti-Campath antibodies did not adversely affect tumor response. Four of 211 (1.9%) previously-treated patients were found to have antibodies to Campath following treatment.

The incidence of antibody formation is highly dependent on the sensitivity and specificity of the assay. Additionally, the observed incidence of antibody (including neutralizing antibody) positivity in an assay may be influenced by several factors including assay methodology, sample handling, timing of sample collection, concomitant medications, and underlying disease. For these reasons, comparison of the incidence of antibodies to Campath with the incidence of antibodies to other products may be misleading.

6.3 Postmarketing Experience

Fatal infusion reactions: *[see WARNINGS AND PRECAUTIONS (5.2)]*.

Infections: Epstein-Barr Virus (EBV), Progressive Multifocal Leukoencephalopathy (PML).

Immune disorders: Goodpasture's syndrome, Graves' disease, aplastic anemia, Guillain Barré syndrome, chronic inflammatory demyelinating polyradiculoneuropathy, serum sickness.

Cardiovascular: cardiomyopathy, decreased ejection fraction (in patients previously treated with cardiotoxic agents).

Campath/Alemtuzumab

Metabolic: Tumor lysis syndrome

Neurologic: Optic neuropathy

7 DRUG INTERACTIONS

No formal drug interaction studies have been performed with Campath.

8 USE IN SPECIFIC POPULATIONS

8.1 Pregnancy

Pregnancy Category C

Animal reproduction studies have not been conducted with Campath. IgG antibodies, such as Campath, can cross the placental barrier. It is not known whether Campath can cause fetal harm when administered to a pregnant woman or can affect reproduction capacity. Campath should be given to a pregnant woman only if clearly needed.

8.3 Nursing Mothers

Excretion of Campath in human breast milk has not been studied; it is not known whether this drug is excreted in human milk. IgG antibodies, such as Campath, can be excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from Campath, a decision should be made whether to discontinue nursing or to discontinue the drug, taking into account the elimination half-life of Campath and the importance of the drug to the mother.

8.4 Pediatric Use

8.5 Geriatric Use

Of 147 previously untreated B-CLL patients treated with Campath, 35% were ≥ age 65 and 4% were ≥ age 75. Of 149 previously treated patients with B-CLL, 44% were ≥ 65 years of age and 10% were ≥ 75 years of age. Clinical studies of Campath did not include sufficient number of subjects age 65 and over to determine whether they respond differently than younger subjects. Other reported clinical experience has not identified differences in responses between the elderly and younger patients.

Campath/Alemtuzumab

10 OVERDOSAGE

Across all clinical experience, the reported maximum single dose received was 90 mg. Bone marrow aplasia, infections, or severe infusions reactions occurred in patients who received a dose higher than recommended.

One patient received an 80 mg dose by IV infusion and experienced acute bronchospasm, cough, and dyspnea, followed by anuria and death. Another patient received two 90 mg doses by IV infusion one day apart during the second week of treatment and experienced a rapid onset of bone marrow aplasia.

There is no known specific antidote for Campath overdosage. Treatment consists of drug discontinuation and supportive therapy.

11 DESCRIPTION

Campath (alemtuzumab) is a recombinant DNA-derived humanized monoclonal antibody (Campath-1H) directed against the 21-28 kD cell surface glycoprotein, CD52. Campath-1H is an IgG1 kappa antibody with human variable framework and constant regions, and complementarity-determining regions from a murine (rat) monoclonal antibody (Campath-1G). The Campath-1H antibody has an approximate molecular weight of 150 kD. Campath is produced in mammalian cell (Chinese hamster ovary) suspension culture in a medium containing neomycin. Neomycin is not detectable in the final product.

Campath is a sterile, clear, colorless, isotonic solution (pH 6.8-7.4) for injection. Each single use vial of Campath contains 30 mg alemtuzumab, 8.0 mg sodium chloride, 1.44 mg dibasic sodium phosphate, 0.2 mg potassium chloride, 0.2 mg monobasic potassium phosphate, 0.1 mg polysorbate 80, and 0.0187 mg disodium edetate dihydrate. No preservatives are added.

12 CLINICAL PHARMACOLOGY

12.1 Mechanism of Action

Campath binds to CD52, an antigen present on the surface of B and T lymphocytes, a majority of monocytes, macrophages, NK cells, and a subpopulation of granulocytes. A proportion of bone marrow cells, including some $CD34^+$ cells, express variable levels of CD52. The proposed mechanism of action is antibody-dependent cellular-mediated lysis following cell surface binding of Campath to the leukemic cells.

Campath/Alemtuzumab

12.3 Pharmacokinetics

Campath pharmacokinetics were characterized in a study of 30 previously treated B-CLL patients in whom Campath was administered at the recommended dose and schedule. Campath pharmacokinetics displayed nonlinear elimination kinetics. After the last 30 mg dose, the mean volume of distribution at steady-state was 0.18 L/kg (range 0.1 to 0.4 L/kg). Systemic clearance decreased with repeated administration due to decreased receptor-mediated clearance (i.e., loss of CD52 receptors in the periphery). After 12 weeks of dosing, patients exhibited a seven-fold increase in mean AUC. Mean half-life was 11 hours (range 2 to 32 hours) after the first 30 mg dose and was 6 days (range 1 to 14 days) after the last 30 mg dose.

Comparisons of AUC in patients ≥ 65 years (n=6) versus patients < 65 years (n=15) suggested that no dose adjustments are necessary for age. Comparisons of AUC in female patients (n=4) versus male patients (n=17) suggested that no dose adjustments are necessary for gender.

The pharmacokinetics of Campath in pediatric patients have not been studied. The effects of renal or hepatic impairment on the pharmacokinetics of Campath have not been studied.

13 NONCLINICAL TOXICOLOGY

13.1 Carcinogenesis, Mutagenesis, Impairment of Fertility

No long-term studies in animals have been performed to establish the carcinogenic or mutagenic potential of Campath, or to determine its effects on fertility in males or females.

14 CLINICAL STUDIES

14.1 Previously Untreated B-CLL Patients

Campath was evaluated in an open-label, randomized (1:1) active-controlled study in previously untreated patients with B-CLL, Rai Stage I-IV, with evidence of progressive disease requiring therapy. Patients received either Campath 30 mg IV 3 times/week for a maximum of 12 weeks or chlorambucil 40 mg/m^2 PO once every 28 days, for a maximum of 12 cycles.

Of the 297 patients randomized, the median age was 60 years, 72% were male, 99% were Caucasian, 96% had a WHO performance status 0-1, 23% had maximum lymph node

Campath/Alemtuzumab

diameter ≥ 5cm, 34% were Rai Stage III/IV, and 8% were treated in the U.S.

Patients randomized to receive Campath experienced longer progression free survival (PFS) compared to those randomized to receive chlorambucil (median PFS 14.6 months vs. 11.7 months, respectively). The overall response rates were 83% and 55% ($p < 0.0001$) and the complete response rates were 24% and 2% ($p < 0.0001$) for Campath and chlorambucil arms, respectively. The Kaplan-Meier curve for PFS is shown in **Figure 1**.

Figure 1

Progression Free Survival in Previously Untreated B-CLL Patients[1]

Estimated Probability
100
75
50
25
0
0
4
8
12
16
20
24
28
32
36
40
Time (Months)
Hazard Ratio: 0.58
95% CI: 0.43, 0.77
Stratified log-rank test: p=0.0001
No. at risk
Campath 149 122 102 77 62 49 31 4 1 1
Chlorambucil 148 110 83 60 40 25 17 5 1 0

[1] Log-rank test adjusted for Rai Stage (I-II vs. III-IV).

14.2 Previously Treated B-CLL Patients

Campath was evaluated in three multicenter, open-label, single arm studies of 149 patients with B-CLL previously treated with alkylating agents, fludarabine, or other chemotherapies. Patients were treated with the recommended dose of Campath, 30 mg intravenously, three times per week for up to 12 weeks. Partial response rates of 21 to 31% and complete response rates of 0 to 2% were observed.

15 REFERENCES

[1] American Association of Blood Banks, America's Blood Centers, American Red Cross. Circular of Information for the Use of Human Blood and Blood Components. July 2002.

Campath/Alemtuzumab

16 HOW SUPPLIED/STORAGE AND HANDLING

Campath (alemtuzumab) is supplied in single-use clear glass vials containing 30 mg of alemtuzumab in 1 mL of solution. Each carton contains three Campath vials (NDC 50419-357-03) or one Campath vial (NDC 50419-357-01).

Store Campath at 2-8°C (36-46°F). Do not freeze. If accidentally frozen, thaw at 2-8°C before administration. Protect from direct sunlight.

17 PATIENT COUNSELING INFORMATION

Cytopenias: Advise patients to report any signs or symptoms such as bleeding, easy bruising, petechiae or purpura, pallor, weakness or fatigue *[see WARNINGS AND PRECAUTIONS (5.1)* and *ADVERSE REACTIONS (6.1)]*.

Infusion Reactions: Advise patients of the signs and symptoms of infusion reactions and of the need to take premedications as prescribed *[see WARNINGS AND PRECAUTIONS (5.2) and OVERALL ADVERSE REACTIONS (6.1)]*.

Infections: Advise patients to immediately report symptoms of infection (e.g. pyrexia) and to take prophylactic anti-infectives for PCP (trimethoprim/sulfamethoxazole DS or equivalent) and for herpes virus (famciclovir or equivalent) as prescribed *[see WARNINGS AND PRECAUTIONS (5.3) and ADVERSE REACTIONS (6.1)]*.

Advise patients that irradiation of blood products is required until adequate lymphocyte recovery *[see WARNINGS AND PRECAUTIONS (5.3)]*.

Advise patients that they should not be immunized with live viral vaccines if they have recently been treated with Campath *[see WARNINGS AND PRECAUTIONS (5.5)]*.

Advise male and female patients with reproductive potential to use effective contraceptive methods during treatment and for a minimum of 6 months following Campath therapy *[see NONCLINICAL TOXICOLOGY (13.1)]*.

U.S. Patents: 5,846,534; 6,569,430

Manufactured by: Genzyme Corporation, Cambridge, MA 02142

Distributed by: Bayer HealthCare Pharmaceuticals Inc., Wayne, NJ 07470

8036 (05/09)

HIGHLIGHTS OF PRESCRIBING INFORMATION
These highlights do not include all the information needed to use Clolar safely and effectively. See full prescribing information for Clolar.
Clolar® (clofarabine) Injection for intravenous use
Initial U.S. Approval: 2004

INDICATIONS AND USAGE

•
Clolar (clofarabine) Injection is a purine nucleoside metabolic inhibitor indicated for the treatment of pediatric patients 1 to 21 years old with relapsed or refractory acute lymphoblastic leukemia after at least two prior regimens. Randomized trials demonstrating increased survival or other clinical benefit have not been conducted. (1)

DOSAGE AND ADMINISTRATION

•	Administer the recommended pediatric dose of 52 mg/m2 as an intravenous infusion over 2 hours daily for 5 consecutive days of a 28-day cycle. Repeat cycles every 2-6 weeks. (2.1)
•
Provide supportive care, such as intravenous infusion fluids, allopurinol, and alkalinization of urine throughout the 5 days of Clolar administration to reduce the effects of tumor lysis and other adverse events. Discontinue Clolar if hypotension develops during the 5 days of administration. (2.1)

•	Monitor hepatic, renal, and cardiac function. (2.1)
•	Avoid use of certain medications. (2.2)
•	Use dose modification for toxicity. (2.3)
•
Filter Clolar through a sterile 0.2 micron syringe filter and then dilute with 5% Dextrose Injection, USP, or 0.9% Sodium Chloride Injection, USP, prior to intravenous infusion to a final concentration between 0.15 mg/mL and 0.4 mg/mL. (2.4)

•	To prevent drug incompatibilities, no other medications should be administered through the same intravenous line. (2.5)

DOSAGE FORMS AND STRENGTHS

•	20 mg/20 mL single-use vial. (3)

CONTRAINDICATIONS

•	None. (4)

WARNINGS AND PRECAUTIONS

Hematologic Toxicity
•	Monitor complete blood counts and platelet counts during Clolar therapy. (5.1)

Infections
•	Clolar use is likely to increase the risk of infection, including severe sepsis, as a result of bone marrow suppression. Monitor patients for signs and symptoms of infection and treat promptly. (5.2)

Hyperuricemia (Tumor Lysis)
•	Take precautions to prevent and monitor patients for signs and symptoms of tumor lysis syndrome, as well as signs and symptoms of cytokine release. (5.3)

Systemic Inflammatory Response Syndrome (SIRS) or Capillary Leak Syndrome
•	Discontinue Clolar immediately in the event of signs or symptoms of SIRS or Capillary Leak Syndrome
•	SIRS and Capillary Leak Syndrome may occur. Evaluate and monitor patients undergoing treatment for signs and symptoms of cytokine release. Consider use of steroids. (5.4)

Hepatic Enzymes
•	Monitor and discontinue treatment if necessary. (5.5)

Hepatic/Renal Impairment
•	Use with caution in patients with hepatic or renal impairment. Monitor hepatic and renal function. (5.6)

Use in Pregnancy
•	Fetal harm can occur when administered to a pregnant woman. Women should be advised to avoid becoming pregnant when receiving Clolar. (5.7, 8.1)

ADVERSE REACTIONS

Most common adverse reactions (≥ 10%): nausea, vomiting, diarrhea, febrile neutropenia, headache, rash, pruritus, pyrexia, fatigue, palmar-plantar erythrodysesthesia syndrome, anxiety, flushing, and mucosal inflammation (6).

To report SUSPECTED ADVERSE REACTIONS, contact Genzyme Corporation at 800-RX-CLOLAR or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

USE IN SPECIFIC POPULATIONS

•	Safety and effectiveness have not been established in adults. (8.6)

1

See 17 for PATIENT COUNSELING INFORMATION

Revised: [10/2008]

FULL PRESCRIBING INFORMATION: CONTENTS*

1	INDICATIONS AND USAGE		2
2	DOSAGE AND ADMINISTRATION		2
	2.1	Recommended Dosage	2
	2.2	Recommended Concomitant Medications and Medications to Avoid	2
	2.3	Dose Modifications and Reinitiation of Therapy	2
	2.4	Reconstitution/Preparation	2
	2.5	Incompatibilities	2
3	DOSAGE FORMS AND STRENGTHS		2
4	CONTRAINDICATIONS		2
5	WARNINGS AND PRECAUTIONS		2
	5.1	Hematologic Toxicity	3
	5.2	Infections	3
	5.3	Hyperuricemia (Tumor Lysis)	3
	5.4	Systemic Inflammatory Response Syndrome (SIRS) and Capillary Leak Syndrome	3
	5.5	Hepatic Enzymes	3
	5.6	Hepatic and Renal Impairment	3
	5.7	Use in Pregnancy	3
6	ADVERSE REACTIONS		3
	6.1	Clinical Trials Experience	3
	6.2	Post-marketing Experience	6
7	DRUG INTERACTIONS		6
8	USE IN SPECIFIC POPULATIONS		6
	8.1	Pregnancy	6
	8.3	Nursing Mothers	6
	8.4	Pediatric Use	6
	8.5	Geriatric Use	6
	8.6	Adults with Hematologic Malignancies	6
10	OVERDOSAGE		6
11	DESCRIPTION		6
12	CLINICAL PHARMACOLOGY		6
	12.1	Mechanism of Action	6
	12.3	Pharmacokinetics	7
13	NONCLINICAL TOXICOLOGY		7
	13.1	Carcinogenesis, Mutagenesis, Impairment of Fertility	7
14	CLINICAL STUDIES		7
15	REFERENCES		8
16	HOW SUPPLIED/STORAGE AND HANDLING		8
17	PATIENT COUNSELING INFORMATION		8

*Sections or subsections omitted from the full prescribing information are not listed.

FULL PRESCRIBING INFORMATION

1.	INDICATIONS AND USAGE
Clolar® (clofarabine) Injection is indicated for the treatment of pediatric patients 1 to 21 years old with relapsed or refractory acute lymphoblastic leukemia after at least two prior regimens. This use is based on the induction of complete responses. Randomized trials demonstrating increased survival or other clinical benefit have not been conducted.

2.	DOSAGE AND ADMINISTRATION
2.1	Recommended Dosage
Administer the recommended pediatric dose of 52 mg/m2 as an intravenous infusion over 2 hours daily for 5 consecutive days.

•
Treatment cycles are repeated following recovery or return to baseline organ function, approximately every 2 to 6 weeks. The dosage is based on the patient’s body surface area (BSA), calculated using the actual height and weight before the start of each cycle. To prevent drug incompatibilities, no other medications should be administered through the same intravenous line.

•	Provide supportive care, such as intravenous fluids, allopurinol, and alkalinize urine throughout the 5 days of Clolar administration to reduce the effects of tumor lysis and other adverse events.
•	Discontinue Clolar if hypotension develops during the 5 days of administration.
•	Monitor renal and hepatic function during the 5 days of Clolar administration [see WARNINGS AND PRECAUTIONS (5.6)].
•	Monitor patients taking medications known to affect blood pressure. Monitor cardiac function during administration of Clolar.

2.2	Recommended Concomitant Medications and Medications to Avoid
•	Consider prophylactic anti-emetic medications as Clolar is moderately emetogenic.
•
Consider the use of prophylactic steroids to prevent signs or symptoms of Systemic Inflammatory Response Syndrome (SIRS) or capillary leak (e.g., hypotension, tachycardia, tachypnea, and pulmonary edema).

•	Consider avoiding drugs with known renal toxicity during the 5 days of Clolar administration.
•	Consider avoiding concomitant use of medications known to induce hepatic toxicity.

2.3	Dose Modifications and Reinitiation of Therapy
•	Hematologic Toxicity
•	Administer subsequent cycles no sooner than 14 days from the starting day of the previous cycle provided the patient’s ANC is ≥ 0.75 x 109/L.
•	If a patient experiences a Grade 4 neutropenia (ANC < 0.5 x 109/L) lasting ≥ 4 weeks, reduce dose by 25% for the next cycle.

•	Non-hematologic Toxicity
•	Withhold Clolar if a patient develops a clinically significant infection, until the infection is clinically controlled and then restart at the full dose.
•
Withhold Clolar if a Grade 3 non-infectious non-hematologic toxicity (excluding transient elevations in serum transaminases and/or serum bilirubin and/or nausea/vomiting that was controlled by antiemetic therapy) occurs. Re-institute Clolar administration at a 25% dose reduction when resolution or return to baseline.

•	Discontinue Clolar administration if a Grade 4 non-infectious non-hematologic toxicity occurs.
•
Discontinue Clolar administration if a patient shows early signs or symptoms of SIRS or capillary leak (e.g., hypotension, tachycardia, tachypnea, and pulmonary edema) occur and provide appropriate supportive measures.

•
Discontinue Clolar administration if Grade 3 or higher increases in creatinine or bilirubin are noted. Re-institute Clolar when the patient is stable and organ function has returned to baseline, generally with a 25% dose reduction. If hyperuricemia is anticipated (tumor lysis), prophylactically administer allopurinol.

2.4	Reconstitution/Preparation
Clolar should be filtered through a sterile 0.2 micron syringe filter and then diluted with 5% Dextrose Injection, USP, or 0.9% Sodium Chloride Injection, USP, prior to intravenous (IV) infusion to a final concentration between 0.15 mg/mL and 0.4 mg/mL. Use within 24 hours of preparation. Store diluted Clolar at room temperature (15-30°C).

2.5	Incompatibilities
Do not administer any other medications through the same intravenous line.

3.	DOSAGE FORMS AND STRENGTHS
20 mg/20 mL (1 mg/mL) single-use vial

4.	CONTRAINDICATIONS
None

5.	WARNINGS AND PRECAUTIONS
Clolar should be administered under the supervision of a qualified physician experienced in the use of antineoplastic therapy.

2

5.1	Hematologic Toxicity
Monitor complete blood counts and platelet counts during Clolar therapy.

Suppression of bone marrow function should be anticipated. This is usually reversible and appears to be dose dependent. Severe bone marrow suppression, including neutropenia, anemia, and thrombocyto-penia, has been observed in patients treated with Clolar. At initiation of treatment, most patients in the clinical studies had hematological impairment as a manifestation of leukemia. Because of the pre-existing immunocompromised condition of these patients and prolonged neutropenia that can result from treatment with Clolar, patients are at increased risk for severe opportunistic infections.

5.2	Infections
The use of Clolar is likely to increase the risk of infection, including severe sepsis, as a result of bone marrow suppression. Monitor patients for signs and symptoms of infection and treat promptly.

5.3	Hyperuricemia (Tumor Lysis)
Administration of Clolar may result in a rapid reduction in peripheral leukemia cells. Evaluate and monitor patients undergoing treatment for signs and symptoms of tumor lysis syndrome. Provide intravenous infusion fluids throughout the five days of Clolar administration to reduce the effects of tumor lysis and other adverse events. Administer allopurinol if hyperuricemia (tumor lysis) is expected.

5.4	Systemic Inflammatory Response Syndrome (SIRS) and Capillary Leak Syndrome
Evaluate and monitor patients undergoing treatment with Clolar for signs and symptoms of cytokine release (e.g., tachypnea, tachycardia, hypotension, pulmonary edema) that could develop into systemic inflammatory response syndrome (SIRS), capillary leak syndrome and organ dysfunction. Discontinue Clolar immediately in the event of clinically significant signs or symptoms of SIRS or capillary leak syndrome, either of which can be fatal, and consider use of steroids, diuretics, and albumin. Re-institute Clolar when the patient is stable, generally with a 25% dose reduction. The use of prophylactic steroids may be of benefit in preventing signs and symptoms of cytokine release.

5.5	Hepatic Enzymes
Hepato-biliary enzyme elevations were frequently observed in pediatric patients during treatment with Clolar. Some patients discontinued treatment due to hepatic enzyme abnormalities [see ADVERSE REACTIONS (6.1)].

5.6	Hepatic and Renal Impairment
Clolar has not been studied in patients with hepatic or renal dysfunction. Its use in such patients should be undertaken only with the greatest caution [see DOSAGE AND ADMINISTRATION (2.2)].

Patients who have previously received a hematopoietic stem cell transplant (HSCT) may be at higher risk for hepatotoxicity suggestive of veno-occlusive disease (VOD) following treatment with clofarabine (40 mg/m2) when used in combination with etoposide (100 mg/m2) and cyclophosphamide (440 mg/m2). Severe hepatotoxic events have been reported in an ongoing Phase 1/2 combination study of clofara-bine in pediatric patients with relapsed or refractory acute leukemia.

5.7	Use in Pregnancy
Clolar can cause fetal harm when administered to a pregnant woman. Intravenous doses of clofarabine in rats and rabbits administered during organogenesis caused an increase in resorptions, malformations, and variations [see USE IN SPECIFIC POPULATIONS (8.1)]

6.	ADVERSE REACTIONS
The following adverse reactions are discussed in greater detail in other sections of the label:
•	Severe Bone Marrow Suppression [see WARNINGS AND PRECAUTIONS (5.1)]
•	Serious Infections [see WARNINGS AND PRECAUTIONS (5.2)]
•	Hyperuricemia (Tumor Lysis) [see WARNINGS AND PRECAUTIONS (5.3)]
•	Systemic Inflammatory Response Syndrome (SIRS) and Capillary Leak Syndrome [see WARNINGS AND PRECAUTIONS (5.4)]
•	Hepatic and Renal Impairment [see WARNINGS AND PRECAUTIONS (5.6)]
•	Use in Pregnancy [see WARNINGS AND PRECAUTIONS (5.7)]

6.1	Clinical Trials Experience
Because clinical trials are conducted under widely varying conditions, adverse reaction rates observed in the clinical trials of a drug cannot be directly compared to rates in the clinical trials of another drug and may not reflect the rates observed in practice.

The data described below reflect exposure to Clolar in 115 pediatric patients with relapsed or refractory Acute Lymphoblastic Leukemia (ALL) (70 patients) or Acute Myelogenous Leukemia (AML) (45 patients). One hundred and fifteen (115) of the pediatric patients treated in clinical trials received the recommended dose of Clolar 52 mg/m2 daily × 5. The median number of cycles was 2. The median cumulative amount of Clolar received by pediatric patients during all cycles was 540 mg.

The most common adverse reactions with Clolar are: nausea, vomiting, diarrhea, febrile neutropenia, headache, rash, pruritus, pyrexia, fatigue, palmar-plantar erythrodysesthesia syndrome, anxiety, flushing, and mucosal inflammation.

Table 1 lists adverse events regardless of causality by System Organ Class, including severe or life-threatening (NCI CTC grade 3 or grade 4), reported in ≥ 5% of the 115 patients in the 52 mg/m2/day dose group (pooled analysis of pediatric patients with ALL and AML). More detailed information and follow-up of certain events is given below.

Table 1: Most Commonly Reported (≥ 5% Overall) Adverse Events
Regardless of Causality by System Organ Class (N=115 pooled analysis)

				Worst NCI Common
		ALL/AML		Terminology Criteria Grade¹
		(N=115)		3		4		5
System Organ Class¹	Preferred Term¹	N	%	N	%	N	%	N	%
Blood and Lymphatic	Febrile neutropenia	63	54.8	59	51.3	3	2.6	.	.
System Disorders	Neutropenia	11	9.6	3	2.6	8	7.0	.	.
Cardiac Disorders	Pericardial effusion	9	7.8	.	.	1	0.9	.	.
	Tachycardia	40	34.8	6	5.2	.	.	.	.

¹
Patients with more than one preferred term within a SOC are counted only once in the SOC totals. Patients with more than one occurrence of the same preferred term are counted only once within that term and at the highest severity grade.

3

Table 1: Most Commonly Reported (≥ 5% Overall) Adverse Events
Regardless of Causality by System Organ Class (N=115 pooled analysis)

				Worst NCI Common
		ALL/AML		Terminology Criteria Grade¹
		(N=115)		3		4		5
System Organ Class¹	Preferred Term¹	N	%	N	%	N	%	N	%
Gastrointestinal	Abdominal pain	40	34.8	8	7.0	.	.	.	.
Disorders	Abdominal pain upper	9	7.8	1	0.9	.	.	.	.
	Diarrhea	64	55.7	14	12.2	.	.	.	.
	Gingival bleeding	16	13.9	7	6.1	1	0.9	.	.
	Mouth hemorrhage	6	5.2	2	1.7	.	.	.	.
	Nausea	84	73.0	16	13.9	1	0.9	.	.
	Oral mucosal petechiae	6	5.2	4	3.5	.	.	.	.
	Proctalgia	9	7.8	2	1.7	.	.	.	.
	Stomatitis	8	7.0	1	0.9	.	.	.	.
	Vomiting	90	78.3	9	7.8	1	0.9	.	.
General Disorders	Asthenia	12	10.4	1	0.9	1	0.9	.	.
and Administration	Chills	39	33.9	3	2.6	.	.	.	.
Site Conditions	Fatigue	39	33.9	3	2.6	2	1.7	.	.
	Irritability	11	9.6	1	0.9	.	.	.	.
	Mucosal inflammation	18	15.7	2	1.7	.	.	.	.
	Edema	14	12.2	2	1.7	.	.	.	.
	Pain	17	14.8	7	6.1	1	0.9	.	.
	Pyrexia	45	39.1	16	13.9	.	.	.	.
Hepatobiliary Disorder	Jaundice	9	7.8	2	1.7	.	.	.	.
Infections and	Bacteremia	10	8.7	10	8.7	.	.	.	.
Infestations	Candidiasis	8	7.0	1	0.9	.	.	.	.
	Catheter related infection	14	12.2	13	11.3	.	.	.	.
	Cellulitis	9	7.8	7	6.1	.	.	.	.
	Clostridium colitis	8	7.0	6	5.2	.	.	.	.
	Herpes simplex	11	9.6	6	5.2	.	.	.	.
	Herpes zoster	8	7.0	6	5.2	.	.	.	.
	Oral candidiasis	13	11.3	2	1.7	.	.	.	.
	Pneumonia	11	9.6	6	5.2	1	0.9	1	0.9
	Sepsis	11	9.6	5	4.4	2	1.7	4	3.5
	Septic shock	8	7.0	1	0.9	2	1.7	5	4.4
	Staphylococcal bacteremia	7	6.1	5	4.4	1	0.9	.	.
	Staphylococcal sepsis	6	5.2	5	4.4	1	0.9	.	.
	Upper respiratory tract	6	5.2	1	0.9	.	.	.	.
	infection
Metabolism and Nutrition Disorders	Anorexia	34	29.6	6	5.2	8	7.0	.	.
Musculoskeletal and	Arthralgia	10	8.7	3	2.6	.	.	.	.
Connective Tissue	Back pain	12	10.4	3	2.6	.	.	.	.
Disorders	Bone pain	11	9.6	3	2.6	.	.	.	.
	Myalgia	16	13.9	.	.	.	.	.	.
	Pain in extremity	34	29.6	6	5.2	.	.	.	.
Neoplasms Benign, Malignant and Unspecified (incl. cysts and polyps)	Tumor lysis syndrome	7	6.1	7	6.1	.	.	.	.
Nervous System	Headache	49	42.6	6	5.2	.	.	.	.
Disorders	Lethargy	12	10.4	1	0.9	.	.	.	.
	Somnolence	11	9.6	1	0.9	.	.	.	.
Psychiatric Disorders	Agitation	6	5.2	1	0.9	.	.	.	.
	Anxiety	24	20.9	2	1.7	.	.	.	.
Renal and Urinary Disorders	Hematuria	15	13.0	2	1.7	.	.	.	.
Respiratory, Thoracic	Dyspnea	15	13.0	6	5.2	2	1.7	.	.
and Mediastinal	Epistaxis	31	27.0	15	13.0	.	.	.	.
Disorders	Pleural effusion	14	12.2	4	3.5	2	1.7	.	.
	Respiratory distress	12	10.4	5	4.4	4	3.5	1	0.9
	Tachypnea	10	8.7	4	3.5	1	0.9	.	.

¹
Patients with more than one preferred term within a SOC are counted only once in the SOC totals. Patients with more than one occurrence of the same preferred term are counted only once within that term and at the highest severity grade.

4

Table 1: Most Commonly Reported (≥ 5% Overall) Adverse Events
Regardless of Causality by System Organ Class (N=115 pooled analysis) (Continued)

				Worst NCI Common
		ALL/AML		Terminology Criteria Grade¹
		(N=115)		3		4		5
System Organ Class¹	Preferred Term¹	N	%	N	%	N	%	N	%
Skin and	Erythema	13	11.3	.	.	.	.	.	.
Subcutaneous	Palmar-plantar
Tissue Disorders	erythrodysesthesia
	syndrome	18	15.7	8	7.0	.	.	.	.
	Petechiae	30	26.1	7	6.1	.	.	.	.
	Pruritus	49	42.6	1	0.9	.	.	.	.
	Rash	44	38.3	8	7.0	.	.	.	.
	Rash pruritic	9	7.8	.	.	.	.	.	.
Vascular Disorders	Flushing	22	19.1	.	.	.	.	.	.
	Hypertension	15	13.0	6	5.2	.	.	.	.
	Hypotension	33	28.7	13	11.3	9	7.8	.	.

¹
Patients with more than one preferred term within a SOC are counted only once in the SOC totals. Patients with more than one occurrence of the same preferred term are counted only once within that term and at the highest severity grade.

The following less common adverse reactions have been reported in 1-4% of the 115 pediatric patients with ALL or AML:

Gastrointestinal Disorders: cecitis, pancreatitis
Hepatobiliary Disorders: hyperbilirubinemia
Immune System Disorders: hypersensitivity
Infections and Infestations: bacterial infection, Enterococcal bacteremia, Escherichia bacteremia, Escherichia sepsis, fungal infection, fungal sepsis, gastroenteritis adenovirus, infection, influenza, Parainfluenza virus infection, pneumonia fungal, pneumonia primary atypical, Respiratory syncytial virus infection, sinusitis, staphylococcal infection
Investigations: blood creatinine increased
Psychiatric Disorders: mental status change
Respiratory, Thoracic and Mediastinal Disorder: pulmonary edema

Table 2 lists the incidence of treatment emergent laboratory abnormalities after Clolar administration at 52 mg/m2 among pediatric patients with ALL and AML (N=115).

Table 2: Incidence of Treatment Emergent Laboratory Abnormalities
After Clolar® Administration

Parameter	Any Grade	Grade 3 or higher
Anemia (N=114)	95 (83.3)%	86 (75.4)%
Leukopenia (N=114)	100 (87.7)%	100 (87.7)%
Lymphopenia (N=113)	93 (82.3)%	93 (82.3)%
Neutropenia (N=113)	72 (63.7)%	72 (63.7)%
Thrombocytopenia (N=114)	92 (80.7)%	91 (79.8)%
Elevated Creatinine (N=115)	57 (49.5)%	9 (7.8)%
Elevated SGOT (N=100)	74 (74.0)%	36 (36.0)%
Elevated SGPT (N=113)	91 (80.5)%	49 (43.4)%
Elevated Total Bilirubin (N=114)	51 (44.7)%	15 (13.2)%

Hematologic Toxicity
The most frequently reported hematologic adverse reactions in pediatric patients included febrile neutropenia (55%) and non-febrile neutropenia (10%).

Infection
At baseline, 48% of the pediatric patients had 1 or more concurrent infections. A total of 83% of patients experienced at least 1 infection after Clolar treatment, including fungal, viral and bacterial infections.

Hepatic
Hepato-biliary toxicities were frequently observed in pediatric patients during treatment with Clolar. Grade 3 or 4 elevated aspartate aminotransferase (AST) occurred in 36% of patients and grade 3 or 4 elevated alanine aminotransferase (ALT) occurred in 44% of patients. Grade 3 or 4 elevated bilirubin occurred in 13% of patients, with 2 events reported as grade 4 hyperbilirubinemia (2%), one of which resulted in treatment discontinuation, one patient had multi-organ failure and died. Two reports (2%) of veno-occlusive disease (VOD) were considered related to study drug.

For patients with follow-up data, elevations in AST and ALT were transient and typically ≤ 15 days duration. The majority of AST and ALT elevations occurred within 10 days of Clolar administration and returned to ≤ grade 2 within 15 days. Where follow-up data are available, the majority of bilirubin elevations returned to ≤ grade 2 within 10 days. Eight patients had grade 3 or 4 elevations in serum bilirubin at the last time point measured; these patients died due to sepsis and/or multi-organ failure.

Renal
The most prevalent renal toxicity in pediatric patients was elevated creatinine. Grade 3 or 4 elevated creatinine occurred in 8% of patients. Acute renal failure was reported in 3 patients (3%) at grade 3 and 2 patients (2%) with grade 4. Nephrotoxic medications, tumor lysis, and tumor lysis with hyperuricemia may contribute to renal toxicity. Hematuria was observed in 13% of patients overall.

Systemic Inflammatory Response Syndrome (SIRS)
Adverse reactions of SIRS were reported in 2 patients (2%) [see WARNINGS AND PRECAUTIONS (5.4)]

Capillary Leak Syndrome
Adverse reactions of capillary leak syndrome were reported in 4 patients (4%). Symptoms included rapid onset of respiratory distress, hypotension, pleural and pericardial effusion, and multi-organ failure.

5

Close monitoring for this syndrome and early intervention are recommended. The use of prophylactic steroids (e.g., 100 mg/m2 hydrocortisone on Days 1 through 3) may be of benefit in preventing signs or symptoms of SIRS or capillary leak. Physicians should be alert to early indications of this syndrome and should immediately discontinue Clolar administration if they occur and provide appropriate supportive measures. After the patient is stabilized and organ function has returned to baseline, re-treatment with Clolar can be considered with a 25% dose reduction.

6.2	Post-marketing Experience
The following adverse reactions have been identified during post-approval use of Clolar. Because these reactions are reported voluntarily from a population of uncertain size, it is not always possible to reliably estimate their frequency or establish a causal relationship to drug exposure. Decisions to include these reactions in labeling are typically based on one or more of the following factors: (1) seriousness of the reaction, (2) reported frequency of the reaction, or (3) strength of causal connection to Clolar.
•	Blood and lymphatic system disorders: bone marrow failure
•
Hepatobiliary disorders: Serious hepatotoxic adverse reactions of veno-occlusive disease have been reported in adult patients following HSCT. These patients received conditioning regimens that included busulfan, melphalan, and/or the combination of cyclophosphamide and total body irradiation.

•
Skin and subcutaneous tissue disorders: Occurrences of Stevens-Johnson Syndrome (SJS) and toxic epidermal necrolysis (TEN) have been reported in patients who were receiving or had recently been treated with Clolar and other medications (e.g., allopurinol or antibiotics) known to cause these syndromes.

7.	DRUG INTERACTIONS
Although no clinical drug-drug interaction studies have been conducted to date, on the basis of the in vitro studies, cytochrome p450 inhibitors and inducers are unlikely to affect the metabolism of clofarabine. The effect of clofarabine on the metabolism of cytochrome p450 substrates has not been studied.

8.	USE IN SPECIFIC POPULATIONS
8.1	Pregnancy
Pregnancy Category D

Clolar (clofarabine) may cause fetal harm when administered to a pregnant woman.

Clofarabine was teratogenic in rats and rabbits. Developmental toxicity (reduced fetal body weight and increased post-implantation loss) and increased incidences of malformations and variations (gross external, soft tissue, skeletal and retarded ossification) were observed in rats receiving 54 mg/m2/day (approximately equivalent to the recommended clinical dose on a mg/m2 basis), and in rabbits receiving 12 mg/m2/day (approximately 23% of the recommended clinical dose on a mg/m2 basis).

There are no adequate and well-controlled studies in pregnant women using clofarabine. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to the fetus.

Women of childbearing potential should be advised to avoid becoming pregnant while receiving treatment with clofarabine. All patients should be advised to use effective contraceptive measures to prevent pregnancy.

8.3	Nursing Mothers
It is not known whether clofarabine or its metabolites are excreted in human milk. Because of the potential for tumorigenicity shown for clofarabine in animal studies and the potential for serious adverse reactions, women treated with clofarabine should not nurse. Female patients should be advised to avoid breast-feeding during treatment with Clolar.

8.4	Pediatric Use
Safety and effectiveness have been established in pediatric patients 1 to 21 years old with relapsed or refractory acute lymphoblastic leukemia.

8.5	Geriatric Use
Safety and effectiveness of Clolar has not been established in geriatric patients aged 65 and older.

8.6	Adults with Hematologic Malignancies
Safety and effectiveness have not been established in adults.

10.	OVERDOSAGE
There were no known overdoses of Clolar. The highest daily dose administered to a human to date (on a mg/m2 basis) has been 70 mg/m2/day × 5 days (2 pediatric ALL patients). The toxicities included in these 2 patients included grade 4 hyperbilirubinemia, grade 2 and 3 vomiting, and grade 3 maculopapular rash. In a Phase I study of adults with refractory and/or relapsed hematologic malignancies, the recommended pediatric dose of 52 mg/m2/day was not tolerated.

11.	DESCRIPTION
Clolar (clofarabine) Injection contains clofarabine, a purine nucleoside metabolic inhibitor. Clolar (1 mg/mL) is supplied in a 20 mL, single-use vial. The 20 mL vial contains 20 mg clofarabine formulated in 20 mL unbuffered normal saline (comprised of Water for Injection, USP, and Sodium Chloride, USP). The pH range of the solution is 4.5 to 7.5. The solution is sterile, clear and practically colorless, and is preservative-free.

12. 12.1	CLINICAL PHARMACOLOGY Mechanism of Action
Clofarabine is sequentially metabolized intracellularly to the 5’-monophosphate metabolite by deoxycytidine kinase and mono- and di-phospho-kinases to the active 5’-triphosphate metabolite. Clofarabine has high affinity for the activating phosphorylating enzyme, deoxycytidine kinase, equal to or greater than that of the natural substrate, deoxycytidine. Clofarabine inhibits DNA synthesis by decreasing cellular deoxynucleotide triphosphate pools through an inhibitory action on ribonucleotide reductase, and by terminating DNA chain elongation and inhibiting repair through incorporation into the DNA chain by competitive inhibition of DNA polymerases. The affinity of clofarabine triphosphate for these enzymes is similar to or greater than that of deoxyadenosine triphosphate. In preclinical models, clofarabine has demonstrated the ability to inhibit DNA repair by incorporation into the DNA chain during the repair process. Clofarabine 5’-triphosphate also disrupts the integrity of mitochondrial membrane, leading to the release of the pro-apoptotic mitochondrial proteins, cytochrome C and apoptosis-inducing factor, leading to programmed cell death. Clofarabine is cytotoxic to rapidly proliferating and quiescent cancer cell types in vitro.

6

12.3	Pharmacokinetics
The population pharmacokinetics of Clolar were studied in 40 pediatric patients aged 2 to 19 years (21 males/19 females) with relapsed or refractory acute lymphoblastic leukemia (ALL) or acute myelogenous leukemia (AML). At the given 52 mg/m2 dose, similar concentrations were obtained over a wide range of body surface areas (BSAs). Clofarabine was 47% bound to plasma proteins, predominantly to albumin. Based on non-compartmental analysis, systemic clearance and volume of distribution at steady-state were 28.8 L/h/m2 and 172 L/m2, respectively. The terminal half-life was 5.2 hours. No apparent difference in pharmacokinetics was observed between patients with ALL and AML or between males and females.

No relationship between clofarabine or clofarabine triphosphate exposure and toxicity or response was found in this population.

Based on 24-hour urine collections in the pediatric studies, 49-60% of the dose is excreted in the urine unchanged. In vitro studies using isolated human hepatocytes indicate very limited metabolism (0.2%). The pathways of non-hepatic elimination remain unknown.

The pharmacokinetics of clofarabine have not been evaluated in patients with renal or hepatic dysfunction.

13.	NONCLINICAL TOXICOLOGY
13.1	Carcinogenesis, Mutagenesis, Impairment of Fertility
Clofarabine has not been tested for carcinogenic potential.

Clofarabine showed clastogenic activity in the in vitro mammalian cell chromosome aberration assay (CHO cells) and in the in vivo rat micronucleus assay. It did not show evidence of mutagenic activity in the bacterial mutation assay (Ames test).

Studies in mice, rats, and dogs have demonstrated dose-related adverse effects on male reproductive organs. Seminiferous tubule and testicular degeneration and atrophy were reported in male mice receiving intraperitoneal (IP) doses of 3 mg/kg/day (9 mg/m2/day, approximately 17% of clinical recommended dose on a mg/m2 basis). The testes of rats receiving 25 mg/kg/day (150 mg/m2/day, approximately 3 times the recommended clinical dose on a mg/m2 basis) in a 6-month IV study had bilateral degeneration of the seminiferous epithelium with retained spermatids and atrophy of interstitial cells. In a 6-month IV dog study, cell degeneration of the epididymis and degeneration of the seminiferous epithelium in the testes were observed in dogs receiving 0.375 mg/kg/day (7.5 mg/m2/day, approximately 14% of the clinical recommended dose on a mg/m2 basis). Ovarian atrophy or degeneration and uterine mucosal apoptosis were observed in female mice at 75 mg/kg/day (225 mg/m2/day, approximately 4-fold of recommended human dose on a mg/m2 basis), the only dose administered to female mice. The effect on human fertility is unknown.

14.	CLINICAL STUDIES
Seventy-eight (78) pediatric patients with ALL were exposed to Clolar. Seventy (70) of the patients received the recommended pediatric dose of Clolar 52 mg/m2 daily x 5 as an intravenous (IV) infusion.

Dose Escalation Study in Pediatric Patients with Hematologic Malignancies
The safety and efficacy of Clolar were evaluated in pediatric patients with refractory or relapsed hematologic malignancies in an open-label, dose-escalation, noncomparative study. The starting dose of Clolar was 11.25 mg/m2/day IV infusion daily × 5 and escalated to 70 mg/m2/day IV infusion daily × 5. This dosing schedule was repeated every 2 to 6 weeks depending on toxicity and response. Nine of 17 ALL patients were treated with Clolar 52 mg/m2 daily × 5. In the 17 ALL patients there were 2 complete remissions (12%) and 2 partial remissions (12%) at varying doses. Dose-limiting toxicities (DLTs) in this study were reversible hyperbilirubinemia and elevated transaminase levels and skin rash, experienced at 70 mg/m2. As a result of this study, the recommended dose for subsequent study in pediatric patients was determined to be 52 mg/m2/day for 5 days.

Single Arm Study in Pediatric ALL
Clolar was evaluated in an open-label, single arm study of 61 pediatric patients with relapsed/refractory ALL. Patients received a dose of 52 mg/m2 over 2 hours for 5 consecutive days repeated every 2 to 6 weeks for up to 12 cycles. There was no dose escalation in this study.

All patients had disease that had relapsed after and/or was refractory to two or more prior therapies. Most patients, 38/61 (62%), had received > 2 prior regimens and 18/61 (30%) of the patients had undergone at least 1 prior transplant. The median age of the treated patients was 12 years, 61% were male, 39% were female, 44% were Caucasian, 38% were Hispanic, 12% were African-American, 2% were Asian and 5% were Other race.

The overall remission (OR) rate (Complete Remission [CR] + CR in the absence of total platelet recovery [CRp]) was evaluated. CR was defined as no evidence of circulating blasts or extramedullary disease, an M1 bone marrow (≤ 5% blasts), and recovery of peripheral counts [platelets ≥ 100 × 109/L and absolute neutrophil count (ANC) ≥ 1.0 × 109/L]. CRp was defined as meeting all criteria for CR except for recovery of platelet counts to ≥ 100 × 109/L. Partial Response (PR) was also determined, defined as complete disappearance of circulating blasts, an M2 bone marrow (≥ 5% and ≤ 25% blasts), and appearance of normal progenitor cells or an M1 marrow that did not qualify for CR or CRp. Duration of remission was also evaluated. Transplantation rate was not a study endpoint.

Response rates for these studies were determined by an unblinded Independent Response Review Panel (IRRP).

Table 3 summarizes results for the pediatric ALL study. Responses were seen in both pre-B and T-cell immunophenotypes of ALL. The median cumulative dose was 530 mg (range 29-2815 mg) in 1 (41%), 2 (44%) or 3 or more (15%) cycles. The median number of cycles was 2 (range 1-12). The median time between cycles was 28 days with a range of 12 to 55 days.

Table 3: Results in Single-Arm Pediatric ALL Study

N = 61
CR % (n) [95% CI]	11.5 (4.7, 22.2)
CRp % (n) [95% CI]	8.2 (2.7, 18.1)
Median Duration of CR plus CRp (range in weeks)[1]	10.7 (4.3 to 58.6)

CR = Complete response
CRp = Complete response without platelet recovery
[1]	Does not include 4 patients who were transplanted (duration of response, including response after transplant, in these 4 patients was 28.6 to 107.7 weeks).

Six (9.8%) patients achieved a PR; the clinical relevance of a PR in this setting is unknown.

Of 35 patients who were refractory to their immediately preceding induction regimen, 6 (17%) achieved a CR or CRp. Of 18 patients who had at least 1 prior hematopoietic stem cell transplant (HSCT), 5 (28%) achieved a CR or CRp.

Among the 12 patients who achieved at least a CRp, 6 patients achieved the best response after 1 cycle of clofarabine, 5 patients required 2 courses and 1 patient achieved a CR after 3 cycles of therapy.

7

15.	REFERENCES
1.
NIOSH Alert: Preventing occupational exposures to antineoplastic and other hazardous drugs in healthcare settings. 2004. U.S. Department of Health and Human Services, Public Health Service, Centers for Disease Control and Prevention, National Institute for Occupational Safety and Health, DHHS (NIOSH) Publication No. 2004-165.

2.	OSHA Technical Manual, TED 1-0.15A, Section VI: Chapter 2. Controlling Occupational Exposure to Hazardous Drugs. OSHA, 1999. http://www.osha.gov/dts/osta/otm/otm_vi/otm_vi_2.html
3.	American Society of Health-System Pharmacists. ASHP guidelines on handling hazardous drugs. Am J Health-Syst Pharm. 2006; 63:1172-1193.
4.	Polovich, M., White, J. M., & Kelleher, L.O. (eds.) 2005. Chemotherapy and biotherapy guidelines and recommendations for practice (2nd. ed.) Pittsburgh, PA: Oncology Nursing Society.

16.	HOW SUPPLIED/STORAGE AND HANDLING
Clolar (clofarabine) Injection is supplied in single-use flint vials containing 20 mg of clofarabine in 20 mL of solution. Each box contains one Clolar vial (NDC 58468-0100-1) or four Clolar vials (NDC 58468-0100-2). The 20 mL flint vials contain 20 mL (20 mg) of solution. The pH range of the solution is 4.5 to 7.5.

Vials containing undiluted Clolar should be stored at 25°C (77°F); excursions permitted to 15-30°C (59-86°F).

Diluted admixtures may be stored at room temperature, but must be used within 24 hours of preparation.

Procedures for proper handling and disposal should be utilized. Handling and disposal of Clolar should conform to guidelines issued for cytotoxic drugs. Several guidelines on this subject have been published.1-4

17.	PATIENT COUNSELING INFORMATION
Hematologic Toxicity: Advise patients to return for regular blood counts and to report any symptoms associated with hematologic toxicity (such as weakness, fatigue, pallor, shortness of breath, easy bruising, petechiae, purpura, fever) to their physician [see WARNINGS AND PRECAUTIONS (5.1) and ADVERSE REACTIONS (6.1)].

Infection: Advise patients of the signs or symptoms of infection (e.g., fever) and report to the physician immediately if any occur [see WARNINGS AND PRECAUTIONS (5.2) and ADVERSE REACTIONS (6.1)].

Hepatic and Renal Impairment: Advise patients to avoid medications including over the counter and herbal medications, which may be hepatotoxic or nephrotoxic, during the 5 days of Clolar administration [see WARNINGS AND PRECAUTIONS (5.6)].

Systemic Inflammatory Response Syndrome (SIRS)/Capillary Leak Syndrome: Advise patients of the signs or symptoms of SIRS, such as fever, tachycardia, tachypnea, dyspnea and symptoms suggestive of hypotension [see WARNINGS AND PRECAUTIONS (5.4) and ADVERSE REACTIONS (6.1)].

Advise male and female patients with reproductive potential to use effective contraceptive measures to prevent pregnancy [see WARNINGS AND PRECAUTIONS (5.7), USE IN SPECIFIC POPULATIONS (8.1)]. Advise female patients to avoid breast-feeding during Clolar treatment [see USE IN SPECIFIC POPULATIONS (8.3)].

Rx Only

Manufactured by:
AAI Pharma Inc.
Charleston, SC 29405

Manufactured for:
Genzyme Corporation
4545 Horizon Hill Blvd.
San Antonio, TX 78229

Distributed by:
Genzyme Corporation
500 Kendall Street
Cambridge, MA 02142

www.clolar.com

©2008 Genzyme Corporation. All rights reserved.

Clolar is a registered trademark of Genzyme Corporation.

8036 (05/09)

8

Fludara®

(fludarabine phosphate)

FOR INJECTION
FOR INTRAVENOUS USE ONLY

Rx Only

WARNING: FLUDARA FOR INJECTION should be administered under the supervision of a qualified physician experienced in the use of antineoplastic therapy. FLUDARA FOR INJECTION can severely suppress bone marrow function. When used at high doses in dose-ranging studies in patients with acute leukemia, FLUDARA FOR INJECTION was associated with severe neurologic effects, including blindness, coma, and death. This severe central nervous system toxicity occurred in 36% of patients treated with doses approximately four times greater (96 mg/m^2/day for 5-7 days) than the recommended dose. Similar severe central nervous system toxicity, including coma, seizures, agitation and confusion, has been reported in patients treated at doses in the range of the dose recommended for chronic lymphocytic leukemia.

Instances of life-threatening and sometimes fatal autoimmune phenomena such as hemolytic anemia, autoimmune thrombocytopenia/thrombocytopenic purpura (ITP), Evan's syndrome, and acquired hemophilia have been reported to occur after one or more cycles of treatment with FLUDARA FOR INJECTION. Patients undergoing treatment with FLUDARA FOR INJECTION should be evaluated and closely monitored for hemolysis.

In a clinical investigation using FLUDARA FOR INJECTION in combination with pentostatin (deoxycoformycin) for the treatment of refractory chronic lymphocytic leukemia (CLL), there was an unacceptably high incidence of fatal pulmonary toxicity. Therefore, the use of FLUDARA FOR INJECTION in combination with pentostatin is not recommended.

DESCRIPTION

FLUDARA FOR INJECTION contains fludarabine phosphate, a fluorinated nucleotide analog of the antiviral agent vidarabine, 9-β-D-arabinofuranosyladenine (ara-A) that is relatively resistant to deamination by adenosine deaminase. Each vial of sterile lyophilized solid cake contains 50 mg of the active ingredient fludarabine phosphate, 50 mg of mannitol, and sodium hydroxide to adjust pH to 7.7. The pH range for the final product is 7.2-8.2. Reconstitution with 2 mL of Sterile Water for Injection USP results in a solution containing 25 mg/mL of fludarabine phosphate intended for intravenous administration.

The chemical name for fludarabine phosphate is 9H-Purin-6-amine, 2-fluoro-9-(5-0-phosphono-β-D-arabino-furanosyl) (2-fluoro-ara-AMP). The molecular formula of fludarabine phosphate is $C_{10}H_{13}FN_5O_7P$ (MW 365.2) and the structure is:

Bayer draft 09-July-2008 1

NH₂
N
N
F
N
N
O
HO—P—O—CH₂
OH
O
HO
OH

CLINICAL PHARMACOLOGY

Fludarabine phosphate is rapidly dephosphorylated to 2-fluoro-ara-A and then phosphorylated intracellularly by deoxycytidine kinase to the active triphosphate, 2-fluoro-ara-ATP. This metabolite appears to act by inhibiting DNA polymerase alpha, ribonucleotide reductase and DNA primase, thus inhibiting DNA synthesis. The mechanism of action of this antimetabolite is not completely characterized and may be multi-faceted.

Phase I studies in humans have demonstrated that fludarabine phosphate is rapidly converted to the active metabolite, 2-fluoro-ara-A, within minutes after intravenous infusion. Consequently, clinical pharmacology studies have focused on 2-fluoro-ara-A pharmacokinetics. After the five daily doses of 25 mg 2-fluoro-ara-AMP/m^2 to cancer patients infused over 30 minutes, 2-fluoro-ara-A concentrations show a moderate accumulation. During a 5-day treatment schedule, 2-fluoro-ara-A plasma trough levels increased by a factor of about 2. The terminal half-life of 2-fluoro-ara-A was estimated as approximately 20 hours. *In vitro*, plasma protein binding of fludarabine ranged between 19% and 29%.

A correlation was noted between the degree of absolute granulocyte count nadir and increased area under the concentration x time curve (AUC).

Special Populations

Pediatric Patients

Limited pharmacokinetic data for FLUDARA FOR INJECTION are available from a published study of children (ages 1-21 years) with refractory acute leukemias or solid tumors (Children's Cancer Group Study 097[1]). When FLUDARA FOR INJECTION was administered as a loading dose over 10 minutes immediately followed by a 5-day continuous infusion, steady-state conditions were reached early.

Patients with Renal Impairment

The total body clearance of the principal metabolite 2-fluoro-ara-A correlated with the creatinine clearance, indicating the importance of the renal excretion pathway for the elimination of the drug. Renal clearance represents approximately 40% of the total body clearance. Patients with moderate renal impairment (17 - 41 mL/min/m^2) receiving 20% reduced Fludara dose had a

Bayer draft 09-July-2008 2

similar exposure (AUC; 21 versus 20 nM • h/mL) compared to patients with normal renal function receiving the recommended dose. The mean total body clearance was 172 mL/min for normal and 124 mL/min for patients with moderately impaired renal function.

CLINICAL STUDIES

Two single-arm open-label studies of FLUDARA FOR INJECTION have been conducted in adult patients with CLL refractory to at least one prior standard alkylating-agent containing regimen. In a study conducted by M.D. Anderson Cancer Center (MDAH), 48 patients were treated with a dose of 22-40 mg/m^2 daily for 5 days every 28 days. Another study conducted by the Southwest Oncology Group (SWOG) involved 31 patients treated with a dose of 15-25 mg/m^2 daily for 5 days every 28 days. The overall objective response rates were 48% and 32% in the MDAH and SWOG studies, respectively. The complete response rate in both studies was 13%; the partial response rate was 35% in the MDAH study and 19% in the SWOG study. These response rates were obtained using standardized response criteria developed by the National Cancer Institute CLL Working Group[3]and were achieved in heavily pre-treated patients. The ability of FLUDARA FOR INJECTION to induce a significant rate of response in refractory patients suggests minimal cross-resistance with commonly used anti-CLL agents.

The median time to response in the MDAH and SWOG studies was 7 weeks (range of 1 to 68 weeks) and 21 weeks (range of 1 to 53 weeks) respectively. The median duration of disease control was 91 weeks (MDAH) and 65 weeks (SWOG). The median survival of all refractory CLL patients treated with FLUDARA FOR INJECTION was 43 weeks and 52 weeks in the MDAH and SWOG studies, respectively.

Rai stage improved to Stage II or better in 7 of 12 MDAH responders (58%) and in 5 of 7 SWOG responders (71%) who were Stage III or IV at baseline. In the combined studies, mean hemoglobin concentration improved from 9.0 g/dL at baseline to 11.8 g/dL at the time of response in a subgroup of anemic patients. Similarly, average platelet count improved from 63,500/mm^3 to 103,300/mm^3 at the time of response in a subgroup of patients who were thrombocytopenic at baseline.

INDICATIONS AND USAGE

FLUDARA FOR INJECTION is indicated for the treatment of adult patients with B-cell chronic lymphocytic leukemia (CLL) who have not responded to or whose disease has progressed during treatment with at least one standard alkylating-agent containing regimen. The safety and effectiveness of FLUDARA FOR INJECTION in previously untreated or non-refractory patients with CLL have not been established.

CONTRAINDICATIONS

FLUDARA FOR INJECTION is contraindicated in those patients who are hypersensitive to this drug or its components.

WARNINGS

(See **BOXED WARNINGS**)

There are clear dose dependent toxic effects seen with FLUDARA FOR INJECTION. Dose levels approximately 4 times greater (96 mg/m^2/day for 5 to 7 days) than that recommended for CLL (25 mg/m^2/day for 5 days) were associated with a syndrome characterized by delayed blindness, coma and death. Symptoms appeared from 21 to 60 days following the last dose. Thirteen of 36 patients (36%) who received FLUDARA FOR INJECTION at high doses (96 mg/m^2/day for 5 to 7 days) developed this severe neurotoxicity. Similar severe central nervous

Bayer draft 09-July-2008 3

system toxicity, including coma, seizures, agitation and confusion, has been reported in patients treated at doses in the range of the dose recommended for chronic lymphocytic leukemia.

The effect of chronic administration of FLUDARA FOR INJECTION on the central nervous system is unknown, however, patients have received the recommended dose for up to 15 courses of therapy.

Severe bone marrow suppression, notably anemia, thrombocytopenia and neutropenia, has been reported in patients treated with FLUDARA FOR INJECTION. In a Phase I study in adult solid tumor patients, the median time to nadir counts was 13 days (range, 3-25 days) for granulocytes and 16 days (range, 2-32) for platelets. Most patients had hematologic impairment at baseline either as a result of disease or as a result of prior myelosuppressive therapy. Cumulative myelosuppression may be seen. While chemotherapy-induced myelosuppression is often reversible, administration of FLUDARA FOR INJECTION requires careful hematologic monitoring.

Several instances of trilineage bone marrow hypoplasia or aplasia resulting in pancytopenia, sometimes resulting in death, have been reported in adult patients. The duration of clinically significant cytopenia in the reported cases has ranged from approximately 2 months to approximately 1 year. These episodes have occurred both in previously treated or untreated patients.

Instances of life-threatening and sometimes fatal autoimmune phenomena such as hemolytic anemia, autoimmune thrombocytopenia/thrombocytopenic purpura (ITP), Evan's syndrome, and acquired hemophilia have been reported to occur after one or more cycles of treatment with FLUDARA FOR INJECTION in patients with or without a previous history of autoimmune hemolytic anemia or a positive Coombs' test and who may or may not be in remission from their disease. Steroids may or may not be effective in controlling these hemolytic episodes. The majority of patients rechallenged with FLUDARA FOR INJECTION developed a recurrence in the hemolytic process. The mechanism(s) which predispose patients to the development of this complication has not been identified. Patients undergoing treatment with FLUDARA FOR INJECTION should be evaluated and closely monitored for hemolysis. Discontinuation of therapy with Fludara is recommended in case of hemolysis.

Transfusion-associated graft-versus-host disease has been observed after transfusion of non-irradiated blood in FLUDARA FOR INJECTION treated patients. Fatal outcome as a consequence of this disease has been reported. Therefore, to minimize the risk of transfusion-associated graft-versus-host disease, patients who require blood transfusion and who are undergoing, or who have received, treatment with FLUDARA FOR INJECTION should receive irradiated blood only.

In a clinical investigation using FLUDARA FOR INJECTION in combination with pentostatin (deoxycoformycin) for the treatment of refractory chronic lymphocytic leukemia (CLL) in adults, there was an unacceptably high incidence of fatal pulmonary toxicity. Therefore, the use of FLUDARA FOR INJECTION in combination with pentostatin is not recommended.

Of the 133 adult CLL patients in the two trials, there were 29 fatalities during study. Approximately 50% of the fatalities were due to infection and 25% due to progressive disease.

Pregnancy Category D

Based on its mechanism of action, fludarabine phosphate can cause fetal harm when administered to a pregnant woman. There are no adequate and well-controlled studies of Fludara in pregnant women. Fludarabine phosphate was embryolethal and teratogenic in both rats and rabbits. If FLUDARA FOR INJECTION is used during pregnancy, or if the patient

Bayer draft 09-July-2008 4

becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to the fetus. Women of childbearing potential should be advised to avoid becoming pregnant. Women of childbearing potential and fertile males must take contraceptive measures during and at least for six months after cessation of treatment with FLUDARA FOR INJECTION.

Fludarabine phosphate was embryolethal and teratogenic in rats and rabbits. Fludarabine phosphate was administered at doses of 0, 1, 10 or 30 mg/kg/day (0.24, 2.4 times and 7.2 times the recommended human dose on a mg/m2 basis, respectively)to pregnant rats on days 6 to 15 of gestation. At 10 and 30 mg/kg/day administered during organogenesis, there was a dose-related increase in various skeletal variations and a decrease in mean fetal body weights. Maternal toxicity was not apparent at 10 mg/kg/day, and was limited to slight body weight decreases at 30 mg/kg/day. In a dose finding study malformations, such as limb and tail defects, were induced at 40 mg/kg/day (9.6 times the recommended human dose on a mg/m2 basis). In a reproduction toxicity study on rabbits Fludarabine phosphate was administered intravenously at doses of 0, 1, 5 or 8 mg/kg/day (approximately 0.5, 2.4, and 3.8 times the recommended human dose on a mg/m2 basis) on days 6 to 18 of gestation. A dose of 8 mg/kg/day administered during organogenesis increased embryo and fetal lethality as indicated by a higher number of resorptions and a decrease in live fetuses. Compound-related teratogenic effects manifested by external deformities and skeletal malformations were observed at 8 mg/kg/day. The most frequent external malformations observed in rabbits were cleft palate, adactyly, brachydactyly and syndactyly along with skeletal malformations such as fused metatarsals, phalanges, sternebrae and limb bones and some soft tissue malformations (diaphragmatic herniae). Fetal body weights were decreased in rabbits given 8 mg/kg/day."

PRECAUTIONS

General

FLUDARA FOR INJECTION is a potent antineoplastic agent with potentially significant toxic side effects. Patients undergoing therapy should be closely observed for signs of hematologic and nonhematologic toxicity. Periodic assessment of peripheral blood counts is recommended to detect the development of anemia, neutropenia and thrombocytopenia.

Tumor lysis syndrome associated with FLUDARA FOR INJECTION treatment has been reported in CLL patients with large tumor burdens. Since FLUDARA FOR INJECTION can induce a response as early as the first week of treatment, precautions should be taken in those patients at risk of developing this complication.

In patients with impaired state of health, FLUDARA FOR INJECTION should be given with caution and after careful risk/benefit consideration. This applies especially for patients with severe impairment of bone marrow function (thrombocytopenia, anemia, and/or granulocytopenia), immunodeficiency or with a history of opportunistic infection. Prophylactic treatment should be considered in patients at increased risk of developing opportunistic infections.

There are inadequate data on dosing of patients with renal insufficiency. FLUDARA FOR INJECTION must be administered cautiously in patients with renal insufficiency. The total body clearance of 2-fluoro-ara-A has been shown to be directly correlated with creatinine clearance. Patients with moderate impairment of renal function (creatinine clearance 30-70 mL/min/1.73 m^2) should have their Fludara dose reduced by 20% and be monitored closely. FLUDARA FOR INJECTION is not recommended for patients with severely impaired renal function (creatinine clearance less than 30 mL/min/1.73 m^2).

Bayer draft 09-July-2008 5

Fludara may reduce the ability to drive or use machines, since fatigue, weakness, visual disturbances, confusion, agitation and seizures have been observed.

Laboratory Tests

During treatment, the patient's hematologic profile (particularly neutrophils and platelets) should be monitored regularly to determine the degree of hematopoietic suppression.

Drug Interactions

The use of FLUDARA FOR INJECTION in combination with pentostatin is not recommended due to the risk of severe pulmonary toxicity (see WARNINGS section).

Carcinogenesis

No animal carcinogenicity studies with FLUDARA FOR INJECTION have been conducted.

Mutagenesis

Fludarabine phosphate was not mutagenic to bacteria (Ames test) or mammalian cells (HGRPT assay in Chinese hamster ovary cells) either in the presence or absence of metabolic activation. Fludarabine phosphate was clastogenic *in vitro* to Chinese hamster ovary cells (chromosome aberrations in the presence of metabolic activation) and induced sister chromatid exchanges both with and without metabolic activation. In addition, fludarabine phosphate was clastogenic *in vivo* (mouse micronucleus assay) but was not mutagenic to germ cells (dominant lethal test in male mice).

Impairment of Fertility

Studies in mice, rats and dogs have demonstrated dose-related adverse effects on the male reproductive system. Observations consisted of a decrease in mean testicular weights in mice and rats with a trend toward decreased testicular weights in dogs and degeneration and necrosis of spermatogenic epithelium of the testes in mice, rats and dogs. The possible adverse effects on fertility in humans have not been adequately evaluated.

Pregnancy

Pregnancy Category D: (see WARNINGS section).

Nursing Mothers

It is not known whether fludarabine phosphate is excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions including tumorgenicity in nursing infants, a decision should be made to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

Pediatric Use

Data submitted to the FDA was insufficient to establish efficacy in any childhood malignancy. Fludarabine was evaluated in 62 pediatric patients (median age 10, range 1-21) with refractory acute leukemia (45 patients) or solid tumors (17 patients). The fludarabine regimen tested for pediatric acute lymphocytic leukemia (ALL) patients was a loading bolus of 10.5 $mg/m^2/day$ followed by a continuous infusion of 30.5 $mg/m^2/day$ for 5 days. In 12 pediatric patients with solid tumors, dose-limiting myelosuppression was observed with a loading dose of 8 $mg/m^2/day$ followed by a continuous infusion of 23.5 $mg/m^2/day$ for 5 days. The maximum tolerated dose was a loading dose of 7 $mg/m^2/day$ followed by a continuous infusion of 20 $mg/m^2/day$ for 5 days. Treatment toxicity included bone marrow suppression. Platelet counts appeared to be more sensitive to the effects of fludarabine than hemoglobin and white blood cell counts. Other adverse events included fever, chills, asthenia, rash, nausea, vomiting, diarrhea, and infection.

Bayer draft 09-July-2008 6

There were no reported occurrences of peripheral neuropathy or pulmonary hypersensitivity reaction.

Vaccination

During and after treatment with FLUDARA FOR INJECTION, vaccination with live vaccines should be avoided.

Disease Progression

Disease progression and transformation (e.g. Richter's syndrome) have been reported in CLL patients.

ADVERSE REACTIONS

The most common adverse events include myelosuppression (neutropenia, thrombocytopenia and anemia), fever and chills, infection, and nausea and vomiting. Other commonly reported events include malaise, fatigue, anorexia, and weakness. Serious opportunistic infections have occurred in CLL patients treated with FLUDARA FOR INJECTION. Adverse events, and those reactions which are more clearly related to the drug are arranged below according to body system.

Hematopoietic Systems Hematologic events (neutropenia, thrombocytopenia, and/or anemia) were reported in the majority of CLL patients treated with FLUDARA FOR INJECTION. During FLUDARA FOR INJECTION treatment of 133 patients with CLL, the absolute neutrophil count decreased to less than 500/mm^3 in 59% of patients, hemoglobin decreased from pretreatment values by at least 2 grams percent in 60%, and platelet count decreased from pretreatment values by at least 50% in 55%. Myelosuppression may be severe, cumulative, and may affect multiple cell lines. Bone marrow fibrosis occurred in one CLL patient treated with FLUDARA FOR INJECTION.

Several instances of trilineage bone marrow hypoplasia or aplasia resulting in pancytopenia, sometimes resulting in death, have been reported in postmarketing surveillance. The duration of clinically significant cytopenia in the reported cases has ranged from approximately 2 months to approximately 1 year. These episodes have occurred both in previously treated or untreated patients.

Life-threatening and sometimes fatal autoimmune phenomena such as hemolytic anemia, autoimmune thrombocytopenia/thrombocytopenic purpura (ITP), Evan's syndrome, and acquired hemophilia have been reported to occur in patients receiving FLUDARA FOR INJECTION (see WARNINGS section). The majority of patients rechallenged with FLUDARA FOR INJECTION developed a recurrence in the hemolytic process.

In post-marketing experience, cases of myelodysplastic syndrome and acute myeloid leukemia, mainly associated with prior, concomitant or subsequent treatment with alkylating agents, topoisomerase inhibitors, or irradiation have been reported.

Infections Serious, and sometimes fatal infections, including opportunistic infections and reactivations of latent viral infections such as VZV (Herpes zoster), Epstein-Barr virus and JC virus (progressive multifocal leukoencephalopathy)) have been reported in patients treated with FLUDARA FOR INJECTION.

Rare cases of Epstein Barr Virus (EBV) associated lymphoproliferative disorders have been reported in patients treated with FLUDARA FOR INJECTION.

Metabolic Tumor lysis syndrome has been reported in CLL patients treated with FLUDARA FOR INJECTION. This complication may include hyperuricemia, hyperphosphatemia, hypocalcemia, metabolic acidosis, hyperkalemia, hematuria, urate crystalluria, and renal failure. The onset of this syndrome may be heralded by flank pain and hematuria.

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Nervous System (See WARNINGS section) Objective weakness, agitation, confusion, seizures, [visual disturbances, optic neuritis, optic neuropathy, blindness and coma have occurred in CLL patients treated with FLUDARA FOR INJECTION at the recommended dose. Peripheral neuropathy has been observed in patients treated with FLUDARA FOR INJECTION and one case of wrist-drop was reported.

In post-marketing experience, cases of progressive multifocal leukoencephalopathy have been reported. Most cases had a fatal outcome. Many of these cases were confounded by prior and/or concurrent chemotherapy. The time to onset has ranged from a few weeks to approximately one year after initiating treatment.

Pulmonary System Pneumonia, a frequent manifestation of infection in CLL patients, occurred in 16%, and 22% of those treated with FLUDARA FOR INJECTION in the MDAH and SWOG studies, respectively. Pulmonary hypersensitivity reactions to FLUDARA FOR INJECTION characterized by dyspnea, cough and interstitial pulmonary infiltrate have been observed.

In post-marketing experience, cases of severe pulmonary toxicity have been observed with Fludara use which resulted in ARDS, respiratory distress, pulmonary hemorrhage, pulmonary fibrosis, and respiratory failure. After an infectious origin has been excluded, some patients experienced symptom improvement with corticosteroids.

Gastrointestinal System Gastrointestinal disturbances such as nausea and vomiting, anorexia, diarrhea, stomatitis and gastrointestinal bleeding have been reported in patients treated with FLUDARA FOR INJECTION.

Cardiovascular Edema has been frequently reported. One patient developed a pericardial effusion possibly related to treatment with FLUDARA FOR INJECTION. No other severe cardiovascular events were considered to be drug related.

Genitourinary System Rare cases of hemorrhagic cystitis have been reported in patients treated with FLUDARA FOR INJECTION.

Skin Skin toxicity, consisting primarily of skin rashes, has been reported in patients treated with FLUDARA FOR INJECTION.

Erythema multiforme, Stevens-Johnson syndrome, toxic epidermal necrolysis, and pemphigus have been reported, with fatal outcomes in some cases.

Worsening or flare up of pre-existing skin cancer lesions, as well as new onset of skin cancer, has been reported in patients during or after treatment with FLUDARA FOR INJECTION.

Data in the following table are derived from the 133 patients with CLL who received FLUDARA FOR INJECTION in the MDAH and SWOG studies.

PERCENT OF CLL PATIENTS REPORTING NON-HEMATOLOGIC ADVERSE EVENTS

ADVERSE EVENTS	MDAH (N=101)	SWOG (N=32)
ANY ADVERSE EVENT	88%	91%
BODY AS A WHOLE	72	84
FEVER	60	69
CHILLS	11	19
FATIGUE	10	38

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PERCENT OF CLL PATIENTS REPORTING
NON-HEMATOLOGIC ADVERSE EVENTS

ADVERSE EVENTS	MDAH (N=101)	SWOG (N=32)
INFECTION	33	44
PAIN	20	22
MALAISE	8	6
DIAPHORESIS	1	13
ALOPECIA	0	3
ANAPHYLAXIS	1	0
HEMORRHAGE	1	0
HYPERGLYCEMIA	1	6
DEHYDRATION	1	0
NEUROLOGICAL	21	69
WEAKNESS	9	65
PARESTHESIA	4	12
HEADACHE	3	0
VISUAL DISTURBANCE	3	15
HEARING LOSS	2	6
SLEEP DISORDER	1	3
DEPRESSION	1	0
CEREBELLAR SYNDROME	1	0
IMPAIRED MENTATION	1	0
PULMONARY	35	69
COUGH	10	44
PNEUMONIA	16	22
DYSPNEA	9	22
SINUSITIS	5	0
PHARYNGITIS	0	9
UPPER RESPIRATORY INFECTION	2	16
ALLERGIC PNEUMONITIS	0	6
EPISTAXIS	1	0
HEMOPTYSIS	1	6
BRONCHITIS	1	0
HYPOXIA	1	0
GASTROINTESTINAL	46	63
NAUSEA/VOMITING	36	31
DIARRHEA	15	13
ANOREXIA	7	34
STOMATITIS	9	0
GI BLEEDING	3	13
ESOPHAGITIS	3	0
MUCOSITIS	2	0
LIVER FAILURE	1	0
ABNORMAL LIVER FUNCTION TEST	1	3
CHOLELITHIASIS	0	3
CONSTIPATION	1	3

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PERCENT OF CLL PATIENTS REPORTING NON-HEMATOLOGIC ADVERSE EVENTS

ADVERSE EVENTS	MDAH (N=101)	SWOG (N=32)
DYSPHAGIA	1	0
CUTANEOUS	17	18
RASH	15	15
PRURITUS	1	3
SEBORRHEA	1	0
GENITOURINARY	12	22
DYSURIA	4	3
URINARY INFECTION	2	15
HEMATURIA	2	3
RENAL FAILURE	1	0
ABNORMAL RENAL FUNCTION TEST	1	0
PROTEINURIA	1	0
HESITANCY	0	3
CARDIOVASCULAR	12	38
EDEMA	8	19
ANGINA	0	6
CONGESTIVE HEART FAILURE	0	3
ARRHYTHMIA	0	3
SUPRAVENTRICULAR TACHYCARDIA	0	3
MYOCARDIAL INFARCTION	0	3
DEEP VENOUS THROMBOSIS	1	3
PHLEBITIS	1	3
TRANSIENT ISCHEMIC ATTACK	1	0
ANEURYSM	1	0
CEREBROVASCULAR ACCIDENT	0	3
MUSCULOSKELETAL	7	16
MYALGIA	4	16
OSTEOPOROSIS	2	0
ARTHRALGIA	1	0
TUMOR LYSIS SYNDROME	1	0

More than 3000 adult patients received FLUDARA FOR INJECTION in studies of other leukemias, lymphomas, and other solid tumors. The spectrum of adverse effects reported in these studies was consistent with the data presented above.

OVERDOSAGE

High doses of FLUDARA FOR INJECTION (see WARNINGS section) have been associated with an irreversible central nervous system toxicity characterized by delayed blindness, coma and death. High doses are also associated with severe thrombocytopenia and neutropenia due

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to bone marrow suppression. There is no known specific antidote for FLUDARA FOR INJECTION overdosage. Treatment consists of drug discontinuation and supportive therapy.

DOSAGE AND ADMINISTRATION

Usual Dose

The recommended adult dose of FLUDARA FOR INJECTION is 25 mg/m^2 administered intravenously over a period of approximately 30 minutes daily for five consecutive days. Each 5 day course of treatment should commence every 28 days. Dosage may be decreased or delayed based on evidence of hematologic or nonhematologic toxicity. Physicians should consider delaying or discontinuing the drug if neurotoxicity occurs.

A number of clinical settings may predispose to increased toxicity from FLUDARA FOR INJECTION. These include advanced age, renal insufficiency, and bone marrow impairment. Such patients should be monitored closely for excessive toxicity and the dose modified accordingly.

The optimal duration of treatment has not been clearly established. It is recommended that three additional cycles of FLUDARA FOR INJECTION be administered following the achievement of a maximal response and then the drug should be discontinued.

Renal Insufficiency

Adult patients with moderate impairment of renal function (creatinine clearance 30-70 mL/min/1.73 m^2) should have a 20% dose reduction of FLUDARA FOR INJECTION. FLUDARA FOR INJECTION should not be administered to patients with severely impaired renal function (creatinine clearance less than 30 mL/min/1.73 m^2).

Preparation of Solutions

FLUDARA FOR INJECTION should be prepared for parenteral use by aseptically adding Sterile Water for Injection USP. When reconstituted with 2mL of Sterile Water for Injection, USP, the solid cake should fully dissolve in 15 seconds or less; each mL of the resulting solution will contain 25 mg of fludarabine phosphate, 25 mg of mannitol, and sodium hydroxide to adjust the pH to 7.7. The pH range for the final product is 7.2-8.2. In clinical studies, the product has been diluted in 100 cc or 125 cc of 5% Dextrose Injection USP or 0.9% Sodium Chloride USP.

Reconstituted FLUDARA FOR INJECTION contains no antimicrobial preservative and thus should be used within 8 hours of reconstitution. Care must be taken to assure the sterility of prepared solutions. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration.

FLUDARA FOR INJECTION should not be mixed with other drugs.

Handling and Disposal

Procedures for proper handling and disposal should be considered. Consideration should be given to handling and disposal according to guidelines issued for cytotoxic drugs. Several guidelines on this subject have been published. [1-4]

Caution should be exercised in the handling and preparation of FLUDARA FOR INJECTION solution. The use of latex gloves and safety glasses is recommended to avoid exposure in case of breakage of the vial or other accidental spillage. If the solution contacts the skin or mucous membranes, wash thoroughly with soap and water; rinse eyes thoroughly with plain water. Avoid exposure by inhalation or by direct contact of the skin or mucous membranes.

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HOW SUPPLIED

FLUDARA FOR INJECTION is supplied as a white, lyophilized solid cake. Each vial contains 50 mg of fludarabine phosphate, 50 mg of mannitol, and sodium hydroxide to adjust pH to 7.7. The pH range for the final product is 7.2-8.2. Store under refrigeration, between 2°-8°C (36°-46°F).

FLUDARA FOR INJECTION is supplied in a clear glass single dose vial (6mL capacity) and packaged in a single dose vial carton in a shelf pack of five.

NDC 50419-511-06

Manufactured by: Ben Venue Laboratories, Bedford, OH 44146
Manufactured for: Bayer HealthCare Pharmaceuticals Inc., Wayne, NJ 07470

U.S. Patent Number: 4,357,324

REFERENCES

1. Preventing Occupational Exposures to Antineoplastic and Other Hazardous Drugs in Health Care Settings. NIOSH Alert 2004-165.

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6060   Revision date (07/09)
US License 1791

Rx only

DESCRIPTION

LEUKINE® (sargramostim) is a recombinant human granulocyte-macrophage colony stimulating factor (rhu GM-CSF) produced by recombinant DNA technology in a yeast (S. cerevisiae) expression system. GM-CSF is a hematopoietic growth factor which stimulates proliferation and differentiation of hematopoietic progenitor cells. LEUKINE is a glycoprotein of 127 amino acids characterized by three primary molecular species having molecular masses of 19,500,16,800 and 15,500 daltons. The amino acid sequence of LEUKINE differs from the natural human GM-CSF by a substitution of leucine at position 23, and the carbohydrate moiety may be different from the native protein. Sargramostim has been selected as the proper name for yeast-derived rhu GM-CSF.

The liquid LEUKINE presentation is formulated as a sterile, preserved (1.1% benzyl alcohol), injectable solution (500 mcg/mL) in a vial. Lyophilized LEUKINE is a sterile, white, preservative-free powder (250 mcg) that requires reconstitution with 1 mL Sterile Water for Injection, USP or 1 mL Bacteriostatic Water for Injection, USP. Liquid LEUKINE has a pH range of 6.7 - 7.7 and lyophilized LEUKINE has a pH range of 7.1 - 7.7.

Liquid LEUKINE and reconstituted lyophilized LEUKINE are clear, colorless liquids suitable for subcutaneous injection (SC) or intravenous infusion (IV). Liquid LEUKINE contains 500 mcg (2.8 x 106 IU/mL) sargramostim and 1.1% benzyl alcohol in a 1 mL solution. The vial of lyophilized LEUKINE contains 250 mcg (1.4 x 106 IU/vial) sargramostim. The liquid LEUKINE vial and reconstituted lyophilized LEUKINE vial also contain 40 mg/mL mannitol, USP; 10 mg/mL sucrose, NF; and 1.2 mg/mL tromethamine, USP, as excipients. Biological potency is expressed in International Units (IU) as tested against the WHO First International Reference Standard. The specific activity of LEUKINE is approximately 5.6 × 106 IU/mg.

CLINICAL PHARMACOLOGY

General   GM-CSF belongs to a group of growth factors termed colony stimulating factors which support survival, clonal expansion, and differentiation of hematopoietic progenitor cells. GM-CSF induces partially committed progenitor cells to divide and differentiate in the granulocyte-macrophage pathways which include neutrophils, monocytes/macrophages and myeloid-derived dendritic cells.

GM-CSF is also capable of activating mature granulocytes and macrophages. GM-CSF is a multilineage factor and, in addition to dose-dependent effects on the myelomonocytic lineage, can promote the proliferation of megakaryocytic and erythroid progenitors.1 However, other factors are required to induce complete maturation in these two lineages. The various cellular responses (i.e., division, maturation, activation) are induced through GM-CSF binding to specific receptors expressed on the cell surface of target cells.2

In vitro Studies of LEUKINE in Human Cells   The biological activity of GM-CSF is species-specific. Consequently, in vitro studies have been performed on human cells to characterize the pharmacological activity of LEUKINE. In vitro exposure of human bone marrow cells to LEUKINE at concentrations ranging from 1-100 ng/mL results in the proliferation of hematopoietic progenitors and in the formation of pure granulocyte, pure macrophage and mixed granulocyte-macrophage colonies.3 Chemotactic, anti-fungal and anti-parasitic4 activities of granulocytes and monocytes are increased by exposure to LEUKINE in vitro. LEUKINE increases the cytotoxicity of monocytes toward certain neoplastic cell lines3 and activates polymorphonuclear neutrophils to inhibit the growth of tumor cells.

In vivo Primate Studies of LEUKINE   Pharmacology/toxicology studies of LEUKINE were performed in cynomolgus monkeys. An acute toxicity study revealed an absence of treatment-related toxicity following a single IV bolus injection at a dose of 300 mcg/kg. Two subacute studies were performed using IV injection (maximum dose 200 mcg/kg/day × 14 days) and subcutaneous injection (SC) (maximum dose 200 mcg/kg/day × 28 days). No major visceral organ toxicity was documented. Notable histopathology findings included increased cellularity in hematologic organs and heart and lung tissues. A dose-dependent increase in leukocyte count, which consisted primarily of segmented neutrophils, occurred during the dosing period; increases in monocytes, basophils, eosinophils and lymphocytes were also noted. Leukocyte counts decreased to pretreatment values over a 1-2 week recovery period.

Pharmacokinetics   Pharmacokinetic profiles have been analyzed in controlled studies of 24 normal male volunteers. Liquid and lyophilized LEUKINE, at the recommended dose of 250 mcg/m2, have been determined to be bioequivalent based on the statistical evaluation of AUC.5

When LEUKINE (either liquid or lyophilized) was administered IV over two hours to normal volunteers, the mean beta half-life was approximately 60 minutes. Peak concentrations of GM-CSF were observed in blood samples obtained during or immediately after completion of LEUKINE infusion. For liquid LEUKINE, the mean maximum concentration (Cmax) was 5.0 ng/mL, the mean clearance rate was approximately 420 mL/min/m2 and the mean AUC (0-inf) was 640 ng/mL•min. Corresponding results for lyophilized LEUKINE in the same subjects were mean Cmax of 5.4 ng/mL, mean clearance rate of 431 mL/min/m2, and mean AUC (0-inf) of 677 ng/mL•min. GM-CSF was last detected in blood samples obtained at three or six hours.

When LEUKINE (either liquid or lyophilized) was administered SC to normal volunteers, GM-CSF was detected in the serum at 15 minutes, the first sample point. The mean beta half-life was approximately 162 minutes. Peak levels occurred at one to three hours post injection, and LEUKINE remained detectable for up to six hours after injection. The mean Cmax was 1.5 ng/mL. For liquid LEUKINE, the mean clearance was 549 mL/min/m2 and the mean AUC (0-inf) was 549 ng/mL•min. For lyophilized LEUKINE, the mean clearance was 529 mL/min/m2 and the mean AUC (0-inf) was 501 ng/mL·min.

INDICATIONS AND USAGE

Use Following Induction Chemotherapy in Acute Myelogenous Leukemia   LEUKINE is indicated for use following induction chemotherapy in older adult patients with acute myelogenous leukemia (AML) to shorten time to neutrophil recovery and to reduce the incidence of severe and life-threatening infections and infections resulting in death. The safety and efficacy of LEUKINE have not been assessed in patients with AML under 55 years of age.

The term acute myelogenous leukemia, also referred to as acute non-lymphocytic leukemia (ANLL), encompasses a heterogeneous group of leukemias arising from various non-lymphoid cell lines which have been defined morphologically by the French-American-British (FAB) system of classification.

Use in Mobilization and Following Transplantation of Autologous Peripheral Blood Progentior Cells   LEUKINE is indicated for the mobilization of hematopoietic progenitor cells into peripheral blood for collection by leukapheresis. Mobilization allows for the collection of increased numbers of progenitor cells capable of engraftment as compared with collection without mobilization. After myeloablative chemotherapy, the transplantation of an increased number of progenitor cells can lead to more rapid engraftment, which may result in a decreased need for supportive care. Myeloid reconstitution is further accelerated by administration of LEUKINE following peripheral blood progenitor cell transplantation.

Use in Myeloid Reconstitution After Autologous Bone Marrow Transplantation   LEUKINE is indicated for acceleration of myeloid recovery in patients with non-Hodgkin's lymphoma (NHL), acute lymphoblastic leukemia (ALL) and Hodgkin's disease undergoing autologous bone marrow transplantation (BMT). After autologous BMT in patients with NHL, ALL, or Hodgkin's disease, LEUKINE has been found to be safe and effective in accelerating myeloid engraftment, decreasing median duration of antibiotic administration, reducing the median duration of infectious episodes and shortening the median duration of hospitalization. Hematologic response to LEUKINE can be detected by complete blood count (CBC) with differential cell counts performed twice per week.

Use in Myeloid Reconstitution After Allogeneic Bone Marrow Transplantation   LEUKINE is indicated for acceleration of myeloid recovery in patients undergoing allogeneic BMT from HLA-matched related donors. LEUKINE has been found to be safe and effective in accelerating myeloid engraftment, reducing the incidence of bacteremia and other culture positive infections, and shortening the median duration of hospitalization.

Use in Bone Marrow Transplantation Failure or Engraftment Delay   LEUKINE is indicated in patients who have undergone allogeneic or autologous bone marrow transplantation (BMT) in whom engraftment is delayed or has failed. LEUKINE has been found to be safe and effective in prolonging survival of patients who are experiencing graft failure or engraftment delay, in the presence or absence of infection, following autologous or allogeneic BMT. Survival benefit may be relatively greater in those patients who demonstrate one or more of the following characteristics: autologous BMT failure or engraftment delay, no previous total body irradiation, malignancy other than leukemia or a multiple organ failure (MCF) score ≤ two (see CLINICAL EXPERIENCE). Hematologic response to LEUKINE can be detected by complete blood count (CBC) with differential performed twice per week.

CLINICAL EXPERIENCE

Acute Myelogenous Leukemia   The safety and efficacy of LEUKINE in patients with AML who are younger than 55 years of age have not been determined. Based on Phase II data suggesting the best therapeutic effects could be achieved in patients at highest risk for severe infections and mortality while neutropenic, the Phase III clinical trial was conducted in older patients. The safety and efficacy of LEUKINE in the treatment of AML were evaluated in a multi-center, randomized, double-blind placebo-controlled trial of 99 newly diagnosed adult patients, 55–70 years of age, receiving induction with or without consolidation.6 A combination of standard doses of daunorubicin (days 1–3) and ara-C (days 1–7) was administered during induction and high dose ara-C was administered days 1–6 as a single course of consolidation, if given. Bone marrow evaluation was performed on day 10 following induction chemotherapy. If hypoplasia with <5% blasts was not achieved, patients immediately received a second cycle of induction chemotherapy. If the bone marrow was hypoplastic with <5% blasts on day 10 or four days following the second cycle of induction chemotherapy, LEUKINE (250 mcg/m2/day) or placebo was given IV over four hours each day, starting four days after the completion of chemotherapy. Study drug was continued until an ANC ≥1500/mm3 for three consecutive days was attained or a maximum of 42 days. LEUKINE or placebo was also administered after the single course of consolidation chemotherapy if delivered (ara-C 3-6 weeks after induction following neutrophil recovery). Study drug was discontinued immediately if leukemic regrowth occurred.

LEUKINE significantly shortened the median duration of ANC <500/mm3 by 4 days and <1000/mm3 by 7 days following induction (see Table 1). 75% of patients receiving LEUKINE achieved ANC >500/mm3 by day 16, compared to day 25 for patients receiving placebo. The proportion of patients receiving one cycle (70%) or two cycles (30%) of induction was similar in both treatment groups; LEUKINE significantly shortened the median times to neutrophil recovery whether one cycle (12 versus 15 days) or two cycles (14 versus 23 days) of induction chemotherapy was administered. Median times to platelet (>20,000/mm3) and RBC transfusion independence were not significantly different between treatment groups.

Table 1

Hematological Recovery (in Days): Induction
Dataset	Sargramostim n=52* Median (25%, 75%)	Placebo n=47 Median (25%, 75%)	p-value**
ANC>500/mm3 a	13 (11,16)	17 (13, 25)	0.009
ANC>1000/mm3 b	14 (12, 18)	21 (13, 34)	0.003
PLT>20,000/mm3 c	11 (7,14)	12 (9, >42)	0.10
RBC[d]	12 (9,24)	14 (9,42)	0.53

* Patients with missing data censored.
a 2 patients on sargramostim and 4 patients on placebo had missing values.
b 2 patients on sargramostim and 3 patients on placebo had missing values.
c 4 patients on placebo had missing values.
d 3 patients on sargramostim and 4 patients on placebo had missing values.
** p=Generalized Wilcoxon

During the consolidation phase of treatment, LEUKINE did not shorten the median time to recovery of ANC to 500/mm3 (13 days) or 1000/mm3 (14.5 days) compared to placebo. There were no significant differences in time to platelet and RBC transfusion independence.

The incidence of severe infections and deaths associated with infections was significantly reduced in patients who received LEUKINE. During induction or consolidation, 27 of 52 patients receiving LEUKINE and 35 of 47 patients receiving placebo had at least one grade 3, 4 or 5 infection (p=0.02). Twenty-five patients receiving LEUKINE and 30 patients receiving placebo experienced severe and fatal infections during induction only. There were significantly fewer deaths from infectious causes in the LEUKINE arm (3 versus 11, p=0.02). The majority of deaths in the placebo group were associated with fungal infections with pneumonia as the primary infection.

Disease outcomes were not adversely affected by the use of LEUKINE. The proportion of patients achieving complete remission (CR) was higher in the LEUKINE group (69% as compared to 55% for the placebo group), but the difference was not significant (p=0.21). There was no significant difference in relapse rates; 12 of 36 patients who received LEUKINE and five of 26 patients who received placebo relapsed within 180 days of documented CR (p=0.26). The overall median survival was 378 days for patients receiving LEUKINE and 268 days for those on placebo (p=0.17). The study was not sized to assess the impact of LEUKINE treatment on response or survival.

Mobilization and Engraftment of PBPC   A retrospective review was conducted of data from patients with cancer undergoing collection of peripheral blood progenitor cells (PBPC) at a single transplant center. Mobilization of PBPC and myeloid reconstitution post-transplant were compared between four groups of patients (n=196) receiving LEUKINE for mobilization and a historical control group who did not receive any mobilization treatment [progenitor cells collected by leukapheresis without mobilization (n=100)]. Sequential cohorts received LEUKINE. The cohorts differed by dose (125 or 250 mcg/m2/day), route (IV over 24 hours or SC) and use of LEUKINE post-transplant. Leukaphereses were initiated for all mobilization groups after the WBC reached 10,000/mm3. Leukaphereses continued until both a minimum number of mononucleated cells (MNC) were collected (6.5 or 8.0 × 108/kg body weight) and a minimum number of phereses (5-8) were performed. Both minimum requirements varied by treatment cohort and planned conditioning regimen. If subjects failed to reach a WBC of 10,000 cells/mm3 by day five, another cytokine was substituted for LEUKINE; these subjects were all successfully leukapheresed and transplanted. The most marked mobilization and post-transplant effects were seen in patients administered the higher dose of LEUKINE (250 mcg/m2) either IV (n=63) or SC (n=41).

PBPCs from patients treated at the 250 mcg/m2/day dose had significantly higher number of granulocyte-macrophage colony-forming units (CFU-GM) than those collected without mobilization. The mean value after thawing was 11.41 × 104 CFU-GM/kg for all LEUKINE-mobilized patients, compared to 0.96 × 104/kg for the non-mobilized group. A similar difference was observed in the mean number of erythrocyte burst-forming units (BFU-E) collected (23.96 × 104/kg for patients mobilized with 250 mcg/m2 doses of LEUKINE administered SC vs. 1.63 × 104/kg for non-mobilized patients).

After transplantation, mobilized subjects had shorter times to myeloid engraftment and fewer days between transplantation and the last platelet transfusion compared to non-mobilized subjects. Neutrophil recovery (ANC >500/mm3) was more rapid in patients administered LEUKINE following PBPC transplantation with LEUKINE-mobilized cells (see Table 2). Mobilized patients also had fewer days to the last platelet transfusion and last RBC transfusion, and a shorter duration of hospitalization than did non-mobilized subjects.

Table 2

ANC and Platelet Recovery alter PBPC Transplant
			ENGRAFTMENT (median value in days)
	Route for Mobilization	Post-transplant LEUKINE	ANC>500/mm3	Last platelet transfusion
No Mobilization	—	no	29	28
LEUKINE	IV	no	21	24
250 mcg/m2	IV	yes	12	19
	SC	yes	12	17

A second retrospective review of data from patients undergoing PBPC at another single transplant center was also conducted. LEUKINE was given SC at 250 mcg/m2/day once a day (n=10) or twice a day (n=21) until completion of the phereses. Phereses were begun on day 5 of LEUKINE administration and continued until the targeted MNC count of 9 × 108/kg or CD34+ cell count of 1 x 106/kg was reached. There was no difference in CD34+ cell count in patients receiving LEUKINE once or twice a day. The median time to ANC>500/mm3 was 12 days and to platelet recovery (>25,000/mm3) was 23 days.

Survival studies comparing mobilized study patients to the non-mobilized patients and to an autologous historical bone marrow transplant group showed no differences in median survival time.

Autologous Bone Marrow Transplantation7   Following a  dose-ranging Phase I/II trial in patients undergoing autologous BMT for lymphoid malignancies,8,9 three single center, randomized, placebo-controlled and double-blinded studies were conducted to evaluate the safety and efficacy of LEUKINE for promoting hematopoietic reconstitution following autologous BMT. A total of 128 patients (65 LEUKINE, 63 placebo) were enrolled in these three studies. The majority of the patients had lymphoid malignancy (87 NHL, 17 ALL), 23 patients had Hodgkin's disease, and one patient had acute myeloblastic leukemia (AML). In 72 patients with NHL or ALL, the bone marrow harvest was purged prior to storage with one of several monoclonal antibodies. No chemical agent was used for in vitro treatment of the bone marrow. Preparative regimens in the three studies included cyclophosphamide (total dose 120-150 mg/kg) and total body irradiation (total dose 1,200-1,575 rads). Other regimens used in patients with Hodgkin's disease and NHL without radiotherapy consisted of three or more of the following in combination (expressed as total dose): cytosine arabinoside (400 mg/m2) and carmustine (300 mg/m2), cyclophosphamide (140-150 mg/kg), hydroxyurea (4.5 grams/m2) and etoposide (375-450 mg/m2).

Compared to placebo, administration of LEUKINE in two studies (n=44 and 47) significantly improved the following hematologic and clinical endpoints: time to neutrophil engraftment, duration of hospitalization and infection experience or antibacterial usage. In the third study (n=37) there was a positive trend toward earlier myeloid engraftment in favor of LEUKINE. This latter study differed from the other two in having enrolled a large number of patients with Hodgkin's disease who had also received extensive radiation and chemotherapy prior to harvest of autologous bone marrow. A subgroup analysis of the data from all three studies revealed that the median time to engraftment for patients with Hodgkin's disease, regardless of treatment, was six days longer when compared to patients with NHL and ALL, but that the overall beneficial LEUKINE treatment effect was the same. In the following combined analysis of the three studies, these two subgroups (NHL and ALL vs. Hodgkin's disease) are presented separately.

Table 3

Autologous BMT: Combined Analysis from Placebo-Controlled Clinical Trials of Responses in Patients with NHL and ALL Median Values (days)
	ANC ≥500/mm3	ANC ≥1000/mm3	Duration of Hospitalization	Duration of Infection	Duration of Antibacterial Therapy
LEUKINE (n=54)	18*#	24*#	25*	1*	21*
Placebo (n=50)	24	32	31	4	25

* p <0.05 Wilcoxon or CMH ridit chi-squared	# p <0.05 Log rank
Note: The single AML patient was not included.

Patients with Lymphoid Malignancy (Non-Hodgkin's Lymphoma and Acute Lymphoblastic Leukemia)

Myeloid engraftment (absolute neutrophil count [ANC] ≥ 500 cells/mm3) in 54 patients receiving LEUKINE was observed 6 days earlier than in 50 patients treated with placebo (see Table 3). Accelerated myeloid engraftment was associated with significant clinical benefits. The median duration of hospitalization was six days shorter for the LEUKINE group than for the placebo group. Median duration of infectious episodes (defined as fever and neutropenia; or two positive cultures of the same organism; or fever >38°C and one positive blood culture; or clinical evidence of infection) was three days less in the group treated with LEUKINE. The median duration of antibacteria administration in the post-transplantation period was four days shorter for the patients treated with LEUKINE than for placebo-treated patients. The study was unable to detect a significant difference between the treatment groups in rate of disease relapse 24 months post-transplantation. As a group, leukemic subjects receiving LEUKINE derived less benefit than NHL subjects. However, both the leukemic and NHL groups receiving LEUKINE engrafted earlier than controls.

Patients with Hodgkin's Disease

If patients with Hodgkin's disease are analyzed separately, a trend toward earlier myeloid engraftment is noted. LEUKINE-treated patients engrafted earlier (by five days) than the placebo-treated patients (p=0.189, Wilcoxon) but the number of patients was small (n=22).

Allogeneic Bone Marrow Transplantation   A multi-center, randomized, placebo-controlled, and double-blinded study was conducted to evaluate the safety and efficacy of LEUKINE for promoting hematopoietic reconstitution following allogeneic BMT. A total of 109 patients (53 LEUKINE, 56 placebo) were enrolled in the study. Twenty-three patients (11 LEUKINE, 12 placebo) were 18 years old or younger. Sixty-seven patients had myeloid malignancies (33 AML, 34 CML), 17 had lymphoid malignancies (12 ALL, 5 NHL), three patients had Hodgkin's disease, six had multiple myeloma, nine had myelodysplastic disease, and seven patients had aplastic anemia. In 22 patients at one of the seven study sites, bone marrow harvests were depleted of T cells. Preparative regimens included cyclophosphamide, busulfan, cytosine arabinoside, etoposide, methotrexate, corticosteroids, and asparaginase. Some patients also received total body, splenic, or testicular irradiation. Primary graft-versus-host disease (GVHD) prophylaxis was cyclosporine A and a corticosteroid.

Accelerated myeloid engraftment was associated with significant laboratory and clinical benefits. Compared to placebo, administration of LEUKINE significantly improved the following: time to neutrophil engraftment, duration of hospitalization, number of patients with bacteremia and overall incidence of infection (see Table 4).

Table 4

Allogeneic BMT: Analysis of Data from Placebo -Controlled Clinic l Trial Median Values (days or number of patients)
	ANC ≥ 500/mm3	ANC ≥ 1000/mm3	Number of Patients with Infections	Number of Patients with Bacteremia	Days of Hospitalization
LEUKINE (n=53)	13*	14*	30*	9**	25*
Placebo (n=56)	17	19	42	19	26

* p <0.05 generalized Wilcoxon test	**p<0.05s imple chi-square test

Median time to myeloid engraftment (ANC ≥ 500 cells/mm3) in 53 patients receiving LEUKINE was 4 four days less than in 56 patients treated with placebo (see Table 4). The number of patients with bacteremia and infection was significantly lower in the LEUKINE group compared to the placebo group (9/53 versus 19/56 and 30/53 versus 42/56, respectively). There were a number of secondary laboratory and clinical endpoints. Of these, only the incidence of severe (grade 3/4) mucositis was significantly improved in the LEUKINE group (4/53) compared to the placebo group (16/56) at p<0.05. LEUKINE-treated patients also had a shorter median duration of post-transplant IV antibiotic infusions, and shorter median number of days to last platelet and RBC transfusions compared to placebo patients, but none of these differences reached statistical significance.

Bone Marrow Transplantation Failure or Engraftment Delay   A historically-controlled study was conducted in patients experiencing graft failure following allogeneic or autologous BMT to determine whether LEUKINE improved survival after BMT failure.

Three categories of patients were eligible for this study:

1)	patients displaying a delay in engraftment (ANC ≤ 100 cells/mm3 by day 28 post-transplantation)

2)	patients displaying a delay in engraftment (ANC ≤ 100 cells/mm3 by day 21 post-transplantation) and who had evidence of an active infection; and

3)
patients who lost their marrow graft after a transient engraftment (manifested by an average of ANC ≥ 500 cells/mm3 for at least one week followed by loss of engraftment with ANC < 500 cells/mm3 for at least one week beyond day 21 post-transplantation).

A total of 140 eligible patients from 35 institutions were treated with LEUKINE and evaluated in comparison to 103 historical control patients from a single institution. One hundred sixty-three patients had lymphoid or myeloid leukemia, 24 patients had non-Hodgkin's lymphoma, 19 patients had Hodgkin's disease and 37 patients had other diseases, such as aplastic anemia, myelodysplasia or non-hematologic malignancy. The majority of patients (223 out of 243) had received prior chemotherapy with or without radiotherapy and/or immunotherapy prior to preparation for transplantation.

One hundred day survival was improved in favor of the patients treated with LEUKINE after graft failure following either autologous or allogeneic BMT. In addition, the median survival was improved by greater than two-fold. The median survival of patients treated with LEUKINE after autologous failure was 474 days versus 161 days for the historical patients. Similarly, after allogeneic failure, the median survival was 97 days with LEUKINE treatment and 35 days for the historical controls. Improvement in survival was better in patients with fewer impaired organs.

The MOF score is a simple clinical and laboratory assessment of seven major organ systems: cardiovascular, respiratory, gastrointestinal, hematologic, renal, hepatic and neurologic.10 Assessment of the MOF score is recommended as an additional method of determining the need to initiate treatment with LEUKINE in patients with graft failure or delay in engraftment following autologous or allogeneic BMT (see Table 5).

Table 5

Median Survival by Multiple Organ Failure (MOF) Category Median Survival (days)
	MOF ≤ 2 Organs	MOF > 2 Organs	MOF (Composite of Both Groups)
Autologous BMT
LEUKINE	474 (n=58)	78.5 (n=10)	474 (n=68)
Historical	165 (n=14)	39 (n=3)	161 (n=17)
Allogeneic BMT
LEUKINE	174 (n=50)	27 (n=22)	97 (n=72)
Historical	52.5 (n=60)	15.5 (n=26)	35 (n=86)

Factors that Contribute to Survival

The probability of survival was relatively greater for patients with any one of the following characteristics: autologous BMT failure or delay in engraftment, exclusion of total body irradiation from the preparative regimen, a non-leukemic malignancy or MOF score ≤ two (zero, one or two dysfunctional organ systems). Leukemic subjects derived less benefit than other subjects.

CONTRAINDICATIONS

LEUKINE is contraindicated:

1)	in patients with excessive leukemic myeloid blasts in the bone marrow or peripheral blood (≥ 10%);

2)	in patients with known hypersensitivity to GM-CSF, yeast-derived products or any component of the product;

3)	for concomitant use with chemotherapy and radiotherapy.

Due to the potential sensitivity of rapidly dividing hematopoietic progenitor cells, LEUKINE should not be administered simultaneously with cytotoxic chemotherapy or radiotherapy or within 24 hours proceeding or following chemotherapy or radiotherapy. In one controlled study, patients with small cell lung cancer received LEUKINE and concurrent thoracic radiotherapy and chemotherapy or the identical radiotherapy and chemotherapy without LEUKINE. The patients randomized to LEUKINE had significantly higher incidence of adverse events, including higher mortality and a higher incidence of grade 3 and 4 infections and grade 3 and 4 thrombocytopenia.11

WARNINGS

Pediatric Use   Benzyl alcohol is a constituent of liquid LEUKINE and Bacteriostatic Water for Injection diluent. Benzyl alcohol has been reported to be associated with a fatal "Gasping Syndrome" in premature infants. Liquid solutions containing benzyl alcohol (including liquid LEUKINE ) or lyophilized LEUKINE reconstituted with Bacteriostatic Water for Injection, USP (0.9% benzyl alcohol) should not be administered to neonates (see PRECAUTIONS and DOSAGE AND ADMINISTRATION).

Fluid Retention   Edema, capillary leak syndrome, pleural and/or pericardial effusion have been reported in patients after LEUKINE administration. In 156 patients enrolled in placebo-controlled studies using LEUKINE at a dose of 250 mcg/m2/day by 2-hour IV infusion, the reported incidences of fluid retention (LEUKINE vs. placebo) were as follows: peripheral edema, 11% vs. 7%; pleural effusion, 1% vs. 0%; and pericardial effusion, 4% vs. 1%. Capillary leak syndrome was not observed in this limited number of studies; based on other uncontrolled studies and reports from users of marketed LEUKINE, the incidence is estimated to be less than 1%. In patients with preexisting pleural and pericardial effusions, administration of LEUKINE may aggravate fluid retention; however, fluid retention associated with or worsened by LEUKINE has been reversible after interruption or dose reduction of LEUKINE with or without diuretic therapy. LEUKINE should be used with caution in patients with preexisting fluid retention, pulmonary infiltrates or congestive heart failure.

Respiratory Symptoms   Sequestration of granulocytes in the pulmonary circulation has been documented following LEUKINE infusion12 and dyspnea has been reported occasionally in patients treated with LEUKINE. Special attention should be given to respiratory symptoms during or immediately following LEUKINE infusion, especially in patients with preexisting lung disease. In patients displaying dyspnea during LEUKINE administration, the rate of infusion should be reduced by half. If respiratory symptoms worsen despite infusion rate reduction, the infusion should be discontinued. Subsequent IV infusions may be administered following the standard dose schedule with careful monitoring. LEUKINE should be administered with caution in patients with hypoxia.

Cardiovascular Symptoms   Occasional transient supraventricular arrhythmia has been reported in uncontrolled studies during LEUKINE administration, particularly in patients with a previous history of cardiac arrhythmia. However, these arrhythmias have been reversible after discontinuation of LEUKINE. LEUKINE should be used with caution in patients with preexisting cardiac disease.

Renal and Hepatic Dysfunction   In some patients with preexisting renal or hepatic dysfunction enrolled in uncontrolled clinical trials, administration of LEUKINE has induced elevation of serum creatinine or bilirubin and hepatic enzymes. Dose reduction or interruption of LEUKINE administration has resulted in a decrease to pretreatment values. However, in controlled clinical trials the incidences of renal and hepatic dysfunction were comparable between LEUKINE (250 mcg/m2/day by 2-hour IV infusion) and placebo-treated patients. Monitoring of renal and hepatic function in patients displaying renal or hepatic dysfunction prior to initiation of treatment is recommended at least every other week during LEUKINE administration.

PRECAUTIONS

General Parenteral administration of recombinant proteins should be attended by appropriate precautions in case an allergic or untoward reaction occurs Serious allergic or anaphylactic reactions have been reported. If any serious allergic or anaphylactic reaction occurs, LEUKINE therapy should immediately be discontinued and appropriate therapy initiated.

A syndrome characterized by respiratory distress, hypoxia, flushing, hypotension, syncope, and/or tachycardia has been reported following the first administration of LEUKINE in a particular cycle. These signs have resolved with symptomatic treatment and usually do not recur with subsequent doses in the same cycle of treatment.

Stimulation of marrow precursors with LEUKINE may result in a rapid rise in white blood cell (WBC) count. If the ANC exceeds 20,000 cells/mm3 or if the platelet count exceeds 500,000/mm3, LEUKINE administration should be interrupted or the dose reduced by half. The decision to reduce the dose or interrupt treatment should be based on the clinical condition of the patient. Excessive blood counts have returned to normal or baseline levels within three to seven days following cessation of LEUKINE therapy. Twice weekly monitoring of CBC with differential (including examination for the presence of blast cells) should be performed to preclude development of excessive counts.

Growth Factor Potential LEUKINE is a growth factor that primarily stimulates normal myeloid precursors. However, the possibility that LEUKINE can act as a growth factor for any tumor type, particularly myeloid malignancies, cannot be excluded. Because of the possibility of tumor growth potentiation, precaution should be exercised when using this drug in any malignancy with myeloid characteristics.

Should disease progression be detected during LEUKINE treatment, LEUKINE therapy should be discontinued.

LEUKINE has been administered to patients with myelodysplastic syndromes (MDS) in uncontrolled studies without evidence of increased relapse rates.13,14,15 Controlled studies have not been performed in patients with MDS.

Use in Patients Receiving Purged Bone Marrow LEUKINE is effective in accelerating myeloid recovery in patients receiving bone marrow purged by anti-B lymphocyte monoclonal antibodies. Data obtained from uncontrolled studies suggest that if in vitro marrow purging with chemical agents causes a significant decrease in the number of responsive hematopoietic progenitors, the patient may not respond to LEUKINE. When the bone marrow purging process preserves a sufficient number of progenitors (>1.2 x 104/kg), a beneficial effect of LEUKINE on myeloid engraftment has been reported.16

Use in Patients Previously Exposed to Intensive Chemotherapy/Radiotherapy In patients who before autologous BMT, have received extensive radiotherapy to hematopoietic sites for the treatment of primary disease in the abdomen or chest, or have been exposed to multiple myelotoxic agents (alkylating agents, anthracycline antibiotics and antimetabolites), the effect of LEUKINE on myeloid reconstitution may be limited.

Use in Patients with Malignancy Undergoing LEUKINE-Mobilized PBPC Collection When using LEUKINE to mobilize PBPC, the limited in vitro data suggest that tumor cells may be released and reinfused into the patient in the leukapheresis product. The effect of reinfusion of tumor cells has not been well studied and the data are inconclusive.

Information for Patients LEUKINE should be used under the guidance and supervision of a health care professional. However, when the physician determines that LEUKINE may be used outside of the hospital or office setting, persons who will be administering LEUKINE should be instructed as to the proper dose, and the method of reconstituting and administering LEUKINE (see DOSAGE AND ADMINISTRATION). If home use is prescribed, patients should be instructed in the importance of proper disposal and cautioned against the reuse of needles, syringes, drug product, and diluent. A puncture resistant container should be used by the patient for the disposal of used needles.

Patients should be informed of the serious and most common adverse reactions associated with LEUKINE administration (see ADVERSE REACTIONS). Female patients of childbearing potential should be advised of the possible risks to the fetus of LEUKINE (see PRECAUTIONS, Pregnancy Category C).

Laboratory Monitoring LEUKINE can induce variable increases in WBC and/or platelet counts. In order to avoid potential complications of excessive leukocytosis (WBC >50,000 cells/mm3; ANC >20,000 cells/mm3), a CBC is recommended twice per week during LEUKINE therapy. Monitoring of renal and hepatic function in patients displaying renal or hepatic dysfunction prior to initiation of treatment is recommended at least biweekly during LEUKINE administration. Body weight and hydration status should be carefully monitored during LEUKINE administration.

Drug Interaction Interactions between LEUKINE and other drugs have not been fully evaluated. Drugs which may potentiate the myeloproliferative effects of LEUKINE, such as lithium and corticosteroids, should be used with caution.

Carcinogenesis, Mutagenesis, Impairment of Fertility Animal studies have not been conducted with LEUKINE to evaluate the carcinogenic potential or the effect on fertility.

Pregnancy (Category C) Animal reproduction studies have not been conducted with LEUKINE. It is not known whether LEUKINE can cause fetal harm when administered to a pregnant woman or can affect reproductive capability. LEUKINE should be given to a pregnant woman only if clearly needed.

Nursing Mothers It is not known whether LEUKINE is excreted in human milk. Because many drugs are excreted in human milk, LEUKINE should be administered to a nursing woman only if clearly needed.

Pediatric Use Safety and effectiveness in pediatric patients have not been established; however, available safety data indicate that LEUKINE does not exhibit any greater toxicity in pediatric patients than in adults. A total of 124 pediatric subjects between the ages of 4 months and 18 years have been treated with LEUKINE in clinical trials at doses ranging from 60-1,000 mcg/m2/day intravenously and 4-1,500 mcg/m2/day subcutaneously. In 53 pediatric patients enrolled in controlled studies at a dose of 250 mcg/m2/day by 2-hour IV infusion, the type and frequency of adverse events were comparable to those reported for the adult population. Liquid solutions containing benzyl alcohol (including liquid LEUKINE) or lyophilized LEUKINE reconstituted with Bacteriostatic Water lor Injection, USP (0.9% benzyl alcohol) should not be administered to neonates (see WARNINGS).

Geriatric Use In the clinical trials, experience in older patients (age ≥65 years), was limited to the acute myelogenous leukemia (AML) study. Of the 52 patients treated with LEUKINE in this randomized study, 22 patients were age 65-70 years and 30 patients were age 55-64 years. The number of placebo patients in each age group were 13 and 33 patients respectively. This was not an adequate database from which determination of differences in efficacy endpoints or safety assessments could be reliably made and this clinical study was not designed to evaluate difference between these two age groups. Analyses of general trends in safety and efficacy were undertaken and demonstrate similar patterns for older (65-70 yrs) vs younger patients (55-64 yrs). Greater sensitivity of some older individuals cannot be ruled out.

Table 6

Percent of AuBMT Patients Reporting Events
	LEUKINE	Placebo		LEUKINE	Placebo
Events by Body System	(n=79)	(n=77)	Events by Body System	(n=79)	(n=77)
Body, General			Metabolic, Nutritional Disorder
Fever	95	96	Edema	34	35
Mucous membrane disorder	75	78	Peripheral edema	11	7
Asthenia	66	51	Respiratory System
Malaise	57	51	Dyspnea	28	31
Sepsis	11	14	Lung disorder	20	23
Digestive System			Hemic and Lymphatic System
Nausea	90	96	Blood dyscrasia	25	27
Diarrhea	89	82	Cardiovascular System
Vomiting	85	90	Hemorrhage	23	30
Anorexia	54	58	Urogenital System
GI disorder	37	47	Urinary tract disorder	14	13
GI hemorrhage	27	33	Kidney function abnormal	8	10
Stomatitis	24	29	Nervous System
Liver damage	13	14	CNS disorder	11	16
Skin and Appendages
Alopecia	73	74
Rash	44	38

ADVERSE REACTIONS

Autologous and Allogeneic Bone Marrow Transplantation LEUKINE is generally well tolerated. In three placebo-controlled studies enrolling a total of 156 patients after autologous BMT or peripheral blood progenitor cell transplantation, events reported in at least 10% of patients who received IV LEUKINE or placebo were as reported in Table 6.

No significant differences were observed between LEUKINE and placebo-treated patients in the type or frequency of laboratory abnormalities, including renal and hepatic parameters. In some patients with preexisting renal or hepatic dysfunction enrolled in uncontrolled clinical trials, administration of LEUKINE has induced elevation of serum creatinine or bilirubin and hepatic enzymes (see WARNINGS). In addition, there was no significant difference in relapse rate and 24 month survival between the LEUKINE and placebo-treated patients.

In the placebo-controlled trial of 109 patients after allogeneic BMT, events reported in at east 10% of patients who received IV LEUKINE or placebo were as reported in Table 7.

There were no significant differences in the incidence or severity of GVHD, relapse rates and survival between the LEUKINE and placebo-treated patients.

Adverse events observed for the patients treated with LEUKINE in the historically-controlled BMT failure study were similar to those reported in the placebo-controlled studies. In addition, headache (26%), pericardia effusion (25%), arthralgia (21%) and myalgia (18%) were also reported in patients treated with LEUKINE in the graft failure study.

In uncontrolled Phase I/II studies with LEUKINE in 215 patients, the most frequent adverse events were fever, asthenia, headache, bone pain, chills and myalgia. These systemic events were generally mild or moderate and were usualy prevented or reversed by the administration of analgesics and antipyretics such as acetaminophen. In these uncontrolled trials, other infrequent events reported were dyspnea, peripheral edema, and rash.

4

Reports of events occurring with marketed LEUKINE include arrhythmia, fainting, eosinophilia, dizziness, hypotension, injection site reactions, pain (including abdominal, back, chest, and joint pain), tachycardia, thrombosis, and transient liver function abnormalities.

Table 7
Percent of Allogeneic BMT Patients Reporting Events
	LEUKINE	Placebo		LEUKINE	Placebo
Events by Body System	(n=53)	(n=56)	Events by Body System	(n=53)	(n=56)
Body, General			Metabolic/Nutritional Disorders
Fever	77	80	Bilirubinemia	30	27
Abdominal pain	38	23	Hyperglycemia	25	23
Headache	36	36	Peripheral edema	15	21
Chills	25	20	Increased creatinine	15	14
Pain	17	36	Hypomagnesemia	15	9
Asthenia	17	20	Increased SGPT	13	16
Chest pain	15	9	Edema	13	11
Back pain	9	18	Increased alk. phosphatase	8	14
Digestive System			Respiratory System
Diarrhea	81	66	Pharyngitis	23	13
Nausea	70	66	Epistaxis	17	16
Vomiting	70	57	Dyspnea	15	14
Stomatitis	62	63	Rhinitis	11	14
Anorexia	51	57	Hemic and Lymphatic System
Dyspepsia	17	20	Thrombocytopenia	19	34
Hematemesis	13	7	Leukopenia	17	29
Dysphagia	11	7	Petechia	6	11
GI hemorrhage	11	5	Agranulocytosis	6	11
Constipation	8	11	Urogenital System
Skin and Appendages			Hematuria	9	21
Rash	70	73	Nervous System
Alopecia	45	45	Paresthesia	11	13
Pruritis	23	13	Insomnia	11	9
Musculo-skeletal System			Anxiety	11	2
Bone pain	21	5	Laboratory Abnormalities*
Arthralgia	11	4	High glucose	41	49
Special Senses			Low albumin	27	36
Eye hemorrhage	11	0	High BUN	23	17
Cardiovascular System			Low calcium	27	7
Hypertension	34	32	High cholesterol	17	8
Tachycardia	11	9

*Grade 3 and 4 laboratory abnormalities only. Denominators may vary due to missing laboratory measurements.

Table 8
Percent of AML Patients Reporting Events
	LEUKINE	Placebo		LEUKINE	Placebo
Events by Body System	(n=52)	(n=47)	Events by Body System	(n=52)	(n=47)
Body, General			Metabolic/Nutritional Disorder
Fever (no infection)	81	74	Metabolic	58	49
Infection	65	68	Edema	25	23
Weight loss	37	28	Respiratory System
Weight gain	8	21	Pulmonary	48	64
Chills	19	26	Hemic and Lymphatic System
Allergy	12	15	Coagulation	19	21
Sweats	6	13	Cardiovascular System
Digestive System			Hemorrhage	29	43
Nausea	58	55	Hypertension	25	32
Liver	77	83	Cardiac	23	32
Diarrhea	52	53	Hypotension	13	26
Vomiting	46	34	Urogenital System
Stomatitis	42	43	GU	50	57
Anorexia	13	11	Nervous System
Abdominal distention	4	13	Neuro-clinical	42	53
Skin and Appendages			Neuro-motor	25	26
Skin	77	45	Neuro-psych	15	26
Alopecia	37	51	Neuro-sensory	6	11

In patients with preexisting edema, capillary leak syndrome, pleural and/or pericardial effusion, administration of LEUKINE may aggravate fluid retention (see WARNINGS). Body weight and hydration status should be carefully monitored during LEUKINE administration.

Adverse events observed in pediatric patients in controlled studies were comparable to those observed in adult patients.

Acute Myelogenous Leukemia Adverse events reported in at least 10% of patients who received LEUKINE or placebo were as reported in Table 8

Nearly all patients reported leukopenia, thrombocytopenia and anemia The frequency and type of adverse events observed following induction were similar between LEUKINE and placebo groups The only significant difference in the rates of these adverse events was an increase in skin associated events in the LEUKINE group (p=0.002). No significant differences were observed in laboratory results, renal or hepatic toxicity. No significant differences were observed between the LEUKINE and placebo-treated patients for adverse events following consolidation. There was no significant difference in response rate or relapse rate.

In a historically-controlled study of 86 patients with acute myelogenous leukemia (AML), the LEUKINE treated group exhibited an increased incidence of weight gain (p=0.007), low serum proteins and prolonged prothrombin time (p=0.02) when compared to the control group. Two LEUKINE treated patients had progressive increase in circulating monocytes and promonocytes and blasts in the marrow which reversed when LEUKINE was discontinued. The historical control group exhibited an increased incidence of cardiac events (p=0.018), liver function abnormalities (p=0.008), and neurocortical hemorrhagic events (p=0.025).15

Antibody Formation Serum samples collected before and after LEUKINE treatment from 214 patients with a variety of underlying diseases have been examined for immunogenicity based on the presence of antibodies. Neutralizing antibodies were detected in five of 214 patients (2.3%) after receiving LEUKINE by continuous IV infusion (three patients) or subcutaneous injection (SC)(two patients) for 28 to 84 days in multiple courses. All five patients had impaired hematopoiesis before the administration of LEUKINE and consequently the effect of the development of anti-GM-CSF antibodies on normal hematopoiesis could not be assessed. Antibody studies of 75 patients with Crohn's disease receiving LEUKINE by subcutaneous injection with normal hematopoiesis and no other immunosuppressive drugs showed one patient (1.3%) with detectable neutralizing antibodies. The clinical relevance of the presence of these antibodies are unknown. Drug-induced neutropenia, neutralization of endogenous GM-CSF activity and diminution of the therapeutic effect of LEUKINE secondary to formation of neutralizing antibody remain a theoretical possibility. Serious allergic and anaphylactoid reactions have been reported with LEUKINE but the rate of occurrence of antibodies in such patients has not been assessed.

Overdosage The maximum amount of LEUKINE that can be safely administered in single or multiple doses has not been determined. Doses up to 100 mcg/kg/day (4,000 mcg/m2/day or 16 times the recommended dose) were administered to four patients in a Phase I uncontrolled clinical study by continuous IV infusion for 7 to 18 days. Increases in WBC up to 200,000 cells/mm3 were observed. Adverse events reported were dyspnea, malaise, nausea, fever, rash, sinus tachycardia, headache and chills. All these events were reversible after discontinuation of LEUKINE.

In case of overdosage, LEUKINE therapy should be discontinued and the patient carefully monitored for WBC increase and respiratory symptoms.

To report SUSPECTED ADVERSE REACTIONS, contact Genzyme Corporation at 1-888-4RX-LEUKINE or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch

DOSAGE AND ADMINISTRATION

Neutrophil Recovery Following Chemotherapy in Acute Myelogenous Leukemia The recommended dose is 250 mcg/m2/day administered intravenously over a 4 hour period starting approximately on day 11 or four days following the completion of induction chemotherapy, if the day 10 bone marrow is hypoplastic with <5% blasts. If a second cycle of induction chemotherapyis necessary, LEUKINE should be administered approximatelyfour days after the completion of chemotherapy if the bone marrow is hypoplastic with <5% blasts. LEUKINE should be continued until an ANC >1500 cells/mm3 for 3 consecutive days or a maximum of 42 days. LEUKINE should be discontinued immediately if leukemic regrowth occurs. If a severe adverse reaction occurs, the dose can be reduced by 50% or temporarily discontinued until the reaction abates.

In order to avoid potential complications of excessive leukocytosis (WBC > 50,000 cells/mm3 or ANC > 20,000 cells/mm3) a CBC with differential is recommended twice per week during LEUKINE therapy. LEUKINE treatment should be interrupted or the dose reduced by half if the ANC exceeds 20,000 cells/mm3.

Mobilization of Peripheral Blood Progenitor Cells The recommended dose is 250 mcg/m2/day administered IV over 24 hours or SC once daily. Dosing should continue at the same dose through the period of PBPC collection. The optimal schedule for PBPC collection has not been established. In clinical studies, collection of PBPC was usually begun by day 5 and performed daily until protocol specified targets were achieved (see CLINICAL EXPERIENCE, Mobilization and Engraftment of PBPC). If WBC > 50,000 cells/mm3, the LEUKINE dose should be reduced by 50%. If adequate numbers of progenitor cells are not collected, other mobilization therapy should be considered.

Post Peripheral Blood Progenitor Cell Transplantation The recommended dose is 250 mcg/m2/day administered IV over 24 hours or SC once daily beginning immediately following infusion of progenitor cells and continuing until an ANC>1500 cells/mm3 for three consecutive days is attained.

5

Myeloid Reconstitution After Autologous or Allogeneic Bone Marrow Transplantation The recommended dose is 250 mcg/m2/day administered IV over a 2-hour period beginning two to four hours after bone marrow infusion, and not less than 24 hours after the last dose of chemotherapy or radiotherapy. Patients should not receive LEUKINE until the post marrow infusion ANC is less than 500 cells/mm3. LEUKINE should be continued until an ANC >1500 cells/mm3 for three consecutive days is attained. If a severe adverse reaction occurs, the dose can be reduced by 50% or temporarily discontinued until the reaction abates. LEUKINE should be discontinued immediately if blast cells appear or disease progression occurs.

In order to avoid potential complications of excessive leukocytosis (WBC > 50,000 cells/mm3, ANC > 20,000 cells/mm3) a CBC with differential is recommended twice per week during LEUKINE therapy. LEUKINE treatment should be interrupted or the dose reduced by 50% if the ANC exceeds 20,000 cells/mm3.

Bone Marrow Transplantation Failure or Engraftment Delay The recommended dose is 250 mcg/m2/day for 14 days as a 2-hour IV infusion. The dose can be repeated after 7 days off therapy if engraftment has not occurred. If engraftment still has not occurred, a third course of 500 mcg/m2/day for 14 days may be tried after another 7 days off therapy. If there is still no improvement, it is unlikely that further dose escalation will be beneficial. If a severe adverse reaction occurs, the dose can be reduced by 50% or temporarily discontinued until the reaction abates. LEUKINE should be discontinued immediately if blast cells appear or disease progression occurs.

In order to avoid potential complications of excessive leukocytosis (WBC > 50,000 cells/mm3, ANC > 20,000 cells/mm3) a CBC with differential is recommended twice per week during LEUKINE therapy. LEUKINE treatment should be interrupted or the dose reduced by half if the ANC exceeds 20,000 cells/mm3.

Preparation of LEUKINE

1.
Liquid LEUKINE is formulated as a sterile, preserved (1.1% benzyl alcohol), injectable solution (500 mcg/mL) in a vial. Lyophilized LEUKINE is a sterile, white, preservative-free powder (250 mcg) that requires reconstitution with 1 mL Sterile Water for Injection, USP, or 1 mL Bacteriostatic Water for Injection, USP

2.	Liquid LEUKINE may be stored for up to 20 days at 2-8°C once the vial has been entered. Discard any remaining solution after 20 days

3.	Lyophilized LEUKINE (250 mcg) should be reconstituted aseptically with 1.0 mL of diluent (see below). The contents of vials reconstituted with different diluents should not be mixed together.

Sterile Water for Injection, USP (without preservative): Lyophilized LEUKINE vials contain no antibacterial preservative, and therefore solutions prepared with Sterile Water for Injection, USP should be administered as soon as possible, and within 6 hours following reconstitution and/or dilution for IV infusion. The vial should not be re-entered or reused. Do not save any unused portion for administration more than 6 hours following reconstitution. Bacteriostatic Water for Injection, USP (0.9% benzyl alcohol): Reconstituted solutions prepared with Bacteriostatic Water for Injection, USP (0.9% benzyl alcohol) may be stored for up to 20 days at 2–8°C prior to use. Discard reconstituted solution after 20 days. Previously reconstituted solutions mixed with freshly reconstituted solutions must be administered within 6 hours following mixing. Preparations containing benzyl alcohol (including liquid LEUKINE and lyophilized LEUKINE reconstituted with Bacteriostatic Water for Injection) should not be used in neonates (see WARNINGS)

4.
During reconstitution of lyophilized LEUKINE the diluent should be directed at the side of the vial and the contents gently swirled to avoid foaming during dissolution. Avoid excessive or vigorous agitation; do not shake.

5.
LEUKINE should be used for SC injection without further dilution. Dilution for IV infusion should be performed in 0.9% Sodium Chloride Injection, USP. If the final concentration of LEUKINE is below 10 mcg/mL, Albumin (Human) at a final concentration of 0.1% should be added to the saline prior to addition of LEUKINE to prevent adsorption to the components of the drug delivery system. To obtain a final concentration of 0.1% Albumin (Human), add 1 mg Albumin (Human) per 1 mL 0.9% Sodium Chloride Injection, USP (e.g., use 1 mL 5% Albumin [Human] in 50 mL 0.9% Sodium Chloride Injection, USP).

6.	An in-line membrane filter should NOT be used for intravenous infusion of LEUKINE.

7.	Store liquid LEUKINE and reconstituted lyophilized LEUKINE solutions under refrigeration at 2-8°C (36-46°F); DO NOT FREEZE

8.
In the absence of compatibility and stability information, no other medication should be added to infusion solutions containing LEUKINE. Use only 0.9% Sodium Chloride Injection, USP to prepare IV infusion solutions.

9.
Aseptic technique should be employed in the preparation of all LEUKINE solutions. To assure correct concentration following reconstitution, care should be exercised to eliminate any air bubbles from the needle hub of the syringe used to prepare the diluent. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration. If particulate matter is present or the solution is discolored, the vial should not be used.

HOW SUPPLIED

Liquid LEUKINE is available in vials containing 500 mcg/mL (2.8 x 106 IU/mL) sargramostim. Lyophilized LEUKINE is available in vials containing 250 mcg (1.4 x 106 IU/vial) sargramostim.

Each dosage form is supplied as follows:

Lyophilized LEUKINE
Carton of five vials of lyophilized LEUKINE 250 mcg	(NDC 58468-0180-2)

Liquid LEUKINE
Carton of one multiple-use vial; each vial contains 1 mL of preserved 500 mcg/mL liquid LEUKINE	(NDC 58468-0181-1)
Carton of five multiple-use vials; each vial contains 1 mL of preserved 500 mcg/mL liquid LEUKINE.	(NDC 58468-0181-2)

STORAGE

LEUKINE should be refrigerated at 2-8°C (36-46°F). Do not freeze or shake. Do not use beyond the expiration date printed on the vial

REFERENCES

1.	Metcalf D. The molecular biology and functions of the granulocyte-macrophage colony-stimulating factors. Blood 1986; 67(2):257-267

2.	Park LS, Friend D, Gillis S, Urdal DL. Characterization of the cell surface receptor for human granulocyte/macrophage colony stimulating factor. J Exp Med 1986; 164:251-262.

3.	Grabstein KH, Urdal DL, Tushinski RJ, et al. Induction of macrophage tumoricidal activity by granulocyte-macrophage colony-stimulating factors. Science 1986; 232:506-508.

4.
Reed SG, Nathan CF, Pihl DL, et al. Recombinant granulocyte/macrophage colony-stimulating factor activates macrophages to inhibit Trypanosoma cruzi and release hydrogen peroxide. J Exp Med 1987; 166:1734-1746.

5.	Data on file Bayer HealthCare Pharmaceuticals.

6.
Rowe JM, Andersen JW, Mazza JJ, et al. A randomized placebo-controlled phase III study of granulocyte-macrophage colony-stimulating factor in adult patients (>55 to 70 years of age) with acute myelogenous leukemia: a study of the Eastern Cooperative Oncology Group (E1490). Blood 1995; 86(2):457-462.

7.
Nemunaitis J, Rabinowe SN, Singer JW, et al. Recombinant human granulocyte-macrophage colony-stimulating factor after autologous bone marrow transplantation for lymphoid malignancy: Pooled results of a randomized, double-blind, placebo controlled trial. NEJM 1991; 324(25):1773-1778.

8.
Nemunaitis J, Singer JW, Buckner CD, et al. Use of recombinant human granulocyte-macrophage colony stimulating factor in autologous bone marrow transplantation for lymphoid malignancies. Blood 1988; 72(2):834-836.

9.
Nemunaitis J, Singer JW, Buckner CD, et al. Long-term follow-up of patients who received recombinant human granulocyte-macrophage colony stimulating factor after autologous bone marrow transplantation for lymphoid malignancy. BMT 1991; 7:49-52.

10.	Goris RJA, Boekhorst TPA, Nuytinck JKS, et al. Multiple organ failure: Generalized auto-destructive inflammation? Arch Surg 1985; 120:1109-1115

11.
Bunn P, Crowley J, Kelly K, et al. Chemoradiotherapy with or without granulocyte-macrophage colony-stimulating factor in the treatment of limited-stage small-cell lung cancer: a prospective phase III randomized study of the southwest oncology group. JCO 1995; 13(7):1632-1641.

12.
Herrmann F, Schulz G, Lindemann A, et al. Yeast-expressed granulocyte-macrophage colony-stimulating factor in cancer patients: A phase lb clinical study. In Behring Institute Research Communications, Colony Stimulating Factors-CSF. International Symposium, Garmisch-Partenkirchen, West Germany. 1988; 83:107-118.

13.
Estey EH, Dixon D, Kantarjian H, et al. Treatment of poor-prognosis, newly diagnosed acute myeloid leukemia with Ara-C and recombinant human granulocyte-macrophage colony-stimulating factor. Blood 1990; 75(9):1766-1769.

14.	Vadhan-Raj S, Keating M, LeMaistre A, et al. Effects of recombinant human granulocyte-macrophage colony-stimulating factor in patients with myelodysplastic syndromes. NEJM 1987; 317:1545-1552.

15.
Buchner T, Hiddemann W, Koenigsmann M, et al. Recombinant human granulocyte-macrophage colony stimulating factor after chemotherapy in patients with acute myeloid leukemia at higher age or after relapse. Blood 1991; 78(5):1190-1197.

16.
Blazar BR, Kersey JH, McGlave PB, et al. In vivo administration of recombinant human granulocyte/macrophage colony-stimulating factor in acute lymphoblastic leukemia patients receiving purged autografts. Blood 1989; 73(3):849-857.

© 2009, Genzyme Corporation. All rights reserved. Leukine is a registered trademark licensed to Genzyme Corporation.

U.S. Patent Nos. 5,391,485; 5,393,870; and 5,229,496. Licensed under Research Corporation Technologies U.S. Patent No. 5,602,007, and under Novartis Corporation U.S. Patent Nos. 5,942,221; 5,908,763; 5,895,646; 5,891,429; and 5,720,952.

Manufactured by:	Distributed by:
Bayer Health Care Pharmaceuticals, LLC.
Seattle, WA 98101	Genzyme Corporation
US License No. 1791	500 Kendall Street
Cambridge, MA02142
Phone: 1-888-4RX-LEUKINE

6060 (07/09)	Revised July 2009

6

HIGHLIGHTS OF PRESCRIBING INFORMATION

These highlights do not include all the information needed to use MOZOBIL safely and effectively. See full prescribing information for MOZOBIL.

MOZOBIL (plerixafor injection), Solution for Subcutaneous use
Initial U.S. Approval: 2008

INDICATIONS AND USAGE
Mozobil, a hematopoietic stem cell mobilizer, is indicated in combination with granulocyte-colony stimulating factor (G-CSF) to mobilize hematopoietic stem cells to the peripheral blood for collection and subsequent autologous transplantation in patients with non-Hodgkin’s lymphoma and multiple myeloma. (1)

DOSAGE AND ADMINISTRATION
•	Initiate Mozobil treatment after the patient has received G-CSF once daily for 4 days. (2.1)
•	Repeat Mozobil dose up to 4 consecutive days. (2.1)
•	Select dose based on 0.24 mg/kg actual body weight. (2.1)
•	Administer by subcutaneous injection approximately 11 hours prior to initiation of apheresis. (2.1)
•	Renal impairment: If creatinine clearance is ≤ 50 mL/min, decrease dose by one-third to 0.16 mg/kg. (2.3)

DOSAGE FORMS AND STRENGTHS
•	Single-use vial containing 1.2 mL of a 20 mg/mL solution. (3)

CONTRAINDICATIONS
None. (4)

WARNINGS AND PRECAUTIONS
•	Tumor Cell Mobilization in Leukemia Patients: Mozobil may mobilize leukemic cells and should not be used in leukemia patients (5.1)
•	Hematologic Effects: Increased circulating leukocytes and decreased platelet counts have been observed. Monitor blood cell counts and platelet counts during Mozobil use. (5.2)
•	Potential for Tumor Cell Mobilization: Tumor cells may be released from marrow during HSC mobilization with Mozobil and G-CSF. Effect of reinfusion of tumor cells is unknown. (5.3)
•	Potential for Splenic Rupture: Evaluate patients who report left upper abdominal and/or scapular or shoulder pain. (5.4)
•	Pregnancy: May cause fetal harm. Advise women not to become pregnant when taking Mozobil. (5.5, 8.1)

ADVERSE REACTIONS
Most common adverse reactions (≥ 10%): diarrhea, nausea, fatigue, injection site reactions, headache, arthralgia, dizziness, and vomiting. (6)

To report SUSPECTED ADVERSE REACTIONS, contact Genzyme Corporation at 1-877-4MOZOBIL or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch

See 17 for PATIENT COUNSELING INFORMATION

Revised: 12/2008

FULL PRESCRIBING INFORMATION: CONTENTS*

1	INDICATIONS AND USAGE		1
2	DOSAGE AND ADMINISTRATION		1
	2.1	Recommended Dosage and Administration	1
	2.2	Recommended Concomitant Medications	1
	2.3	Dosing in Renal Impairment	1
3	DOSAGE FORMS AND STRENGTHS		2
4	CONTRAINDICATIONS		2
5	WARNINGS AND PRECAUTIONS		2
	5.1	Tumor Cell Mobilization in Leukemia Patients	2
	5.2	Hematologic Effects	2
	5.3	Potential for Tumor Cell Mobilization	2
	5.4	Splenic Enlargement and Potential for Rupture	2
	5.5	Pregnancy	2
6	ADVERSE REACTIONS		2
	6.1	Clinical Trial Experience	2
7	DRUG INTERACTIONS		2
8	USE IN SPECIFIC POPULATIONS		2
	8.1	Pregnancy	2
	8.3	Nursing Mothers	2
	8.4	Pediatric Use	3
	8.5	Geriatric Use	3
	8.6	Renal Impairment	3
10	OVERDOSAGE		3
11	DESCRIPTION		3
12	CLINICAL PHARMACOLOGY		3
	12.1	Mechanism of Action	3
	12.2	Pharmacodynamics	3
	12.3	Pharmacokinetics	3
13	NONCLINICAL TOXICOLOGY		4
	13.1	Carcinogenesis, Mutagenesis, Impairment of Fertility	4
14	CLINICAL STUDIES		4
16	HOW SUPPLIED/STORAGE AND HANDLING		4
17	PATIENT COUNSELING INFORMATION		4

*Sections or subsections omitted from the full prescribing information are not listed

1	INDICATIONS AND USAGE
MozobilTM (plerixafor injection) is indicated in combination with granulocytecolony stimulating factor (G-CSF) to mobilize hematopoietic stem cells to the peripheral blood for collection and subsequent autologous transplantation in patients with non-Hodgkin’s lymphoma (NHL) and multiple myeloma (MM).

2	DOSAGE AND ADMINISTRATION
2.1	Recommended Dosage and Administration
Vials should be inspected visually for particulate matter and discoloration prior to administration and should not be used if there is particulate matter or if the solution is discolored.

Begin treatment with Mozobil after the patient has received G-CSF once daily for four days. [see Dosage and Administration (2.2)] Administer Mozobil approximately 11 hours prior to initiation of apheresis for up to 4 consecutive days.

The recommended dose of Mozobil is 0.24 mg/kg body weight by subcutaneous (SC) injection. Use the patient’s actual body weight to calculate the volume of Mozobil to be administered. Each vial delivers 1.2 mL of 20 mg/mL solution, and the volume to be administered to patients should be calculated from the following equation:

0.012 X patient’s actual body weight (in kg) = volume to be administered (in mL)

In clinical studies, Mozobil dose has been calculated based on actual body weight in patients up to 175% of ideal body weight. Mozobil dose and treatment of patients weighing more than 175% of ideal body weight have not been investigated.

Based on increasing exposure with increasing body weight, the plerixafor dose should not exceed 40 mg/day. [see Clinical Pharmacology (12.3)]

2.2	Recommended Concomitant Medications
Administer daily morning doses of G-CSF 10 micrograms/kg for 4 days prior to the first evening dose of Mozobil and on each day prior to apheresis. [see Clinical Studies (14)]

2.3	Dosing in Renal Impairment
In patients with moderate and severe renal impairment (estimated creatinine clearance (CLCR) ≤ 50 mL/min), reduce the dose of Mozobil by one-third to 0.16 mg/kg as shown in Table 1. If CLCR is ≤ 50 mL/min the dose should not exceed 27 mg/day, as the mg/kg-based dosage results in increased plerixafor exposure with increasing body weight. [see Clinical Pharmacology (12.3)] Similar systemic exposure is predicted if the dose is reduced by one-third in patients with moderate and severe renal impairment compared with subjects with normal renal function. [see Clinical Pharmacology (12.3)]

Table 1: Recommended Dosage of Plerixafor in Patients with Renal Impairment

Estimated Creatinine Clearance (mL/min)	Dose
> 50	0.24 mg/kg once daily (not to exceed 40 mg/day)
≤ 50	0.16 mg/kg once daily (not to exceed 27 mg/day)

The following (Cockroft-Gault) formula may be used to estimate CLCR:

Males:
Creatinine clearance (mL/min) =	weight (kg) X (140 – age in years)
72 X serum creatinine (mg/dL)

Females:
Creatinine clearance (mL/min) =	0.85 X value calculated for males

There is insufficient information to make dosage recommendations in patients on hemodialysis.

1

3	DOSAGE FORMS AND STRENGTHS
Single-use vial containing 1.2 mL of a 20 mg/mL solution.

4	CONTRAINDICATIONS
None

5	WARNINGS AND PRECAUTIONS
5.1	Tumor Cell Mobilization in Leukemia Patients
For the purpose of HSC mobilization, Mozobil may cause mobilization of leukemic cells and subsequent contamination of the apheresis product. Therefore, Mozobil is not intended for HSC mobilization and harvest in patients with leukemia.

5.2	Hematologic Effects
Leukocytosis
Administration of Mozobil in conjunction with G-CSF increases circulating leukocytes as well as HSC populations. Monitor white blood cell counts during Mozobil use. Exercise clinical judgment when administering Mozobil to patients with peripheral blood neutrophil counts above 50,000/mcL.

Thrombocytopenia
Thrombocytopenia has been observed in patients receiving Mozobil. Monitor platelet counts in all patients who receive Mozobil and then undergo apheresis.

5.3	Potential for Tumor Cell Mobilization
When Mozobil is used in combination with G-CSF for HSC mobilization‚ tumor cells may be released from the marrow and subsequently collected in the leukapheresis product. The effect of potential reinfusion of tumor cells has not been well-studied.

5.4	Splenic Enlargement and Potential for Rupture
Higher absolute and relative spleen weights associated with extramedullary hematopoiesis were observed following prolonged (2 to 4 weeks) daily plerixafor SC administration in rats at doses approximately 4-fold higher than the recommended human dose based on body surface area. The effect of Mozobil on spleen size in patients was not specifically evaluated in clinical studies. Evaluate individuals receiving Mozobil in combination with G-CSF who report left upper abdominal pain and/or scapular or shoulder pain for splenic integrity.

5.5	Pregnancy
Pregnancy Category D
Mozobil may cause fetal harm when administered to a pregnant woman. Plerixafor was teratogenic in animals. There are no adequate and wellcontrolled studies in pregnant women using Mozobil. Women of childbearing potential should be advised to avoid becoming pregnant while receiving treatment with Mozobil. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential hazard to the fetus. [see Use In Specific Populations (8.1)]

6	ADVERSE REACTIONS
6.1	Clinical Trial Experience
The following serious adverse reactions are discussed elsewhere in the labeling:
•	Potential for tumor cell mobilization in leukemia patients [see Warnings and Precautions (5.1)]
•	Increased circulating leukocytes and decreased platelet counts [see Warnings and Precautions (5.2)]
•	Potential for splenic enlargement [see Warnings and Precautions (5.4)]

The most common adverse reactions (≥ 10%) reported in patients who received Mozobil in conjunction with G-CSF regardless of causality and more frequent with Mozobil than placebo during HSC mobilization and apheresis were diarrhea, nausea, fatigue, injection site reactions, headache, arthralgia, dizziness, and vomiting.

Safety data for Mozobil in combination with G-CSF were obtained from two placebo-controlled studies and 10 uncontrolled studies in 543 patients. Patients were primarily treated with Mozobil at daily doses of 0.24 mg/kg SC. Median exposure to Mozobil in these studies was 2 days (range 1 to 7 days).

In the two randomized studies in patients with NHL and MM, a total of 301 patients were treated in the Mozobil and G-CSF group and 292 patients were treated in the placebo and G-CSF group. Patients received daily morning doses of G-CSF 10 micrograms/kg for 4 days prior to the first dose of Mozobil 0.24 mg/kg SC or placebo and on each morning prior to apheresis. The adverse reactions that occurred in ≥5% of the patients who received Mozobil regardless of causality and were more frequent with Mozobil than placebo during HSC mobilization and apheresis are shown in Table 2.

Because clinical trials are conducted under widely varying conditions, adverse reaction rates observed in the clinical trials of a drug cannot be directly compared to rates in the clinical trials of another drug and may not reflect the rates observed in practice.

Table 2: Adverse Reactions in ≥ 5% of Non-Hodgkin’s Lymphoma and Multiple Myeloma Patients Receiving Mozobil and More Frequent than Placebo During HSC Mobilization and Apheresis

	Percent of Patients (%)
	Mozobil and G-CSF (n = 301)			Placebo and G-CSF (n = 292)
	All Grades[a]	Grade 3	Grade 4	All Grades	Grade 3	Grade 4
Gastrointestinal disorders
Diarrhea	37	< 1	0	17	0	0
Nausea	34	1	0	22	0	0
Vomiting	10	< 1	0	6	0	0
Flatulence	7	0	0	3	0	0
General disorders and administration site conditions
Injection site reactions	34	0	0	10	0	0
Fatigue	27	0	0	25	0	0
Musculoskeletal and connective tissue disorders
Arthralgia	13	0	0	12	0	0
Nervous system disorders
Headache	22	< 1	0	21	1	0
Dizziness	11	0	0	6	0	0
Psychiatric disorders
Insomnia	7	0	0	5	0	0

aGrades based on criteria from the World Health Organization (WHO)

In the randomized studies, 34% of patients with NHL or MM had mild to moderate injection site reactions at the site of subcutaneous administration of Mozobil. These included erythema, hematoma, hemorrhage, induration, inflammation, irritation, pain, paresthesia, pruritus, rash, swelling, and urticaria.

Mild to moderate systemic reactions were observed in less than 1% of patients approximately 30 min after Mozobil administration. Events included one or more of the following: urticaria (n = 2), periorbital swelling (n = 2), dyspnea (n = 1) or hypoxia (n = 1). Symptoms generally responded to treatments (e.g., antihistamines, corticosteroids, hydration or supplemental oxygen) or resolved spontaneously.

Vasovagal reactions, orthostatic hypotension, and/or syncope can occur following subcutaneous injections. In Mozobil oncology and healthy volunteer clinical studies, less than 1% of subjects experienced vasovagal reactions following subcutaneous administration of Mozobil doses ≤ 0.24 mg/kg. The majority of these events occurred within 1 hour of Mozobil administration. Because of the potential for these reactions, appropriate precautions should be taken.

Other adverse reactions that occurred in < 5% of patients but were reported as related to Mozobil during HSC mobilization and apheresis included abdominal pain, hyperhidrosis, abdominal distention, dry mouth, erythema, stomach discomfort, malaise, hypoesthesia oral, constipation, dyspepsia, and musculoskeletal pain.

7	DRUG INTERACTIONS
Based on in vitro data, plerixafor is not a substrate, inhibitor or inducer of human cytochrome P450 isozymes. Plerixafor is not likely to be implicated in in vivo drug-drug interactions involving cytochrome P450s. [see Clinical Pharmacology (12.3)]

8	USE IN SPECIFIC POPULATIONS
8.1	Pregnancy
Pregnancy Category D
Plerixafor was teratogenic in animals. Plerixafor administered to pregnant rats induced embryo-fetal toxicities including fetal death, increased resorptions and post-implantation loss, decreased fetal weights, anophthalmia, shortened digits, cardiac interventricular septal defect, ringed aorta, globular heart, hydrocephaly, dilatation of olfactory ventricles, and retarded skeletal development. Embryofetal toxicities occurred mainly at a dose of 90 mg/m2 (approximately 10 times the recommended human dose of 0.24 mg/kg when compared on a mg/m2 basis or 10 times the AUC in subjects with normal renal function who received a single dose of 0.24 mg/kg).

8.3 Nursing Mothers
It is not known whether plerixafor is excreted in human milk. Because many drugs are excreted in human milk, and because of the potential for serious adverse reactions in nursing infants from Mozobil, a decision should be made whether to discontinue nursing or to discontinue the drug, taking into account the importance of the drug to the mother.

2

8.4	Pediatric Use
The safety and efficacy of Mozobil in pediatric patients have not been established in controlled clinical studies.

8.5	Geriatric Use
Of the total number of subjects in controlled clinical studies of Mozobil, 24% were 65 and over, while 0.8% were 75 and over. No overall differences in safety or effectiveness were observed between these subjects and younger subjects, and other reported clinical experience has not identified differences in responses between the elderly and younger patients, but greater sensitivity of some older individuals cannot be ruled out.

Since plerixafor is mainly excreted by the kidney, no dose modifications are necessary in elderly individuals with normal renal function. In general, care should be taken in dose selection for elderly patients due to the greater frequency of decreased renal function with advanced age. Dosage adjustment in elderly patients with CLCR ≤ 50 mL/min is recommended. [see Dosage and Administration (2.3) and Clinical Pharmacology (12.3)]

8.6	Renal Impairment
In patients with moderate and severe renal impairment (CLCR ≤ 50mL/min), reduce the dose of plerixafor by one-third to 0.16 mg/kg. [see Dosage and Administration (2.3) and Clinical Pharmacology (12.3)]

10	OVERDOSAGE
Based on limited data at doses above the recommended dose of 0.24 mg/kg SC, the frequency of gastrointestinal disorders, vasovagal reactions, orthostatic hypotension, and/or syncope may be higher.

11	DESCRIPTION
Mozobil (plerixafor injection) is a sterile, preservative-free, clear, colorless to pale yellow, isotonic solution for subcutaneous injection. Each mL of the sterile solution contains 20 mg of plerixafor. Each single-use vial is filled to deliver 1.2 mL of the sterile solution that contains 24 mg of plerixafor and 5.9 mg of sodium chloride in Water for Injection adjusted to a pH of 6.0 to 7.5 with hydrochloric acid and with sodium hydroxide, if required.

Plerixafor is a hematopoietic stem cell mobilizer with a chemical name l, 1'- [1,4-phenylenebis (methylene)]-bis-1,4,8,11- tetraazacyclotetradecane. It has the molecular formula C28H54N8. The molecular weight of plerixafor is 502.79 g/mol. The structural formula is provided in Figure 1.

Figure 1: Structural Formula

Plerixafor is a white to off-white crystalline solid. It is hygroscopic. Plerixafor has a typical melting point of 131.5 °C. The partition coefficient of plerixafor between 1-octanol and pH 7 aqueous buffer is < 0.1.

12	CLINICAL PHARMACOLOGY
12.1	Mechanism of Action
Plerixafor is an inhibitor of the CXCR4 chemokine receptor and blocks binding of its cognate ligand, stromal cell-derived factor-1α (SDF-1α). SDF-1α and CXCR4 are recognized to play a role in the trafficking and homing of human hematopoietic stem cells (HSCs) to the marrow compartment. Once in the marrow, stem cell CXCR4 can act to help anchor these cells to the marrow matrix, either directly via SDF-1α or through the induction of other adhesion molecules. Treatment with plerixafor resulted in leukocytosis and elevations in circulating hematopoietic progenitor cells in mice, dogs and humans. CD34+ cells mobilized by plerixafor were capable of engraftment with long-term repopulating capacity up to one year in canine transplantation models.

12.2	Pharmacodynamics
Data on the fold increase in peripheral blood CD34+ cell count (cells/mcL) by apheresis day were evaluated in two placebo-controlled clinical studies in patients with NHL and MM (Study 1 and Study 2, respectively). The fold increase in CD34+ cell count (cells/mcL) over the 24-hour period starting from the day prior to the first apheresis and ending the next morning just before the first apheresis is summarized in Table 3. During this 24-hour period, a single dose of Mozobil or placebo was administered 10 to 11 hours prior to apheresis.

Table 3: Fold Increase in Peripheral Blood CD34+ Cell Count Following Pretreatment with G-CSF and Administration of Plerixafor

	Mozobil and G-CSF		Placebo and G-CSF
Study	Median	Mean (SD)	Median	Mean (SD)
Study 1	5.0	6.2 (5.4)	1.4	1.9 (1.5)
Study 2	4.8	6.4 (6.8)	1.7	2.4 (7.3)

In pharmacodynamic studies of Mozobil in healthy volunteers, peak mobilization of CD34+ cells was observed between 6 and 9 hours after administration. In pharmacodynamic studies of Mozobil in conjunction with G-CSF in healthy volunteers, a sustained elevation in the peripheral blood CD34+ count was observed from 4 to 18 hours after plerixafor administration with a peak CD34+ count between 10 and 14 hours.

12.3	Pharmacokinetics
The single-dose pharmacokinetics of plerixafor 0.24 mg/kg were evaluated in patients with NHL and MM following pre-treatment with G-CSF (10 micrograms/kg once daily for 4 consecutive days). Plerixafor exhibits linear kinetics between the 0.04 mg/kg to 0.24 mg/kg dose range. The pharmacokinetics of plerixafor were similar across clinical studies in healthy subjects who received plerixafor alone and NHL and MM patients who received plerixafor in combination with G-CSF.

A population pharmacokinetic analysis incorporated plerixafor data from 63 subjects (NHL patients, MM patients, subjects with varying degrees of renal impairment, and healthy subjects) who received a single SC dose (0.04 mg/kg to 0.24 mg/kg) of plerixafor. A two-compartment disposition model with first order absorption and elimination was found to adequately describe the plerixafor concentration-time profile. Significant relationships between clearance and creatinine clearance (CLCR), as well as between central volume of distribution and body weight were observed. The distribution half-life (t1/2α) was estimated to be 0.3 hours and the terminal population half-life (t1/2β) was 5.3 hours in patients with normal renal function.

The population pharmacokinetic analysis showed that the mg/kg-based dosage results in an increased plerixafor exposure (AUC0-24h) with increasing body weight. There is limited experience with the 0.24 mg/kg dose of plerixafor in patients weighing above 160 kg. Therefore the dose should not exceed that of a 160 kg patient (i.e., 40 mg/day if CLCR is > 50 mL/min and 27 mg/day if CLCR is ≤ 50 mL/min). [see Dosage and Administration (2.1, 2.3)]

Absorption
Peak plasma concentrations occurred at approximately 30 - 60 minutes after a SC dose.

Distribution
Plerixafor is bound to human plasma proteins up to 58%. The apparent volume of distribution of plerixafor in humans is 0.3 L/kg demonstrating that plerixafor is largely confined to, but not limited to, the extravascular fluid space.

Metabolism
The metabolism of plerixafor was evaluated with in vitro assays. Plerixafor is not metabolized as shown in assays using human liver microsomes or human primary hepatocytes and does not exhibit inhibitory activity in vitro towards the major drug metabolizing cytochrome P450 enzymes (1A2, 2C9, 2C19, 2D6, and 3A4/5). In in vitro studies with human hepatocytes, plerixafor does not induce CYP1A2, CYP2B6, or CYP3A4 enzymes. These findings suggest that plerixafor has a low potential for involvement in cytochrome P450-dependent drug-drug interactions.

Elimination
The major route of elimination of plerixafor is urinary. Following a 0.24 mg/kg dose in healthy volunteers with normal renal function, approximately 70% of the dose was excreted in the urine as the parent drug during the first 24 hours following administration. In studies with healthy subjects and patients, the terminal half-life in plasma ranges between 3 and 5 hours. The ability of plerixafor to act as a substrate or as an inhibitor of P-glycoprotein has not been investigated.

Renal Impairment
Following a single 0.24 mg/kg SC dose, plerixafor clearance was reduced in subjects with varying degrees of renal impairment and was positively correlated with CLCR. The mean AUC0-24h of plerixafor in subjects with mild (CLCR 51-80 mL/min), moderate (CLCR 31-50 mL/min), and severe (CLCR < 31 mL/min) renal impairment was 7%, 32%, and 39% higher than healthy subjects with normal renal function, respectively. Renal impairment had no effect on Cmax. A population pharmacokinetic analysis indicated an increased exposure (AUC0-24h) in patients with moderate and severe renal impairment compared to patients with CLCR > 50 mL/min. These results support a dose reduction of one-third in patients with moderate to severe renal impairment (CLCR ≤ 50 mL/min) in order to match the exposure in patients with normal renal function. The population pharmacokinetic analysis showed that the mg/kg-based dosage results in an increased plerixafor exposure (AUC0-24h) with increasing body weight; therefore if CLCR is ≤ 50 mL/min the dose should not exceed 27 mg/day. [see Dosage and Administration (2.3)]

3

Since plerixafor is primarily eliminated by the kidneys, coadministration of plerixafor with drugs that reduce renal function or compete for active tubular secretion may increase serum concentrations of plerixafor or the coadministered drug. The effects of coadministration of plerixafor with other drugs that are renally eliminated or are known to affect renal function have not been evaluated.

Race
Clinical data show similar plerixafor pharmacokinetics for Caucasians and African-Americans, and the effect of other racial/ethnic groups has not been studied.

Gender
Clinical data show no effect of gender on plerixafor pharmacokinetics.

Age
Clinical data show no effect of age on plerixafor pharmacokinetics.

13	NONCLINICAL TOXICOLOGY
13.1	Carcinogenesis, Mutagenesis, Impairment of Fertility
Carcinogenicity studies with plerixafor have not been conducted.

Plerixafor was not genotoxic in an in vitro bacterial mutation assay (Ames test in Salmonella), an in vitro chromosomal aberration test using V79 Chinese hamster cells, or an in vivo bone marrow micronucleus test in rats after subcutaneous doses up to 25 mg/kg (150 mg/m2). The effect of plerixafor on human fertility is unknown.

The effect of plerixafor on male or female fertility was not studied in designated reproductive toxicology studies. The staging of spermatogenesis measured in a 28-day repeated dose toxicity study in rats revealed no abnormalities considered to be related to plerixafor. No histopathological evidence of toxicity to male or female reproductive organs was observed in 28-day repeated dose toxicity studies.

14	CLINICAL STUDIES
The efficacy and safety of Mozobil in conjunction with G-CSF in non-Hodgkin’s lymphoma (NHL) and multiple myeloma (MM) were evaluated in two placebo-controlled studies (Studies 1 and 2). Patients were randomized to receive either Mozobil 0.24 mg/kg or placebo on each evening prior to apheresis. Patients received daily morning doses of G-CSF 10 micrograms/kg for 4 days prior to the first dose of Mozobil or placebo and on each morning prior to apheresis. Two hundred and ninety-eight (298) NHL patients were included in the primary efficacy analyses for Study 1. The mean age was 55.1 years (range 29-75) and 57.5 years (range 22-75) in the Mozobil and placebo groups, respectively, and 93% of subjects were Caucasian. Three hundred and two (302) MM patients were included in the primary efficacy analyses for Study 2. The mean age was 58.2 years (range 28-75) and 58.5 years (range 28-75) in the Mozobil and placebo groups, respectively, and 81% of subjects were Caucasian.

In Study 1, 59% of NHL patients who were mobilized with Mozobil and G-CSF collected ≥ 5 X 106 CD34+ cells/kg from the peripheral blood in four or fewer apheresis sessions, compared with 20% of patients who were mobilized with placebo and G-CSF (p < 0.001). Other CD34+ cell mobilization outcomes showed similar findings (Table 4).

Table 4: Study 1 Efficacy Results - CD34+ Cell Mobilization in NHL Patients

Efficacy Endpoint	Mozobil and G-CSF (n = 150)	Placebo and G-CSF (n = 148)	p-value[a]
Patients achieving ≥ 5 X 10[6] cells/kg in ≤ 4 apheresis days	89 (59)%	29 (20)%	< 0.001
Patients achieving ≥ 2 X 10[6] cells/kg in ≤ 4 apheresis days	130 (87)%	70 (47)%	< 0.001

ap-value calculated using Pearson’s Chi-Squared test

The median number of days to reach ≥ 5 x 106 CD34+ cells/kg was 3 days for the Mozobil group and not evaluable for the placebo group. Table 5 presents the proportion of patients who achieved ≥ 5 x 106 CD34+ cells/kg by apheresis day.

Table 5: Study 1 Efficacy Results – Proportion of Patients Who Achieved ≥ 5 x 106 CD34+ cells/kg by Apheresis Day in NHL Patients

Days	Proportion[a] in Mozobil and G-CSF (n=147b)	Proportion[a] in Placebo and G-CSF (n=142b)
1	27.9%	4.2%
2	49.1%	14.2%
3	57.7%	21.6%
4	65.6%	24.2%

aPercents determined by Kaplan Meier method
bn includes all patients who received at least one day of apheresis

In Study 2, 72% of MM patients who were mobilized with Mozobil and G-CSF collected ≥ 6 X 106 CD34+ cells/kg from the peripheral blood in two or fewer apheresis sessions, compared with 34% of patients who were mobilized with placebo and G-CSF (p < 0.001). Other CD34+ cell mobilization outcomes showed similar findings (Table 6).

Table 6: Study 2 Efficacy Results – CD34+ Cell Mobilization in Multiple Myeloma Patients

Efficacy Endpoint	Mozobil and G-CSF (n = 148)	Placebo and G-CSF (n = 154)	p-value[a]
Patients achieving ≥ 6 X 10[6] cells/kg in ≤ 2 apheresis days	106 (72)%	53 (34)%	< 0.001
Patients achieving ≥ 6 X 10[6] cells/kg in ≤ 4 apheresis days	112 (76)%	79 (51)%	< 0.001
Patients achieving ≥ 2 X 10[6] cells/kg in ≤ 4 apheresis days	141 (95)%	136 (88)%	0.028

ap-value calculated using Pearson’s Chi-Squared test

The median number of days to reach ≥ 6 x 106 CD34+ cells/kg was 1 day for the Mozobil group and 4 days for the placebo group. Table 7 presents the proportion of patients who achieved ≥ 6 x 106CD34+ cells/kg by apheresis day.

Table 7: Study 2 – Proportion of Patients Who Achieved ≥ 6 x 106 CD34+cells/kg by Apheresis Day in MM Patients

Days	Proportion[a] in Mozobil and G-CSF (n=144b)	Proportion[a] in Placebo and G-CSF (n=150b)
1	54.2%	17.3%
2	77.9%	35.3%
3	86.8%	48.9%
4	86.8%	55.9%

aPercents determined by Kaplan Meier method
bn includes all patients who received at least one day of apheresis

Multiple factors can influence time to engraftment and graft durability following stem cell transplantation. For transplanted patients in the Phase 3 studies, time to neutrophil and platelet engraftment and graft durability were similar across the treatment groups.

16	HOW SUPPLIED/STORAGE AND HANDLING
Each single-use vial is filled to deliver 1.2 mL of 20 mg/mL solution containing 24 mg of plerixafor.

NDC Number: 58468-0140-1

•	Store at 25°C (77°F); excursions permitted to 15°-30°C (59°-86°F). [see USP Controlled Room temperature]
•	Each vial of Mozobil is intended for single use only. Any unused drug remaining after injection must be discarded.

17	PATIENT COUNSELING INFORMATION
Advise patients of the signs and symptoms of potential systemic reactions such as urticaria, periorbital swelling, dyspnea, or hypoxia during and following Mozobil injection. [see Adverse Reactions (6.1)]

Patients should inform a health care professional immediately if symptoms of vasovagal reactions such as orthostatic hypotension or syncope occur during or shortly after their Mozobil injection. [see Adverse Reactions (6.1)]

If patients experience itching, rash, or reaction at the site of injection, they should notify a health care professional as these symptoms have been treated with over-the-counter medications during clinical trials. [see Adverse Reactions (6.1)]

Inform patients that Mozobil may cause gastrointestinal disorders, including diarrhea, nausea, vomiting, flatulence, and abdominal pain. Patients should be told how to manage specific gastrointestinal disorders and to inform their health care professional if severe events occur following Mozobil injection. [see Adverse Reactions (6.1)]

Advise female patients with reproductive potential to use effective contraceptive methods during Mozobil use. [see Warnings and Precautions (5.5) and Use In Specific Populations (8.1)]

Manufactured by: Patheon UK Ltd., Swindon, UK
Manufactured for: Genzyme Corporation, 500 Kendall Street, Cambridge,
MA 02142 USA

©2008 Genzyme Corporation. All rights reserved.
Mozobil is a trademark of Genzyme Corporation.

502031

4

1.14.2.3 Final Labeling Text

HIGHLIGHTS OF PRESCRIBING INFORMATION

These highlights do not include all the information needed to use Rituxan safely and effectively. See full prescribing information for Rituxan.

Rituxan (rituximab)
Injection for Intravenous Use
Initial U.S. Approval: 1997

WARNING: FATAL INFUSION REACTIONS, TUMOR LYSIS SYNDROME (TLS), SEVERE MUCOCUTANEOUS REACTIONS, and PROGRESSIVE MULTIFOCAL LEUKOENCEPHALOPATHY (PML)

See full prescribing information for complete boxed warning.

- **Fatal infusion reactions within 24 hours of Rituxan infusion occur; approximately 80% of fatal reactions occurred with first infusion. Monitor patients and discontinue Rituxan infusion for severe reactions (5.1).**
- **Tumor lysis syndrome (5.2).**
- **Severe mucocutaneous reactions, some with fatal outcomes (5.3).**
- **PML resulting in death (5.4).**

RECENT MAJOR CHANGES

Indications and Usage, CLL (1.2)	01/2010
Indications and Usage, RA (1.3)	10/2009
Indications and Usage, Limitations of Use (1.4)	01/2010
Dosage and Administration, CLL (2.3)	01/2010
Dosage and Administration, RA (2.5)	10/2009
Dosage and Administration, Recommended Concomitant Medications (2.6)	10/2009
Warnings and Precautions, Infusion Reactions (5.1)	10/2009
Warnings and Precautions, Infections (5.6)	01/2010
Warnings and Precautions, Renal (5.8)	01/2010
Warnings and Precautions, Immunization (5.10)	09/2009
Warnings and Precautions, Laboratory Monitoring (5.11)	01/2010
Warnings and Precautions, Use in RA Patients Who Have Not Had Prior IR to TNF antagonists (5.13)	10/2009

INDICATIONS AND USAGE

Rituxan is a CD20-directed cytolytic antibody indicated for the treatment of patients with:

- Non-Hodgkin's Lymphoma (NHL) (1.1)
- Chronic Lymphocytic Leukemia (CLL) (1.2)
- Rheumatoid Arthritis (RA) in combination with methotrexate in adult patients with moderately-to severely-active RA who have inadequate response to one or more TNF antagonist therapies (1.3)

Limitations of Use: Rituxan is not recommended for use in patients with severe, active infections (1.4)

DOSAGE AND ADMINISTRATION

DO NOT ADMINISTER AS AN IV PUSH OR BOLUS.

- The dose for NHL is 375 mg/m^2 (2.2).
- The dose for CLL is 375 mg/m^2 in the first cycle and 500 mg/m^2 in cycles 2–6, in combination with FC, administered every 28 days (2.3).
- The dose as a component of Zevalin® (Ibritumomab tiuxetan) Therapeutic Regimen is 250 mg/m^2 (2.4).
- The dose for RA in combination with methotrexate is two-1000 mg IV infusions separated by 2 weeks (one course) every 24 weeks or based on clinical evaluation, but not sooner than every 16 weeks. Methylprednisolone 100 mg IV or equivalent glucocorticoid is recommended 30 minutes prior to each infusion (2.5).

DOSAGE FORMS AND STRENGTHS

- 100 mg/10 mL and 500 mg/50 mL solution in a single-use vial (3).

CONTRAINDICATIONS

None.

WARNINGS AND PRECAUTIONS

- Tumor lysis syndrome—administer aggressive intravenous hydration, anti-hyperuricemic agents, and monitor renal function (5.2).
- PML - monitor neurologic function. Discontinue Rituxan (5.4).
- Hepatitis B reactivation with fulminant hepatitis, sometimes fatal—screen high risk patients and monitor HBV carriers during and several months after therapy. Discontinue Rituxan if reactivation occurs (5.5).
- Infections - withhold Rituxan and institute appropriate anti-infective therapy
- Cardiac arrhythmias and angina can occur and can be life threatening. Monitor patients with these conditions closely (5.7).
- Bowel obstruction and perforation - evaluate complaints of abdominal pain (5.9).
- Do not administer live virus vaccines prior to or during Rituxan (5.10).
- Monitor CBC at regular intervals for severe cytopenias (5.11, 6.1).

ADVERSE REACTIONS

- Lymphoid Malignancies: Common adverse reactions (≥25%) in clinical trials of NHL were: infusion reactions, fever, lymphopenia, chills, infection and asthenia. Common adverse reactions (≥25%) in clinical trials of CLL were: infusion reactions and neutropenia (6.1).
- Rheumatoid Arthritis (RA) - Common adverse reactions (≥10%) in clinical trials: upper respiratory tract infection, nasopharyngitis, urinary tract infection, and bronchitis (6.2). Other important adverse reactions include infusion reactions, serious infections, and cardiovascular events (6.2).

To report SUSPECTED ADVERSE REACTIONS, contact Genentech at 1-888-835-2555 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

DRUG INTERACTIONS

- Renal toxicity when used in combination with cisplatin (5.8).

USE IN SPECIFIC POPULATIONS

- Pregnancy: Limited human data; B-cell lymphocytopenia occurred in infants exposed in utero (8.1).
- Nursing Mothers: Caution should be exercised when administered to a nursing woman (8.3).
- Geriatric Use: In CLL patients older than 70 years of age, exploratory analyses suggest no benefit with the addition of Rituxan to FC (8.5).

See 17 for PATIENT COUNSELING INFORMATION and Medication Guide.

Revised: 02/2010

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FULL PRESCRIBING INFORMATION: CONTENTS*

WARNING: FATAL INFUSION REACTIONS, TUMOR LYSIS SYNDROME (TLS), SEVERE MUCOCUTANEOUS REACTIONS, and PROGRESSIVE MULTIFOCAL LEUKOENCEPHALOPATHY (PML)

1 INDICATIONS AND USAGE
- 1.1 Non-Hodgkin's Lymphoma (NHL)
- 1.2 Chronic Lymphocytic Leukemia (CLL)
- 1.3 Rheumatoid Arthritis (RA)
- 1.4 Limitations of Use

2 DOSAGE AND ADMINISTRATION
- 2.1 Administration
- 2.2 Recommended Dose for NHL
- 2.3 Recommended Dose for CLL
- 2.4 Recommended Dose as a Component of Zevalin®
- 2.5 Recommended Dose for RA
- 2.6 Recommended Concomitant Medications
- 2.7 Preparation for Administration

3 DOSAGE FORMS AND STRENGTHS

4 CONTRAINDICATIONS

5 WARNINGS AND PRECAUTIONS
- 5.1 Infusion Reactions
- 5.2 Tumor Lysis Syndrome (TLS)
- 5.3 Severe Mucocutaneous Reactions
- 5.4 Progressive Multifocal Leukoencephalopathy (PML)
- 5.5 Hepatitis B Virus (HBV) Reactivation
- 5.6 Infections
- 5.7 Cardiovascular
- 5.8 Renal
- 5.9 Bowel Obstruction and Perforation
- 5.10 Immunization
- 5.11 Laboratory Monitoring
- 5.12 Concomitant Use with Biologic Agents and Disease Modifying Anti-Rheumatic Drugs (DMARDS) other than Methotrexate in RA
- 5.13 Use in RA Patients Who Have Not Had Prior Inadequate Response to Tumor Necrosis Factor (TNF) Antagonists

6 ADVERSE REACTIONS
- 6.1 Clinical Trials Experience in Lymphoid Malignancies
- 6.2 Clinical Trials Experience Rheumatoid Arthritis
- 6.3 Immunogenicity
- 6.4 Postmarketing Experience

7 DRUG INTERACTIONS

8 USE IN SPECIFIC POPULATIONS
- 8.1 Pregnancy
- 8.3 Nursing Mothers
- 8.4 Pediatric Use
- 8.5 Geriatric Use

10 OVERDOSAGE

11 DESCRIPTION

12 CLINICAL PHARMACOLOGY
- 12.1 Mechanism of Action
- 12.2 Pharmacodynamics
- 12.3 Pharmacokinetics

13 NONCLINICAL TOXICOLOGY
- 13.1 Carcinogenesis, Mutagenesis, Impairment of Fertility
- 13.2 Animal Toxicology and/or Pharmacology

14 CLINICAL STUDIES
- 14.1 Relapsed or Refractory, Low-Grade or Follicular, CD20 Positive, B-Cell NHL
- 14.2 Previously Untreated, Follicular, CD20-Positive, B-Cell NHL
- 14.3 Non-Progressing, Low-Grade, CD20-Positive, B-Cell NHL Following First-Line CVP Chemotherapy
- 14.4 Diffuse Large B-Cell NHL (DLBCL)
- 14.5 Chronic Lymphocytic Leukemia (CLL)
- 14.6 Rheumatoid Arthritis (RA)

16 HOW SUPPLIED/STORAGE AND HANDLING

17 PATIENT COUNSELING INFORMATION

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FULL PRESCRIBING INFORMATION

WARNING: FATAL INFUSION REACTIONS, TUMOR LYSIS SYNDROME (TLS), SEVERE MUCOCUTANEOUS REACTIONS, and PROGRESSIVE MULTIFOCAL LEUKOENCEPHALOPATHY (PML)

Infusion Reactions

Rituxan administration can result in serious, including fatal infusion reactions. Deaths within 24 hours of Rituxan infusion have occurred. Approximately 80% of fatal infusion reactions occurred in association with the first infusion. Carefully monitor patients during infusions. Discontinue Rituxan infusion and provide medical treatment for Grade 3 or 4 infusion reactions [*see Warnings and Precautions (5.1), Adverse Reactions (6.1)*].

Tumor Lysis Syndrome (TLS)

Acute renal failure requiring dialysis with instances of fatal outcome can occur in the setting of TLS following treatment of non-Hodgkin's lymphoma (NHL) with Rituxan monotherapy [*see Warnings and Precautions (5.2), Adverse Reactions (6)*].

Severe Mucocutaneous Reactions

Severe, including fatal, mucocutaneous reactions can occur in patients receiving Rituxan [*see Warnings and Precautions (5.3), Adverse Reactions (6)*].

Progressive Multifocal Leukoencephalopathy (PML)

JC virus infection resulting in PML and death can occur in patients receiving Rituxan [*see Warnings and Precautions (5.4), Adverse Reactions (6.4)*].

1 INDICATIONS AND USAGE

1.1 Non–Hodgkin's Lymphoma (NHL)

Rituxan® (rituximab) is indicated for the treatment of patients with:

- Relapsed or refractory, low-grade or follicular, CD20-positive, B-cell NHL as a single agent
- Previously untreated follicular, CD20-positive, B-cell NHL in combination with CVP chemotherapy
- Non-progressing (including stable disease), low-grade, CD20-positive, B-cell NHL, as a single agent, after first-line CVP chemotherapy
- Previously untreated diffuse large B-cell, CD20-positive NHL in combination with CHOP or other anthracycline-based chemotherapy regimens

1.2 Chronic Lymphocytic Leukemia (CLL)

Rituxan® (rituximab) is indicated, in combination with fludarabine and cyclophosphamide (FC), for the treatment of patients with previously untreated and previously treated CD20-positive CLL.

1.3 Rheumatoid Arthritis (RA)

Rituxan® (rituximab) in combination with methotrexate is indicated for the treatment of adult patients with moderately- to severely- active rheumatoid arthritis who have had an inadequate response to one or more TNF antagonist therapies.

1.4 Limitations of Use

Rituxan is not recommended for use in patients with severe, active infections.

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2 DOSAGE AND ADMINISTRATION

2.1 Administration

DO NOT ADMINISTER AS AN INTRAVENOUS PUSH OR BOLUS.

Premedicate before each infusion [*see Dosage and Administration (2.6)*]. Administer only as an intravenous (IV) infusion [*see Dosage and Administration (2.6)*].

- **First Infusion**: Initiate infusion at a rate of 50 mg/hr. In the absence of infusion toxicity, increase infusion rate by 50 mg/hr increments every 30 minutes, to a maximum of 400 mg/hr.
- **Subsequent Infusions**: Initiate infusion at a rate of 100 mg/hr. In the absence of infusion toxicity, increase rate by 100 mg/hr increments at 30-minute intervals, to a maximum of 400 mg/hr.
- Interrupt the infusion or slow the infusion rate for infusion reactions [*see Boxed Warning, Warnings and Precautions (5.1)*]. Continue the infusion at one-half the previous rate upon improvement of symptoms.

2.2 Recommended Dose for Non-Hodgkin's Lymphoma (NHL)

The recommended dose is 375 mg/m^2 as an IV infusion according to the following schedules:

- **Relapsed or Refractory, Low-Grade or Follicular, CD20-Positive, B-Cell NHL**
  Administer once weekly for 4 or 8 doses.
- **Retreatment for Relapsed or Refractory, Low-Grade or Follicular, CD20-Positive, B-Cell NHL**
  Administer once weekly for 4 doses.
- **Previously Untreated, Follicular, CD20-Positive, B-Cell NHL**
  Administer on Day 1 of each cycle of CVP chemotherapy, for up to 8 doses.
- **Non-progressing, Low-Grade, CD20-Positive, B-cell NHL, after first-line CVP chemotherapy**
  Following completion of 6–8 cycles of CVP chemotherapy, administer once weekly for 4 doses at 6-month intervals to a maximum of 16 doses.
- **Diffuse Large B-Cell NHL**
  Administer on Day 1 of each cycle of chemotherapy for up to 8 infusions.

2.3 Recommended Dose for Chronic Lymphocytic Leukemia (CLL)

The recommended dose is:

- 375 mg/m^2 the day prior to the initiation of FC chemotherapy, then 500 mg/m^2 on Day 1 of cycles 2-6 (every 28 days).

2.4 Recommended Dose as a Component of Zevalin®

- Infuse rituximab 250 mg/m^2 within 4 hours prior to the administration of Indium-111-(In-111-) Zevalin and within 4 hours prior to the administration of Yttrium-90- (Y-90-) Zevalin.
- Administer Rituxan and In-111-Zevalin 7-9 days prior to Rituxan and Y-90-Zevalin.
- Refer to the Zevalin package insert for full prescribing information regarding the Zevalin therapeutic regimen.

2.5 Recommended Dose for Rheumatoid Arthritis (RA)

- Administer Rituxan as two-1000 mg intravenous infusions separated by 2 weeks.

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- Glucocorticoids administered as methylprednisolone 100 mg intravenous or its equivalent 30 minutes prior to each infusion are recommended to reduce the incidence and severity of infusion reactions.
- Subsequent courses should be administered every 24 weeks or based on clinical evaluation, but not sooner than every 16 weeks.
- Rituxan is given in combination with methotrexate.

2.6 Recommended Concomitant Medications

Premedicate before each infusion with acetaminophen and an antihistamine.

For RA patients, methylprednisolone 100 mg IV or its equivalent is recommended 30 minutes prior to each infusion.

Pneumocystis jiroveci pneumonia (PCP) and anti-herpetic viral prophylaxis is recommended for patients with CLL during treatment and for up to 12 months following treatment as appropriate.

2.7 Preparation for Administration

Use appropriate aseptic technique. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration. Do not use vial if particulates or discoloration is present. Withdraw the necessary amount of Rituxan and dilute to a final concentration of 1 to 4 mg/mL in an infusion bag containing either 0.9% Sodium Chloride, USP, or 5% Dextrose in Water, USP. Gently invert the bag to mix the solution. Do not mix or dilute with other drugs. Discard any unused portion left in the vial.

3 DOSAGE FORMS AND STRENGTHS

100 mg/10 mL single-use vial
500 mg/50 mL single-use vial

4 CONTRAINDICATIONS

None.

5 WARNINGS AND PRECAUTIONS

5.1 Infusion Reactions

Rituxan can cause severe, including fatal, infusion reactions. Severe reactions typically occurred during the first infusion with time to onset of 30–120 minutes. Rituxan-induced infusion reactions and sequelae include urticaria, hypotension, angioedema, hypoxia, bronchospasm, pulmonary infiltrates, acute respiratory distress syndrome, myocardial infarction, ventricular fibrillation, cardiogenic shock, anaphylactoid events, or death.

Premedicate patients with an antihistamine and acetaminophen prior to dosing. For RA patients, methylprednisolone 100 mg IV or its equivalent is recommended 30 minutes prior to each infusion. Institute medical management (e.g. glucocorticoids, epinephrine, bronchodilators, or oxygen) for infusion reactions as needed. Depending on the severity of the infusion reaction and the required interventions, temporarily or permanently discontinue Rituxan. Resume infusion at a minimum 50% reduction in rate after symptoms have resolved. Closely monitor the following patients: those with pre-existing cardiac or pulmonary conditions, those who experienced prior cardiopulmonary adverse reactions, and those with high numbers of circulating malignant cells ($\geq$ 25,000/mm^3). [*See Boxed Warning, Warnings and Precautions (5.7), Adverse Reactions (6.1).*]

5.2 Tumor Lysis Syndrome (TLS)

Acute renal failure, hyperkalemia, hypocalcemia, hyperuricemia, or hyperphosphatemia from tumor lysis, some fatal, can occur within 12–24 hours after

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the first infusion of Rituxan in patients with NHL. A high number of circulating malignant cells (≥ 25,000/mm^3) or high tumor burden, confers a greater risk of TLS.

Administer aggressive intravenous hydration and anti-hyperuricemic therapy in patients at high risk for TLS. Correct electrolyte abnormalities, monitor renal function and fluid balance, and administer supportive care, including dialysis as indicated. [*See Boxed Warning, Warnings and Precautions (5.8)*].]

5.3 Severe Mucocutaneous Reactions

Mucocutaneous reactions, some with fatal outcome, can occur in patients treated with Rituxan. These reactions include paraneoplastic pemphigus, Stevens-Johnson syndrome, lichenoid dermatitis, vesiculobullous dermatitis, and toxic epidermal necrolysis. The onset of these reactions has varied from 1–13 weeks following Rituxan exposure. Discontinue Rituxan in patients who experience a severe mucocutaneous reaction. The safety of readministration of Rituxan to patients with severe mucocutaneous reactions has not been determined. [*See Boxed Warning, Adverse Reactions (6.1, 6.4)*.]

5.4 Progressive Multifocal Leukoencephalopathy (PML)

JC virus infection resulting in PML and death can occur in Rituxan-treated patients with hematologic malignancies or with autoimmune diseases. The majority of patients with hematologic malignancies diagnosed with PML received Rituxan in combination with chemotherapy or as part of a hematopoietic stem cell transplant. The patients with autoimmune diseases had prior or concurrent immunosuppressive therapy. Most cases of PML were diagnosed within 12 months of their last infusion of Rituxan.

Consider the diagnosis of PML in any patient presenting with new-onset neurologic manifestations. Evaluation of PML includes, but is not limited to, consultation with a neurologist, brain MRI, and lumbar puncture. Discontinue Rituxan and consider discontinuation or reduction of any concomitant chemotherapy or immunosuppressive therapy in patients who develop PML. [*See Boxed Warning, Adverse Reactions (6.4)*.]

5.5 Hepatitis B Virus (HBV) Reactivation

Hepatitis B virus (HBV) reactivation with fulminant hepatitis, hepatic failure, and death can occur in patients with hematologic malignancies treated with Rituxan. The median time to the diagnosis of hepatitis was approximately 4 months after the initiation of Rituxan and approximately one month after the last dose.

Screen patients at high risk of HBV infection before initiation of Rituxan. Closely monitor carriers of hepatitis B for clinical and laboratory signs of active HBV infection for several months following Rituxan therapy. Discontinue Rituxan and any concomitant chemotherapy in patients who develop viral hepatitis, and institute appropriate treatment including antiviral therapy. Insufficient data exist regarding the safety of resuming Rituxan in patients who develop hepatitis subsequent to HBV reactivation. [*See Adverse Reactions (6.4)*.]

5.6 Infections

Serious, including fatal, bacterial, fungal, and new or reactivated viral infections can occur during and up to one year following the completion of Rituxan-based therapy. New or reactivated viral infections included cytomegalovirus, herpes simplex virus, parvovirus B19, varicella zoster virus, West Nile virus, and hepatitis B and C. Discontinue Rituxan for serious infections and institute appropriate anti-infective therapy. [*See Adverse Reactions (6.1, 6.4)*.]

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5.7 Cardiovascular

Discontinue infusions for serious or life-threatening cardiac arrhythmias. Perform cardiac monitoring during and after all infusions of Rituxan for patients who develop clinically significant arrhythmias, or who have a history of arrhythmia or angina. [*See Adverse Reactions (6.4).*]

5.8 Renal

Severe, including fatal, renal toxicity can occur after Rituxan administration in patients with NHL. Renal toxicity has occurred in patients who experience tumor lysis syndrome and in patients with NHL administered concomitant cisplatin therapy during clinical trials. The combination of cisplatin and Rituxan is not an approved treatment regimen. Monitor closely for signs of renal failure and discontinue Rituxan in patients with a rising serum creatinine or oliguria. [*See Warnings and Precautions (5.2).*]

5.9 Bowel Obstruction and Perforation

Abdominal pain, bowel obstruction and perforation, in some cases leading to death, can occur in patients receiving Rituxan in combination with chemotherapy. In postmarketing reports, the mean time to documented gastrointestinal perforation was 6 (range 1−77) days in patients with NHL. Perform a thorough diagnostic evaluation and institute appropriate treatment for complaints of abdominal pain. [*See Adverse Reactions (6.4).*]

5.10 Immunization

The safety of immunization with live viral vaccines following Rituxan therapy has not been studied and vaccination with live virus vaccines is not recommended.

For RA patients, physicians should follow current immunization guidelines and administer non-live vaccines at least 4 weeks prior to a course of Rituxan.

The effect of Rituxan on immune responses was assessed in a randomized, controlled study in patients with RA treated with Rituxan and methotrexate (MTX) compared to patients treated with MTX alone.

A response to pneumococcal vaccination (a T-cell independent antigen) as measured by an increase in antibody titers to at least 6 of 12 serotypes was lower in patients treated with Rituxan plus MTX as compared to patients treated with MTX alone (19% vs. 61%). A lower proportion of patients in the Rituxan plus MTX group developed detectable levels of anti-keyhole limpet hemocyanin antibodies (a novel protein antigen) after vaccination compared to patients on MTX alone (47% vs. 93%).

A positive response to tetanus toxoid vaccine (a T-cell dependent antigen with existing immunity) was similar in patients treated with Rituxan plus MTX compared to patients on MTX alone (39% vs. 42%). The proportion of patients maintaining a positive Candida skin test (to evaluate delayed type hypersensitivity) was also similar (77% of patients on Rituxan plus MTX vs. 70% of patients on MTX alone).

Most patients in the Rituxan-treated group had B-cell counts below the lower limit of normal at the time of immunization. The clinical implications of these findings are not known.

5.11 Laboratory Monitoring

In patients with lymphoid malignancies, during treatment with Rituxan monotherapy, obtain complete blood counts (CBC) and platelet counts prior to each Rituxan course. During treatment with Rituxan and chemotherapy, obtain CBC and platelet counts at weekly to monthly intervals and more frequently in patients who develop cytopenias [*see Adverse Reactions (6.1)*]. In patients with RA obtain CBC and platelet counts at two to four month intervals during Rituxan therapy. The

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duration of cytopenias caused by Rituxan can extend months beyond the treatment period.

5.12 Concomitant Use with Biologic Agents and DMARDS other than Methotrexate in RA

Limited data are available on the safety of the use of biologic agents or DMARDs other than methotrexate in patients exhibiting peripheral B-cell depletion following treatment with rituximab. Observe patients closely for signs of infection if biologic agents and/or DMARDs are used concomitantly.

5.13 Use in RA Patients Who Have Not Had Prior Inadequate Response to Tumor Necrosis Factor (TNF) Antagonists

While the efficacy of Rituxan was supported in four controlled trials in patients with RA with prior inadequate responses to non-biologic DMARDs, and in a controlled trial in MTX-naïve patients, a favorable risk-benefit relationship has not been established in these populations. The use of Rituxan in patients with RA who have not had prior inadequate response to one or more TNF antagonists is not recommended [*see Clinical Studies (14.6)*].

6 ADVERSE REACTIONS

- Infusion reactions [*see Warnings and Precautions (5.1)*]
- Tumor lysis syndrome [*see Warnings and Precautions (5.2)*]
- Mucocutaneous reactions [*see Warnings and Precautions (5.3)*]
- Progressive multifocal leukoencephalopathy [*see Warnings and Precautions (5.4)*]
- Hepatitis B reactivation with fulminant hepatitis [*see Warnings and Precautions (5.5)*]
- Infections [*see Warnings and Precautions (5.6)*]
- Cardiac arrhythmias [*see Warnings and Precautions (5.7)*]
- Renal toxicity [*see Warnings and Precautions (5.8)*]
- Bowel obstruction and perforation [*see Warnings and Precautions (5.9)*]

The most common adverse reactions of Rituxan (incidence $\geq$ 25%) observed in clinical trials of patients with NHL were infusion reactions, fever, lymphopenia, chills, infection, and asthenia.

The most common adverse reactions of Rituxan (incidence $\geq$ 25%) observed in clinical trials of patients with CLL were: infusion reactions and neutropenia.

6.1 Clinical Trials Experience in Lymphoid Malignancies

The data described below reflect exposure to Rituxan in 2282 patients, with exposures ranging from a single infusion up to 6–8 months. Rituxan was studied in both single-agent and active-controlled trials (n = 356 and n = 1926). The population included 679 patients with low-grade follicular lymphoma, 927 patients with DLBCL, and 676 patients with CLL. Most NHL patients received Rituxan as an infusion of 375 mg/m^2 per infusion, given as a single agent weekly for up to 8 doses, in combination with chemotherapy for up to 8 doses, or following chemotherapy for up to 16 doses. CLL patients received Rituxan 375 mg/m^2 as an initial infusion followed

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by 500 mg/m^2 for up to 5 doses, in combination with fludarabine and cyclophosphamide. Seventy-one percent of CLL patients received 6 cycles and 90% received at least 3 cycles of Rituxan-based therapy.

Infusion Reactions

In the majority of patients with NHL, infusion reactions consisting of fever, chills/rigors, nausea, pruritus, angioedema, hypotension, headache, bronchospasm, urticaria, rash, vomiting, myalgia, dizziness, or hypertension occurred during the first Rituxan infusion. Infusion reactions typically occurred within 30 to 120 minutes of beginning the first infusion and resolved with slowing or interruption of the Rituxan infusion and with supportive care (diphenhydramine, acetaminophen, and intravenous saline). The incidence of infusion reactions was highest during the first infusion (77%) and decreased with each subsequent infusion. [*See Boxed Warning, Warnings and Precautions (5.1).*]

Infections

Serious infections (NCI CTCAE Grade 3 or 4), including sepsis, occurred in less than 5% of patients with NHL in the single-arm studies. The overall incidence of infections was 31% (bacterial 19%, viral 10%, unknown 6%, and fungal 1%). [*See Warnings and Precautions (5.4), (5.5), (5.6).*]

In randomized, controlled studies where Rituxan was administered following chemotherapy for the treatment of follicular or low-grade NHL, the rate of infection was higher among patients who received Rituxan. In diffuse large B-cell lymphoma patients, viral infections occurred more frequently in those who received Rituxan.

Cytopenias and hypogammaglobulinemia

In patients with NHL receiving rituximab monotherapy, NCI-CTC Grade 3 and 4 cytopenias were reported in 48% of patients. These included lymphopenia (40%), neutropenia (6%), leukopenia (4%), anemia (3%), and thrombocytopenia (2%). The median duration of lymphopenia was 14 days (range, 1–588 days) and of neutropenia was 13 days (range, 2–116 days). A single occurrence of transient aplastic anemia (pure red cell aplasia) and two occurrences of hemolytic anemia following Rituxan therapy occurred during the single-arm studies.

In studies of monotherapy, Rituxan-induced B-cell depletion occurred in 70% to 80% of patients with NHL. Decreased IgM and IgG serum levels occurred in 14% of these patients.

Relapsed or Refractory, Low-Grade NHL

Adverse reactions in Table 1 occurred in 356 patients with relapsed or refractory, low-grade or follicular, CD20-positive, B-cell NHL treated in single-arm studies of Rituxan administered as a single agent [*see Clinical Studies (14.1)*]. Most patients received Rituxan 375 mg/m^2 weekly for 4 doses.

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Table 1
Incidence of Adverse Reactions in ≥ 5% of Patients with Relapsed or Refractory, Low-Grade or Follicular NHL, Receiving Single-agent Rituxan (N = 356)[a,b]

	All Grades (%)	Grade 3 and 4 (%)
Any Adverse Reactions	99	57
Body as a Whole	86	10
Fever	53	1
Chills	33	3
Infection	31	4
Asthenia	26	1
Headache	19	1
Abdominal Pain	14	1
Pain	12	1
Back Pain	10	1
Throat Irritation	9	0
Flushing	5	0
Heme and Lymphatic System	67	48
Lymphopenia	48	40
Leukopenia	14	4
Neutropenia	14	6
Thrombocytopenia	12	2
Anemia	8	3
Skin and Appendages	44	2
Night Sweats	15	1
Rash	15	1
Pruritus	14	1
Urticaria	8	1
Respiratory System	38	4
Increased Cough	13	1
Rhinitis	12	1
Bronchospasm	8	1
Dyspnea	7	1
Sinusitis	6	0
Metabolic and Nutritional Disorders	38	3
Angioedema	11	1
Hyperglycemia	9	1
Peripheral Edema	8	0
LDH Increase	7	0

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Table 1 (cont'd)
Incidence of Adverse Reactions in ≥ 5% of Patients with Relapsed or Refractory, Low-Grade or Follicular NHL, Receiving Single-agent Rituxan (N = 356)[a,b]

	All Grades (%)	Grade 3 and 4 (%)
Digestive System	37	2
Nausea	23	1
Diarrhea	10	1
Vomiting	10	1
Nervous System	32	1
Dizziness	10	1
Anxiety	5	1
Musculoskeletal System	26	3
Myalgia	10	1
Arthralgia	10	1
Cardiovascular System	25	3
Hypotension	10	1
Hypertension	6	1

[a] Adverse reactions observed up to 12 months following Rituxan.
[b] Adverse reactions graded for severity by NCI-CTC criteria.

In these single-arm Rituxan studies, bronchiolitis obliterans occurred during and up to 6 months after Rituxan infusion.

Previously Untreated Low-Grade NHL

In Study 4, patients in the R-CVP arm experienced a higher incidence of infusional toxicity and neutropenia compared to patients in the CVP arm. The following adverse reactions occurred more frequently (≥ 5%) in patients receiving R-CVP compared to CVP alone: rash (17% vs. 5%), cough (15% vs. 6%), flushing (14% vs. 3%), rigors (10% vs. 2%), pruritus (10% vs. 1%), neutropenia (8% vs. 3%), and chest tightness (7% vs. 1%). [*See Clinical Studies (14.2).*]

In Study 5, the following adverse reactions were reported more frequently (≥ 5%) in patients receiving Rituxan following CVP compared to patients who received no further therapy: fatigue (39% vs. 14%), anemia (35% vs. 20%), peripheral sensory neuropathy (30% vs. 18%), infections (19% vs. 9%), pulmonary toxicity (18% vs. 10%), hepato-biliary toxicity (17% vs. 7%), rash and/or pruritus (17% vs. 5%), arthralgia (12% vs. 3%), and weight gain (11% vs. 4%). Neutropenia was the only Grade 3 or 4 adverse reaction that occurred more frequently (≥ 2%) in the Rituxan arm compared with those who received no further therapy (4% vs. 1%). [*See Clinical Studies (14.3).*]

DLBCL

In Studies 6 and 7, *[see Clinical Studies (14.4)]*, the following adverse reactions, regardless of severity, were reported more frequently (≥ 5%) in patients age ≥ 60 years receiving R-CHOP as compared to CHOP alone: pyrexia (56% vs. 46%), lung disorder (31% vs. 24%), cardiac disorder (29% vs. 21%), and chills (13% vs. 4%). Detailed safety data collection in these studies was primarily limited to Grade 3 and 4 adverse reactions and serious adverse reactions.

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In Study 7, a review of cardiac toxicity determined that supraventricular arrhythmias or tachycardia accounted for most of the difference in cardiac disorders (4.5% for R-CHOP vs. 1.0% for CHOP).

The following Grade 3 or 4 adverse reactions occurred more frequently among patients in the R-CHOP arm compared with those in the CHOP arm: thrombocytopenia (9% vs. 7%) and lung disorder (6% vs. 3%). Other Grade 3 or 4 adverse reactions occurring more frequently among patients receiving R-CHOP were viral infection (Study 7), neutropenia (Studies 7 and 8), and anemia (Study 8).

CLL

The data below reflect exposure to Rituxan in combination with fludarabine and cyclophosphamide in 676 patients with CLL in Study 9 or Study 10 *[see Clinical Studies (14.5)]*. The age range was 30–83 years and 71% were men. Detailed safety data collection in Study 9 was limited to Grade 3 and 4 adverse reactions and serious adverse reactions.

Infusion-related adverse reactions were defined by any of the following adverse events occurring during or within 24 hours of the start of infusion: nausea, pyrexia, chills, hypotension, vomiting, and dyspnea.

In Study 9, the following Grade 3 and 4 adverse reactions occurred more frequently in R-FC-treated patients compared to FC-treated patients: infusion reactions (9% in R-FC arm), neutropenia (30% vs. 19%), febrile neutropenia (9% vs. 6%), leukopenia (23% vs. 12%), and pancytopenia (3% vs. 1%).

In Study 10, the following Grade 3 or 4 adverse reactions occurred more frequently in R-FC-treated patients compared to FC-treated patients: infusion reactions (7% in R-FC arm), neutropenia (49% vs. 44%), febrile neutropenia (15% vs. 12%), thrombocytopenia (11% vs. 9%), hypotension (2% vs. 0%), and hepatitis B (2% vs. < 1%). Fifty-nine percent of R-FC-treated patients experienced an infusion reaction of any severity.

6.2 Clinical Trials Experience in Rheumatoid Arthritis

The data presented below reflect the experience in 2578 RA patients treated with Rituxan in controlled and long-term studies with a total exposure of 5014 patient-years.

Among all exposed patients, adverse reactions reported in greater than 10% of patients include infusion related reactions, upper respiratory tract infection, nasopharyngitis, urinary tract infection, and bronchitis.

In placebo-controlled studies, patients received 2 × 500 mg or 2 × 1000 mg intravenous infusions of Rituxan or placebo, in combination with methotrexate, during a 24-week period. From these studies, 938 patients treated with Rituxan (2 × 1000 mg) or placebo have been pooled (see Table 2). Adverse reactions reported in ≥ 5% of patients were hypertension, nausea, upper respiratory tract infection, arthralgia, pyrexia and pruritus (see Table 2). The rates and types of adverse reactions in patients who received Rituxan 2 × 500 mg were similar to those observed in patients who received Rituxan 2 × 1000 mg.

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Table 2*

Incidence of All Adverse Reactions** Occurring in ≥ 2% and at Least 1% Greater than Placebo Among Rheumatoid Arthritis Patients in Clinical Studies Up to Week 24 (Pooled)

Preferred Term	Placebo + MTX N = 398 n (%)	Rituxan + MTX N = 540 n (%)
Hypertension	21 (5)	43 (8)
Nausea	19 (5)	41 (8)
Upper Respiratory Tract Infection	23 (6)	37 (7)
Arthralgia	14 (4)	31 (6)
Pyrexia	8 (2)	27 (5)
Pruritus	5 (1)	26 (5)
Chills	9 (2)	16 (3)
Dyspepsia	3 (< 1)	16 (3)
Rhinitis	6 (2)	14 (3)
Paresthesia	3 (< 1)	12 (2)
Urticaria	3 (< 1)	12 (2)
Abdominal Pain Upper	4 (1)	11 (2)
Throat Irritation	0 (0)	11 (2)
Anxiety	5 (1)	9 (2)
Migraine	2 (< 1)	9 (2)
Asthenia	1 (< 1)	9 (2)

*These data are based on 938 patients treated in Phase 2 and 3 studies of Rituxan (2 x 1000 mg) or placebo administered in combination with methotrexate.

**Coded using MedDRA.

Infusion Reactions

In the Rituxan RA pooled placebo-controlled studies, 32% of Rituxan-treated patients experienced an adverse reaction during or within 24 hours following their first infusion, compared to 23% of placebo-treated patients receiving their first infusion. The incidence of adverse reactions during the 24-hour period following the second infusion, Rituxan or placebo, decreased to 11% and 13%, respectively. Acute infusion reactions (manifested by fever, chills, rigors, pruritus, urticaria/rash, angioedema, sneezing, throat irritation, cough, and/or bronchospasm, with or without associated hypotension or hypertension) were experienced by 27% of Rituxan-treated patients following their first infusion, compared to 19% of placebo-treated patients receiving their first placebo infusion. The incidence of these acute infusion reactions following the second infusion of Rituxan or placebo decreased to 9% and 11%, respectively. Serious acute infusion reactions were experienced by < 1% of patients in either treatment group. Acute infusion reactions required dose modification (stopping, slowing, or interruption of the infusion) in 10% and 2% of patients receiving rituximab or placebo, respectively, after the first course. The proportion of patients experiencing acute infusion reactions decreased with subsequent courses of Rituxan. The administration of intravenous glucocorticoids prior to Rituxan infusions reduced the incidence and severity of such reactions, however, there was no clear benefit from the administration of oral glucocorticoids for the prevention of acute infusion reactions. Patients in clinical studies also received antihistamines and acetaminophen prior to Rituxan infusions.

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Infections

In the pooled, placebo-controlled studies, 39% of patients in the Rituxan group experienced an infection of any type compared to 34% of patients in the placebo group. The most common infections were nasopharyngitis, upper respiratory tract infections, urinary tract infections, bronchitis, and sinusitis.

The incidence of serious infections was 2% in the Rituxan-treated patients and 1% in the placebo group.

In the experience with Rituxan in 2578 RA patients, the rate of serious infections was 4.31 per 100 patient years. The most common serious infections ($\geq$0.5%) were pneumonia or lower respiratory tract infections, cellulitis and urinary tract infections. Fatal serious infections included pneumonia, sepsis and colitis. Rates of serious infection remained stable in patients receiving subsequent courses. In 185 Rituxan-treated RA patients with active disease, subsequent treatment with a biologic DMARD, the majority of which were TNF antagonists, did not appear to increase the rate of serious infection. Thirteen serious infections were observed in 186.1 patient years (6.99 per 100 patient years) prior to exposure and 10 were observed in 182.3 patient years (5.49 per 100 patient years).

Cardiac Adverse Reactions

In the pooled, placebo-controlled studies, the proportion of patients with serious cardiovascular reactions was 1.7% and 1.3% in the Rituxan and placebo treatment groups, respectively. Three cardiovascular deaths occurred during the double-blind period of the RA studies including all rituximab regimens (3/769 = 0.4%) as compared to none in the placebo treatment group (0/389).

In the experience with Rituxan in 2578 RA patients, the rate of serious cardiac reactions was 1.93 per 100 patient years. The rate of myocardial infarction (MI) was 0.56 per 100 patient years (28 events in 26 patients), which is consistent with MI rates in the general RA population. These rates did not increase over three courses of Rituxan.

Since patients with RA are at increased risk for cardiovascular events compared with the general population, patients with RA should be monitored throughout the infusion and Rituxan should be discontinued in the event of a serious or life-threatening cardiac event.

Hypophosphatemia and hyperuricemia

In the pooled, placebo-controlled studies, newly-occurring hypophosphatemia (<2.0 mg/dl) was observed in 12% (67/540) of patients on Rituxan versus 10% (39/398) of patients on placebo. Hypophosphatemia was more common in patients who received corticosteroids. Newly-occurring hyperuricemia (>10 mg/dl) was observed in 1.5% (8/540) of patients on Rituxan versus 0.3% (1/398) of patients on placebo.

In the experience with Rituxan in RA patients, newly-occurring hypophosphatemia was observed in 21% (528/2570) of patients and newly-occurring hyperuricemia was observed in 2% (56/2570) of patients. The majority of the observed hypophosphatemia occurred at the time of the infusions and was transient.

Retreatment in Patients with RA

In the experience with Rituxan in RA patients, 2578 patients have been exposed to Rituxan and have received up to 10 courses of Rituxan in RA clinical trials, with 1890, 1043, and 425 patients having received at least two, three, and four courses, respectively. Most of the patients who received additional courses did so 24 weeks or more after the previous course and none were retreated sooner than 16 weeks. The

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rates and types of adverse reactions reported for subsequent courses of Rituxan were similar to rates and types seen for a single course of Rituxan.

In RA Study 2, where all patients initially received Rituxan, the safety profile of patients who were retreated with Rituxan was similar to those who were retreated with placebo [*see Clinical Studies (14.6), and Dosage and Administration (2.5).*]

6.3 Immunogenicity

As with all therapeutic proteins, there is a potential for immunogenicity. The observed incidence of antibody (including neutralizing antibody) positivity in an assay is highly dependent on several factors including assay sensitivity and specificity, assay methodology, sample handling, timing of sample collection, concomitant medications, and underlying disease. For these reasons, comparison of the incidence of antibodies to Rituxan with the incidence of antibodies to other products may be misleading.

Using an ELISA assay, anti-human anti-chimeric antibody (HACA) was detected in 4 of 356 (1.1%) patients with low-grade or follicular NHL receiving single-agent Rituxan. Three of the four patients had an objective clinical response.

A total of 273/2578 (11%) patients with RA tested positive for HACA at any time after receiving Rituxan. HACA positivity was not associated with increased infusion reactions or other adverse reactions. Upon further treatment, the proportions of patients with infusion reactions were similar between HACA positive and negative patients, and most reactions were mild to moderate. Four HACA positive patients had serious infusion reactions, and the temporal relationship between HACA positivity and infusion reaction was variable. The clinical relevance of HACA formation in Rituxan-treated patients is unclear.

6.4 Postmarketing Experience

- Hematologic: prolonged pancytopenia, marrow hypoplasia, and late-onset neutropenia, hyperviscosity syndrome in Waldenstrom's macroglobulinemia.
- Cardiac: fatal cardiac failure.
- Immune/Autoimmune Events: uveitis, optic neuritis, systemic vasculitis, pleuritis, lupus-like syndrome, serum sickness, polyarticular arthritis, and vasculitis with rash.
- Infection: viral infections, including progressive multifocal leukoencephalopathy (PML), increase in fatal infections in HIV-associated lymphoma, and a reported increased incidence of Grade 3 and 4 infections in patients with previously treated lymphoma without known HIV infection.
- Neoplasia: disease progression of Kaposi's sarcoma.
- Skin: severe mucocutaneous reactions.
- Gastrointestinal: bowel obstruction and perforation.
- Pulmonary: fatal bronchiolitis obliterans and pneumonitis (including interstitial pneumonitis).

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7 DRUG INTERACTIONS

Formal drug interaction studies have not been performed with Rituxan. In patients with CLL, Rituxan did not alter systemic exposure to fludarabine or cyclophosphamide. In clinical trials of patients with RA, concomitant administration of methotrexate or cyclophosphamide did not alter the pharmacokinetics of rituximab.

8 USE IN SPECIFIC POPULATIONS

8.1 Pregnancy

Category C: There are no adequate and well-controlled studies of rituximab in pregnant women. Postmarketing data indicate that B-cell lymphocytopenia generally lasting less than six months can occur in infants exposed to rituximab in-utero. Rituximab was detected postnatally in the serum of infants exposed in-utero.

Non-Hodgkin's lymphoma and moderate-severe rheumatoid arthritis are serious conditions that require treatment. Rituximab should be used during pregnancy only if the potential benefit to the mother justifies the potential risk to the fetus.

Reproduction studies in cynomolgus monkeys at maternal exposures similar to human therapeutic exposures showed no evidence of teratogenic effects. However, B-cell lymphoid tissue was reduced in the offspring of treated dams. The B-cell counts returned to normal levels, and immunologic function was restored within 6 months of birth.

8.3 Nursing Mothers

It is not known whether Rituxan is secreted into human milk. However, Rituxan is secreted in the milk of lactating cynomolgus monkeys, and IgG is excreted in human milk. Published data suggest that antibodies in breast milk do not enter the neonatal and infant circulations in substantial amounts. The unknown risks to the infant from oral ingestion of Rituxan should be weighed against the known benefits of breastfeeding.

8.4 Pediatric Use

FDA has not required pediatric studies in polyarticular juvenile idiopathic arthritis (PJIA) patients ages 0 to 16 due to concerns regarding the potential for prolonged immunosuppression as a result of B cell depletion in the developing juvenile immune system.

The safety and effectiveness of Rituxan in pediatric patients have not been established.

8.5 Geriatric Use

Diffuse Large B-Cell NHL

Among patients with DLBCL evaluated in three randomized, active-controlled trials, 927 patients received Rituxan in combination with chemotherapy. Of these, 396 (43%) were age 65 or greater and 123 (13%) were age 75 or greater. No overall differences in effectiveness were observed between these patients and younger patients. Cardiac adverse reactions, mostly supraventricular arrhythmias, occurred more frequently among elderly patients. Serious pulmonary adverse reactions were also more common among the elderly, including pneumonia and pneumonitis.

Low-Grade or Follicular Non-Hodgkin's Lymphoma

Clinical studies of Rituxan in low-grade or follicular, CD20-positive, B-cell NHL did not include sufficient numbers of patients aged 65 and over to determine whether they respond differently from younger subjects.

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Chronic Lymphocytic Leukemia

Among patients with CLL evaluated in two randomized active-controlled trials, 243 of 676 Rituxan-treated patients (36%) were 65 years of age or older; of these, 100 Rituxan-treated patients (15%) were 70 years of age or older.

In exploratory analyses defined by age, there was no observed benefit from the addition of Rituxan to fludarabine and cyclophosphamide among patients 70 years of age or older in Study 9 or in Study 10; there was also no observed benefit from the addition of Rituxan to fludarabine and cyclophosphamide among patients 65 years of age or older in Study 10 [*see Clinical Studies (14.5)*]. Patients 70 years or older received lower dose intensity of fludarabine and cyclophosphamide compared to younger patients, regardless of the addition of Rituxan. In Study 9, the dose intensity of Rituxan was similar in older and younger patients, however in Study 10 older patients received a lower dose intensity of Rituxan.

The incidence of Grade 3 and 4 adverse reactions was higher among patients receiving R-FC who were 70 years or older compared to younger patients for neutropenia [44% vs. 31% (Study 9); 56% vs. 39% (Study 10)], febrile neutropenia [16% vs. 6% (Study 9)], anemia [5% vs. 2% (Study 9); 21% vs. 10% (Study 10)], thrombocytopenia [19% vs. 8% (Study 10)], pancytopenia [7% vs. 2% (Study 9); 7% vs. 2% (Study 10)] and infections [30% vs. 14% (Study 10)].

Rheumatoid Arthritis

Among the 2578 patients in global RA studies completed to date, 12% were 65–75 years old and 2% were 75 years old and older. The incidences of adverse reactions were similar between older and younger patients. The rates of serious adverse reactions, including serious infections, malignancies, and cardiovascular events were higher in older patients.

10 OVERDOSAGE

There has been no experience with overdosage in human clinical trials. Single doses of up to 500 mg/m^2 have been administered in clinical trials.

11 DESCRIPTION

Rituxan® (rituximab) is a genetically engineered chimeric murine/human monoclonal IgG_1 kappa antibody directed against the CD20 antigen. Rituximab has an approximate molecular weight of 145 kD. Rituximab has a binding affinity for the CD20 antigen of approximately 8.0 nM.

Rituximab is produced by mammalian cell (Chinese Hamster Ovary) suspension culture in a nutrient medium containing the antibiotic gentamicin. Gentamicin is not detectable in the final product. Rituxan is a sterile, clear, colorless, preservative-free liquid concentrate for intravenous administration. Rituxan is supplied at a concentration of 10 mg/mL in either 100 mg (10 mL) or 500 mg (50 mL) single-use vials. The product is formulated in 9 mg/mL sodium chloride, 7.35 mg/mL sodium citrate dihydrate, 0.7 mg/mL polysorbate 80, and Water for Injection. The pH is 6.5.

12 CLINICAL PHARMACOLOGY

12.1 Mechanism of Action

Rituximab binds specifically to the antigen CD20 (human B-lymphocyte-restricted differentiation antigen, Bp35), a hydrophobic transmembrane protein with a molecular weight of approximately 35 kD located on pre-B and mature B lymphocytes. The antigen is expressed on > 90% of B-cell non-Hodgkin's lymphomas (NHL), but the antigen is not found on hematopoietic stem cells, pro-B-cells, normal plasma cells or other normal tissues. CD20 regulates an early

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step(s) in the activation process for cell cycle initiation and differentiation, and possibly functions as a calcium ion channel. CD20 is not shed from the cell surface and does not internalize upon antibody binding. Free CD20 antigen is not found in the circulation.

B cells are believed to play a role in the pathogenesis of rheumatoid arthritis (RA) and associated chronic synovitis. In this setting, B cells may be acting at multiple sites in the autoimmune/inflammatory process, including through production of rheumatoid factor (RF) and other autoantibodies, antigen presentation, T-cell activation, and/or proinflammatory cytokine production.

Mechanism of Action: The Fab domain of rituximab binds to the CD20 antigen on B lymphocytes, and the Fc domain recruits immune effector functions to mediate B-cell lysis *in vitro*. Possible mechanisms of cell lysis include complement-dependent cytotoxicity (CDC) and antibody-dependent cell mediated cytotoxicity (ADCC). The antibody has been shown to induce apoptosis in the DHL-4 human B-cell lymphoma line.

Normal Tissue Cross-reactivity: Rituximab binding was observed on lymphoid cells in the thymus, the white pulp of the spleen, and a majority of B lymphocytes in peripheral blood and lymph nodes. Little or no binding was observed in the non-lymphoid tissues examined.

12.2 Pharmacodynamics

In NHL patients, administration of Rituxan resulted in depletion of circulating and tissue-based B cells. Among 166 patients in Study 1, circulating CD19-positive B cells were depleted within the first three weeks with sustained depletion for up to 6 to 9 months posttreatment in 83% of patients. B-cell recovery began at approximately 6 months and median B-cell levels returned to normal by 12 months following completion of treatment.

There were sustained and statistically significant reductions in both IgM and IgG serum levels observed from 5 through 11 months following rituximab administration; 14% of patients had IgM and/or IgG serum levels below the normal range.

In RA patients, treatment with Rituxan induced depletion of peripheral B lymphocytes, with the majority of patients demonstrating near complete depletion (CD19 counts below the lower limit of quantification, 20 cells/μl) within 2 weeks after receiving the first dose of Rituxan. The majority of patients showed peripheral B-cell depletion for at least 6 months. A small proportion of patients (~4%) had prolonged peripheral B-cell depletion lasting more than 3 years after a single course of treatment.

Total serum immunoglobulin levels, IgM, IgG, and IgA were reduced at 6 months with the greatest change observed in IgM. At Week 24 of the first course of Rituxan treatment, small proportions of patients experienced decreases in IgM (10%), IgG (2.8%), and IgA (0.8%) levels below the lower limit of normal (LLN). In the experience with Rituxan in RA patients during repeated Rituxan treatment, 23.3%, 5.5%, and 0.5% of patients experienced decreases in IgM, IgG, and IgA concentrations below LLN at any time after receiving Rituxan, respectively. The clinical consequences of decreases in immunoglobulin levels in RA patients treated with Rituxan are unclear.

Treatment with rituximab in patients with RA was associated with reduction of certain biologic markers of inflammation such as interleukin-6 (IL-6), C-reactive protein (CRP), serum amyloid protein (SAA), S100 A8/S100 A9 heterodimer complex (S100 A8/9), anti-citrullinated peptide (anti-CCP), and RF.

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12.3 Pharmacokinetics

Pharmacokinetics were characterized in 203 NHL patients receiving 375 mg/m^2 Rituxan weekly by IV infusion for 4 doses. Rituximab was detectable in the serum of patients 3 to 6 months after completion of treatment.

The pharmacokinetic profile of rituximab when administered as 6 infusions of 375 mg/m^2 in combination with 6 cycles of CHOP chemotherapy was similar to that seen with rituximab alone.

Based on a population pharmacokinetic analysis of data from 298 NHL patients who received rituximab once weekly or once every three weeks, the estimated median terminal elimination half-life was 22 days (range, 6.1 to 52 days). Patients with higher CD19-positive cell counts or larger measurable tumor lesions at pretreatment had a higher clearance. However, dose adjustment for pretreatment CD19 count or size of tumor lesion is not necessary. Age and gender had no effect on the pharmacokinetics of rituximab.

Pharmacokinetics were characterized in 21 patients with CLL receiving rituximab according to the recommended dose and schedule. The estimated median terminal half-life of rituximab was 32 days (range, 14 to 62 days).

Following administration of 2 doses of Rituxan in patients with RA, the mean (± S.D.; % CV) concentrations after the first infusion (Cmax first) and second infusion (Cmax second) were 157 (± 46; 29%) and 183 (± 55; 30%) mcg/mL, and 318 (± 86; 27%) and 381 (± 98; 26%) mcg/mL for the 2 × 500 mg and 2 × 1000 mg doses, respectively.

Based on a population pharmacokinetic analysis of data from 2005 RA patients who received Rituxan, the estimated clearance of rituximab was 0.335 L/day; volume of distribution was 3.1 L and mean terminal elimination half-life was 18.0 days (range, 5.17 to 77.5 days). Age, weight and gender had no effect on the pharmacokinetics of rituximab in RA patients.

The pharmacokinetics of rituximab have not been studied in children and adolescents. No formal studies were conducted to examine the effects of either renal or hepatic impairment on the pharmacokinetics of rituximab.

13 NONCLINICAL TOXICOLOGY

13.1 Carcinogenesis, Mutagenesis, Impairment of Fertility

No long-term animal studies have been performed to establish the carcinogenic or mutagenic potential of Rituxan or to determine potential effects on fertility in males or females.

13.2 Animal Toxicology and/or Pharmacology

Reproductive Toxicology Studies

An embryo-fetal developmental toxicity study was performed on pregnant cynomolgus monkeys. Pregnant animals received rituximab via the intravenous route during early gestation (organogenesis period; post-coitum days 20 through 50). Rituximab was administered as loading doses on post-coitum (PC) days 20, 21 and 22, at 15, 37.5 or 75 mg/kg/day, and then weekly on PC Days 29, 36, 43 and 50, at 20, 50 or 100 mg/kg/week. The 100 mg/kg/week dose resulted in 80% of the exposure (based on AUC) of those achieved following a dose of 2 grams in humans. Rituximab crosses the monkey placenta. Exposed offspring did not exhibit any teratogenic effects but did have decreased lymphoid tissue B cells.

A subsequent pre- and postnatal reproductive toxicity study in cynomolgus monkeys was completed to assess developmental effects including the recovery of B cells and immune function in infants exposed to rituximab in utero. Animals were

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treated with a loading dose of 0, 15, or 75 mg/kg every day for 3 days, followed by weekly dosing with 0, 20, or 100 mg/kg dose. Subsets of pregnant females were treated from PC Day 20 through postpartum Day 78, PC Day 76 through PC Day 134, and from PC Day 132 through delivery and postpartum Day 28. Regardless of the timing of treatment, decreased B cells and immunosuppression were noted in the offspring of rituximab-treated pregnant animals. The B-cell counts returned to normal levels, and immunologic function was restored within 6 months postpartum.

14 CLINICAL STUDIES

14.1 Relapsed or Refractory, Low-Grade or Follicular, CD20-Positive, B-Cell NHL

The safety and effectiveness of Rituxan in relapsed, refractory CD20+ NHL were demonstrated in 3 single-arm studies enrolling 296 patients.

Study 1

A multicenter, open-label, single-arm study was conducted in 166 patients with relapsed or refractory, low-grade or follicular, B-cell NHL who received 375 mg/m^2 of Rituxan given as an intravenous infusion weekly for 4 doses. Patients with tumor masses > 10 cm or with > 5000 lymphocytes/µL in the peripheral blood were excluded from the study.

Results are summarized in Table 3. The median time to onset of response was 50 days. Disease-related signs and symptoms (including B-symptoms) resolved in 64% (25/39) of those patients with such symptoms at study entry.

Study 2

In a multicenter, single-arm study, 37 patients with relapsed or refractory, low-grade NHL received 375 mg/m^2 of Rituxan weekly for 8 doses. Results are summarized in Table 3.

Study 3

In a multicenter, single-arm study, 60 patients received 375 mg/m^2 of Rituxan weekly for 4 doses. All patients had relapsed or refractory, low-grade or follicular, B-cell NHL and had achieved an objective clinical response to Rituxan administered 3.8–35.6 months (median 14.5 months) prior to retreatment with Rituxan. Of these 60 patients, 5 received more than one additional course of Rituxan. Results are summarized in Table 3.

Bulky Disease

In pooled data from studies 1 and 3, 39 patients with bulky (single lesion > 10 cm in diameter) and relapsed or refractory, low-grade NHL received Rituxan 375 mg/m^2 weekly for 4 doses. Results are summarized in Table 3.

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Table 3
Summary of Rituxan Efficacy Data by Schedule and Clinical Setting

	Study 1 Weekly × 4 N = 166	Study 2 Weekly × 8 N = 37	Study 1 and Study 3 Bulky disease, Weekly × 4 N = 39[a]	Study 3 Retreatment, Weekly × 4 N = 60
Overall Response Rate	48%	57%	36%	38%
Complete Response Rate	6%	14%	3%	10%
Median Duration of Response[b, c, d] (Months) [Range]	11.2 [1.9 to 42.1+]	13.4 [2.5 to 36.5+]	6.9 [2.8 to 25.0+]	15.0 [3.0 to 25.1+]

[a] Six of these patients are included in the first column. Thus, data from 296 intent-to-treat patients are provided in this table.

[b] Kaplan-Meier projected with observed range.

[c] "+" indicates an ongoing response.

[d] Duration of response: interval from the onset of response to disease progression.

14.2 Previously Untreated, Follicular, CD20-Positive, B-Cell NHL

Study 4

A total of 322 patients with previously untreated follicular NHL were randomized (1:1) to receive up to eight 3-week cycles of CVP chemotherapy alone (CVP) or in combination with Rituxan 375 mg/m^2 on Day 1 of each cycle (R-CVP) in an open-label, multicenter study. The main outcome measure of the study was progression-free survival (PFS) defined as the time from randomization to the first of progression, relapse, or death.

Twenty-six percent of the study population was > 60 years of age, 99% had Stage III or IV disease, and 50% had an International Prognostic Index (IPI) score ≥ 2. The results for PFS as determined by a blinded, independent assessment of progression are presented in Table 4. The point estimates may be influenced by the presence of informative censoring. The PFS results based on investigator assessment of progression were similar to those obtained by the independent review assessment.

Table 4
Efficacy Results in Study 4

	Study Arm	
	R-CVP N = 162	CVP N = 160
Median PFS (years)[a]	2.4	1.4
Hazard ratio (95% CI)[b]	0.44 (0.29, 0.65)	

[a] $p < 0.0001$, two-sided stratified log-rank test.

[b] Estimates of Cox regression stratified by center.

14.3 Non-Progressing Low-Grade, CD20-Positive, B-Cell NHL Following First-Line CVP Chemotherapy

Study 5

A total of 322 patients with previously untreated low-grade, B-cell NHL who did not progress after 6 or 8 cycles of CVP chemotherapy were enrolled in an open-label, multicenter, randomized trial. Patients were randomized (1:1) to receive Rituxan, 375 mg/m^2 intravenous infusion, once weekly for 4 doses every 6 months for up to 16 doses or no further therapeutic intervention. The main outcome measure of the study was progression-free survival defined as the time from randomization to

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progression, relapse, or death. Thirty-seven percent of the study population was > 60 years of age, 99% had Stage III or IV disease, and 63% had an IPI score ≥ 2.

There was a reduction in the risk of progression, relapse, or death (hazard ratio estimate in the range of 0.36 to 0.49) for patients randomized to Rituxan as compared to those who received no additional treatment.

14.4 Diffuse Large B-Cell NHL (DLBCL)

The safety and effectiveness of Rituxan were evaluated in three randomized, active-controlled, open-label, multicenter studies with a collective enrollment of 1854 patients. Patients with previously untreated diffuse large B-cell NHL received Rituxan in combination with cyclophosphamide, doxorubicin, vincristine, and prednisone (CHOP) or other anthracycline-based chemotherapy regimens.

Study 6

A total of 632 patients age ≥ 60 years with DLBCL (including primary mediastinal B-cell lymphoma) were randomized in a 1:1 ratio to treatment with CHOP or R-CHOP. Patients received 6 or 8 cycles of CHOP, each cycle lasting 21 days. All patients in the R-CHOP arm received 4 doses of Rituxan 375 mg/m^2 on Days −7 and −3 (prior to Cycle 1) and 48–72 hours prior to Cycles 3 and 5. Patients who received 8 cycles of CHOP also received Rituxan prior to Cycle 7. The main outcome measure of the study was progression-free survival, defined as the time from randomization to the first of progression, relapse, or death. Responding patients underwent a second randomization to receive Rituxan or no further therapy.

Among all enrolled patients, 62% had centrally confirmed DLBCL histology, 73% had Stage III–IV disease, 56% had IPI scores ≥ 2, 86% had ECOG performance status of < 2, 57% had elevated LDH levels, and 30% had two or more extranodal disease sites involved. Efficacy results are presented in Table 5. These results reflect a statistical approach which allows for an evaluation of Rituxan administered in the induction setting that excludes any potential impact of Rituxan given after the second randomization.

Analysis of results after the second randomization in Study 6 demonstrates that for patients randomized to R-CHOP, additional Rituxan exposure beyond induction was not associated with further improvements in progression-free survival or overall survival.

Study 7

A total of 399 patients with DLBCL, age ≥ 60 years, were randomized in a 1:1 ratio to receive CHOP or R-CHOP. All patients received up to eight 3-week cycles of CHOP induction; patients in the R-CHOP arm received Rituxan 375 mg/m^2 on Day 1 of each cycle. The main outcome measure of the study was event-free survival, defined as the time from randomization to relapse, progression, change in therapy, or death from any cause. Among all enrolled patients, 80% had Stage III or IV disease, 60% of patients had an age-adjusted IPI ≥ 2, 80% had ECOG performance status scores < 2, 66% had elevated LDH levels, and 52% had extranodal involvement in at least two sites. Efficacy results are presented in Table 5.

Study 8

A total of 823 patients with DLBCL, aged 18–60 years, were randomized in a 1:1 ratio to receive an anthracycline-containing chemotherapy regimen alone or in combination with Rituxan. The main outcome measure of the study was time to treatment failure, defined as time from randomization to the earliest of progressive disease, failure to achieve a complete response, relapse, or death. Among all enrolled

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patients, 28% had Stage III–IV disease, 100% had IPI scores of ≤ 1, 99% had ECOG performance status of < 2, 29% had elevated LDH levels, 49% had bulky disease, and 34% had extranodal involvement. Efficacy results are presented in Table 5.

Table 5
Efficacy Results in Studies 6, 7, and 8

	Study 6 (n = 632)		Study 7 (n = 399)		Study 8 (n = 823)	
	R-CHOP	CHOP	R-CHOP	CHOP	R-Chemo	Chemo
Main outcome	Progression-free survival (years)		Event-free survival (years)		Time to treatment failure (years)	
Median of main outcome measure	3.1	1.6	2.9	1.1	NE[b]	NE[b]
Hazard ratio[d]	0.69[a]		0.60[a]		0.45[a]	
Overall survival at 2 years[c]	74%	63%	69%	58%	95%	86%
Hazard ratio[d]	0.72[a]		0.68[a]		0.40[a]	

[a] Significant at $p < 0.05$, 2-sided.

[b] NE = Not reliably estimable.

[c] Kaplan-Meier estimates.

[d] R-CHOP vs. CHOP.

In Study 7, overall survival estimates at 5 years were 58% vs. 46% for R-CHOP and CHOP, respectively.

14.5 Chronic Lymphocytic Leukemia (CLL)

The safety and effectiveness of Rituxan were evaluated in two randomized (1:1) multicenter open-label studies comparing FC alone or in combination with Rituxan for up to 6 cycles in patients with previously untreated CLL [Study 9 (n = 817)] or previously treated CLL [Study 10 (n = 552)]. Patients received fludarabine 25 mg/m^2/day and cyclophosphamide 250 mg/m^2/day on days 1, 2 and 3 of each cycle, with or without Rituxan. In both studies, seventy-one percent of CLL patients received 6 cycles and 90% received at least 3 cycles of Rituxan-based therapy.

In Study 9, 30% of patients were 65 years or older, 31% were Binet stage C, 45% had B symptoms, more than 99% had ECOG performance status (PS) 0–1, 74% were male, and 100% were White. In Study 10, 44% of patients were 65 years or older, 28% had B symptoms, 82% received a prior alkylating drug, 18% received prior fludarabine, 100% had ECOG PS 0–1, 67% were male and 98% were White.

The main outcome measure in both studies was progression-free survival (PFS), defined as the time from randomization to progression, relapse, or death, as determined by investigators (Study 9) or an independent review committee (Study 10). The investigator assessed results in Study 10 were supportive of those obtained by the independent review committee. Efficacy results are presented in Table 6.

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Table 6
Efficacy Results in Studies 9 and 10

	Study 9* (Previously untreated)		Study 10* (Previously treated)	
	R-FC N=408	FC N=409	R-FC N=276	FC N=276
Median PFS (months)	39.8	31.5	26.7	21.7
Hazard ratio (95% CI)	0.56 (0.43, 0.71)		0.76 (0.6, 0.96)	
P value (Log-Rank test)	<0.01		0.02	
Response rate	86%	73%	54%	45%
(95% CI)	(82, 89)	(68, 77)	(48, 60)	(37, 51)

* As defined in 1996 National Cancer Institute Working Group guidelines

Across both studies, 243 of 676 Rituxan-treated patients (36%) were 65 years of age or older and 100 Rituxan-treated patients (15%) were 70 years of age or older. The results of exploratory subset analyses in elderly patients are presented in Table 7.

Table 7
Efficacy Results in Studies 9 and 10 in Subgroups Defined by Age[a]

	Study 9		Study 10	
Age subgroup	Number of Patients	Hazard Ratio for PFS (95% CI)	Number of Patients	Hazard Ratio for PFS (95% CI)
Age < 65 yrs	572	0.52 (0.39, 0.70)	313	0.61 (0.45, 0.84)
Age ≥ 65 yrs	245	0.62 (0.39, 0.99)	233	0.99 (0.70, 1.40)
Age < 70 yrs	736	0.51 (0.39, 0.67)	438	0.67 (0.51, 0.87)
Age ≥ 70 yrs	81	1.17 (0.51, 2.66)	108	1.22 (0.73, 2.04)

[a] From exploratory analyses.

14.6 Rheumatoid Arthritis (RA)

Reducing the Signs and Symptoms: Initial and Re-Treatment Courses

The efficacy and safety of Rituxan were evaluated in two randomized, double-blind, placebo-controlled studies of adult patients with moderately to severely active RA who had a prior inadequate response to at least one TNF inhibitor. Patients were 18 years of age or older, diagnosed with active RA according to American College of Rheumatology (ACR) criteria, and had at least 8 swollen and 8 tender joints.

In RA Study 1, patients were randomized to receive either Rituxan 2 × 1000 mg + MTX or placebo + MTX for 24 weeks. Further courses of Rituxan 2 × 1000 mg + MTX were administered in an open label extension study at a frequency determined by clinical evaluation, but no sooner than 16 weeks after the preceding course of Rituxan. In addition to the IV premedication, glucocorticoids were administered orally on a tapering schedule from baseline through Day 14. The proportions of patients achieving ACR 20, 50, and 70 responses at Week 24 of the placebo-controlled period are shown in Table 8.

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In RA Study 2, all patients received the first course of Rituxan 2 × 1000 mg + MTX. Patients who experienced ongoing disease activity were randomized to receive a second course of either Rituxan 2 × 1000 mg MTX or placebo + MTX, the majority between Weeks 24–28. The proportions of patients achieving ACR 20, 50, and 70 responses at Week 24, before the re-treatment course, and at Week 48, after retreatment, are shown in Table 8.

Table 8

ACR Responses in Study 1 and Study 2 (Percent of Patients)
(Modified Intent-to-Treat Population)

Inadequate Response to TNF Antagonists							
Study 1 24 Week Placebo-Controlled (Week 24)				Study 2 Placebo-Controlled Retreatment (Week 24 and Week 48)			
Response	Placebo + MTX n = 201	Rituxan + MTX n = 298	Treatment Difference (Rituxan – Placebo)[c] (95% CI)	Response	Placebo + MTX Retreatment n = 157	Rituxan + MTX Retreatment n = 318	Treatment Difference (Rituxan – Placebo)[a,b,c] (95% CI)
ACR20				ACR20			
Week 24	18%	51%	33% (26%, 41%)	Week 24	48%	45%	NA
				Week 48	45%	54%	11% (2%, 20%)
ACR50				ACR50			
Week 24	5%	27%	21% (15%, 27%)	Week 24	27%	21%	NA
				Week 48	26%	29%	4% (-4%, 13%)
ACR70				ACR70			
Week 24	1%	12%	11% (7%, 15%)	Week 24	11%	8%	NA
				Week 48	13%	14%	1% (-5%, 8%)

[a] In Study 2, all patients received a first course of Rituxan 2 x 1000 mg. Patients who experienced ongoing disease activity were randomized to receive a second course of either Rituxan 2 x 1000 mg + MTX or placebo + MTX at or after Week 24.

[b] Since all patients received a first course of Rituxan, no comparison between Placebo + MTX and Rituxan + MTX is made at Week 24.

[c] For Study 1, weighted difference stratified by region (US, rest of the world) and Rheumatoid Factor (RF) status (positive >20 IU/mL, negative <20 IU/mL) at baseline; For Study 2, weighted difference stratified by RF status at baseline and ≥20% improvement from baseline in both SJC and TJC at Week 24 (Yes/No).

Improvement was also noted for all components of ACR response following treatment with Rituxan, as shown in Table 9.

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Table 9
Components of ACR Response at Week 24 in Study 1
(Modified Intent-to-Treat Population)

Inadequate Response to TNF Antagonists				
Parameter (median)	Placebo + MTX (n = 201)		Rituxan + MTX (n = 298)	
	Baseline	Wk 24	Baseline	Wk 24
Tender Joint Count	31.0	27.0	33.0	13.0
Swollen Joint Count	20.0	19.0	21.0	9.5
Physician Global Assessment[a]	71.0	69.0	71.0	36.0
Patient Global Assessment[a]	73.0	68.0	71.0	41.0
Pain[a]	68.0	68.0	67.0	38.5
Disability Index (HAQ)[b]	2.0	1.9	1.9	1.5
CRP (mg/dL)	2.4	2.5	2.6	0.9

[a] Visual Analogue Scale: 0 = best, 100 = worst.

[b] Disability Index of the Health Assessment Questionnaire: 0 = best, 3 = worst.

The time course of ACR 20 response for Study 1 is shown in Figure 1. Although both treatment groups received a brief course of intravenous and oral glucocorticoids, resulting in similar benefits at Week 4, higher ACR 20 responses were observed for the Rituxan group by Week 8. A similar proportion of patients achieved these responses through Week 24 after a single course of treatment (2 infusions) with Rituxan. Similar patterns were demonstrated for ACR 50 and 70 responses.

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Figure 1
Percent of Patients Achieving ACR 20 Response by Visit*
Study 1 (Inadequate Response to TNF Antagonists)

Percent ACR 20 Responders
100
90
80
70
60
50
40
30
20
10
0
0
4
8
12
16
20
24
Weeks
Placebo (n=201)
Rituxan 2x1000mg (n=298)

*The same patients may not have responded at each time point.

Radiographic Response

In RA Study 1, structural joint damage was assessed radiographically and expressed as changes in Genant-modified Total Sharp Score (TSS) and its components, the erosion score (ES) and the joint space narrowing (JSN) score. Rituxan + MTX slowed the progression of structural damage compared to placebo + MTX after 1 year as shown in Table 10.

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Table 10
Mean Radiographic Change From Baseline to 104 Weeks

Inadequate Response to TNF Antagonists				
Parameter	Rituxan 2 x 1000 mg + MTX[b]	Placebo + MTX[c]	Treatment Difference (Placebo – Rituxan)	95% CI
Change during First Year				
TSS	0.66	1.78	1.12	(0.48, 1.76)
ES	0.44	1.19	0.75	(0.32, 1.18)
JSN Score	0.22	0.59	0.37	(0.11, 0.63)
Change during Second Year[a]				
TSS	0.48	1.04	—	—
ES	0.28	0.62	—	—
JSN Score	0.20	0.42	—	—

[a] Based on radiographic scoring following 104 weeks of observation.

[b] Patients received up to 2 years of treatment with Rituxan + MTX.

[c] Patients receiving Placebo + MTX. Patients receiving Placebo + MTX could have received retreatment with Rituxan+MTX from Week 16 onward.

In RA Study 1 and its open-label extension, 70% of patients initially randomized to Rituxan + MTX and 72% of patients initially randomized to placebo + MTX were evaluated radiographically at Year 2. As shown in Table 10, progression of structural damage in Rituxan + MTX patients was further reduced in the second year of treatment.

Following 2 years of treatment with Rituxan + MTX, 57% of patients had no progression of structural damage. During the first year, 60% of Rituxan + MTX treated patients had no progression, defined as a change in TSS of zero or less compared to baseline, compared to 46% of placebo + MTX treated patients. In their second year of treatment with Rituxan + MTX, more patients had no progression than in the first year (68% vs. 60%), and 87% of the Rituxan + MTX treated patients who had no progression in the first year also had no progression in the second year.

Lesser Efficacy of 500 Vs. 1000 mg Treatment Courses for Radiographic Outcomes

RA Study 3 is a randomized, double-blind, placebo-controlled study which evaluated the effect of placebo + MTX compared to Rituxan 2 x 500 mg + MTX and Rituxan 2 x 1000 mg + MTX treatment courses in MTX-naïve RA patients with moderately to severely active disease. Patients received a first course of two infusions of rituximab or placebo on Days 1 and 15. MTX was initiated at 7.5 mg/week and escalated up to 20 mg/week by week 8 in all three treatment arms. After a minimum of 24 weeks, patients with ongoing disease activity were eligible to receive re-treatment with additional courses of their assigned treatment. After one year of treatment, the proportion of patients achieving ACR 20/50/70 responses were similar in both Rituxan dose groups and were higher than in the placebo group. However, with respect to radiographic scores, only the Rituxan 1000 mg treatment group demonstrated a statistically significant reduction in TSS: a change of 0.36 units compared to 1.08 units for the placebo group, a 67% reduction.

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Physical Function Response

RA Study 4 is a randomized, double-blind, placebo-controlled study in adult RA patients with moderately to severely active disease with inadequate response to MTX. Patients were randomized to receive an initial course of Rituxan 500 mg, Rituxan 1000 mg, or placebo in addition to background MTX.

Physical function was assessed at Weeks 24 and 48 using the Health Assessment Questionnaire Disability Index (HAQ-DI). From baseline to Week 24, a greater proportion of Rituxan-treated patients had an improvement in HAQ-DI of at least 0.22 (a minimal clinically important difference) and a greater mean HAQ-DI improvement compared to placebo, as shown in Table 11. HAQ-DI results for the Rituxan 500 mg treatment group were similar to the Rituxan 1000 mg treatment group; however radiographic responses were not assessed (see Dosing Precaution in the Radiographic Responses section above). These improvements were maintained at 48 weeks.

Table 11
Improvement from Baseline in Health Assessment
Questionnaire Disability Index (HAQ-DI) at Week 24 in Study 4

	Placebo + MTX n = 172	Rituxan 2 x 1000 mg + MTX n = 170	Treatment Difference (Rituxan – Placebo)[b] (95% CI)
Mean Improvement from Baseline	0.19	0.42	0.23 (0.11, 0.34)
Percent of patients with "Improved" score (Change from Baseline ≥ MCID)[a]	48%	58%	11% (0%, 21%)

[a] Minimal Clinically Important Difference: MCID for HAQ=0.22.

[b] Adjusted difference stratified by region (US, rest of the world) and rheumatoid factor (RF) status (positive >= 20 IU/mL, negative < 20 IU/mL) at baseline.

16 HOW SUPPLIED/STORAGE AND HANDLING

Rituxan vials [100 mg (NDC 50242-051-21) and 500 mg (NDC 50242-053-06)] are stable at 2°C–8°C (36°F–46°F). Do not use beyond expiration date stamped on carton. Rituxan vials should be protected from direct sunlight. Do not freeze or shake.

Rituxan solutions for infusion may be stored at 2°C–8°C (36°F–46°F) for 24 hours. Rituxan solutions for infusion have been shown to be stable for an additional 24 hours at room temperature. However, since Rituxan solutions do not contain a preservative, diluted solutions should be stored refrigerated (2°C–8°C). No incompatibilities between Rituxan and polyvinylchloride or polyethylene bags have been observed.

17 PATIENT COUNSELING INFORMATION

Patients should be provided the Rituxan Medication Guide and provided an opportunity to read prior to each treatment session. It is important that the patient's overall health be assessed at each visit and the risks of Rituxan therapy and any questions resulting from the patient's reading of the Medication Guide be discussed.

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Rituxan is detectable in serum for up to six months following completion of therapy. Individuals of childbearing potential should use effective contraception during treatment and for 12 months after Rituxan therapy.

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MEDICATION GUIDE
RITUXAN® (ri-tuk´-san)
(rituximab)
for injection

Read this Medication Guide before you start Rituxan and before each Rituxan infusion. There may be new information. This Medication Guide does not take the place of talking to your doctor about your medical condition or your treatment.

What is the most important information I should know about Rituxan?

Rituxan can cause serious side effects that can lead to death, including:

1. **Infusion reactions.** Infusion reactions are the most common side effect of Rituxan treatment. Serious infusion reactions can happen during your infusion or within 24 hours after your infusion of Rituxan. Your doctor should give you medicines before your infusion of Rituxan to decrease your chance of having a severe infusion reaction.

   Tell your doctor or get medical help right away if you get any of these symptoms during or after an infusion of Rituxan:

   - hives (red itchy welts) or rash
   - itching
   - swelling of your lips, tongue, throat or face
   - sudden cough
   - shortness of breath, difficulty breathing, or wheezing
   - weakness
   - dizziness or feel faint
   - palpitations (feel like your heart is racing or fluttering)
   - chest pain

2. **Progressive Multifocal Leukoencephalopathy (PML).** PML is a rare, serious brain infection caused by a virus. People with weakened immune system can get PML. Your chance of getting PML may be higher if you are treated with Rituxan alone or with other medicines that weaken your immune system. PML can result in death or severe disability. There is no known treatment, prevention, or cure for PML.

   Tell your doctor right away if you have any of the following symptoms or if anyone close to you notices these symptoms:

   - confusion or problems thinking
   - loss of balance
   - change in the way you walk or talk
   - decreased strength or weakness on one side of your body
   - blurred vision or loss of vision

3. **Tumor Lysis Syndrome (TLS).** TLS is caused by the fast breakdown of cancer cells. TLS can cause you to have:

   - kidney failure and the need for dialysis treatment

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- abnormal heart rhythm

Your doctor may do blood tests to check you for TLS. Your doctor may give you medicine to help prevent TLS.

4. **Severe skin and mouth reactions.** Tell your doctor or get medical help right away if you get any of these symptoms at anytime during your treatment with Rituxan:
    - painful sores or ulcers on your skin, lips or in your mouth
    - blisters
    - peeling skin
    - rash
    - pustules

See "**What are possible side effects of Rituxan?**" for more information about side effects.

What is Rituxan?

Rituxan is a prescription medicine used to treat:

- **Non-Hodgkin's Lymphoma (NHL):** alone or with other chemotherapy medicines.
- **Chronic Lymphocytic Leukemia (CLL):** with the chemotherapy medicines fludarabine and cyclophosphamide.
- **Rheumatoid Arthritis (RA):** with another prescription medicine called methotrexate, to reduce the signs and symptoms of moderate to severe active RA in adults, after treatment with at least one other medicine called a Tumor Necrosis Factor (TNF) antagonist has been used and did not work well enough.

People with serious infections should not receive Rituxan.
It is not known if Rituxan is safe or effective in children.

What should I tell my doctor before receiving Rituxan?
Before receiving Rituxan, tell your doctor if you:

- have had a severe infusion reaction to Rituxan in the past
- have a history of heart problems, irregular heart beat or chest pain
- have lung or kidney problems
- have an infection or weakened immune system.
- have or have had any severe infections including:
    - Hepatitis B virus (HBV)
    - Hepatitis C virus (HCV)
    - Cytomegalovirus (CMV)
    - Herpes simplex virus (HSV)
    - Parvovirus B19
    - Varicella zoster virus (chickenpox or shingles)

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- West Nile Virus

- have had a recent vaccination or are scheduled to receive vaccinations. You should not receive certain vaccines before or after you receive Rituxan. Tell your doctor if anyone in your household is scheduled to receive a vaccination. Some types of vaccines can spread to people with a weakened immune system, and cause serious problems.
- have any other medical conditions
- are pregnant or planning to become pregnant. Rituxan may affect the white blood cell counts of your unborn baby. It is not known if Rituxan may harm your unborn baby in other ways.

  Women who are able to become pregnant should use effective birth-control (contraception) while using Rituxan and for 12 months after you finish treatment. Talk to your doctor about effective birth control.
- are breast-feeding or plan to breast-feed. It is not known if Rituxan passes into your breast milk. You and your doctor should decide the best way to feed your baby if you receive Rituxan.

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements. Especially tell your doctor if you take or have taken:

- a Tumor Necrosis Factor (TNF) inhibitor medicine
- a Disease Modifying Anti-Rheumatic Drug (DMARD)

If you are not sure if your medicine is one listed above, ask your doctor or pharmacist.

Know the medicines you take. Keep a list of them to show to your doctor and pharmacist when you get a new medicine. Do not take any new medicine without talking with your doctor.

How will I receive Rituxan?

- Rituxan is given by infusion through a needle placed in a vein (IV or intravenous infusion), in your arm. Talk to your doctor about how you will receive Rituxan.
- Your doctor may prescribe medicines before each infusion of Rituxan to reduce side effects of infusions such as fever and chills.
- Your doctor should do regular blood tests to check for side effects to Rituxan.

Before each Rituxan treatment, your doctor or nurse will ask you questions about your general health. Tell your doctor or nurse about any new symptoms.

What are the possible side effects of Rituxan?

Rituxan can cause serious and life-threatening side effects, including:

See **"What is the most important information I should know about Rituxan?"**

- **Hepatitis B virus (HBV) reactivation.** If you have had hepatitis B or are a carrier of hepatitis B virus, receiving Rituxan could cause the virus to become an active infection again. This may cause serious liver problems including liver

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failure, and death. You should not receive Rituxan if you have active hepatitis B liver disease.

- **Serious infections.** Serious infections that happen with Rituxan can lead to death. Call your doctor right away if you have any symptoms of infection:
    - fever
    - cold symptoms, such as runny nose or sore throat that do not go away
    - flu symptoms, such as cough, tiredness, and body aches
    - earache or headache
    - pain during urination
    - white patches in the mouth or throat
    - cuts, scrapes or incisions that are red, warm, swollen or painful
- **Heart problems.** Rituxan may cause chest pain and irregular heart beats which may need treatment, or your doctor may decide to stop your treatment with Rituxan.
- **Kidney problems,** especially if you are receiving Rituxan for NHL. Your doctor should do blood test to check how well your kidneys are working.
- **Stomach and Serious bowel problems that can sometimes lead to death.** Bowel problems, including blockage or tears in the bowel can happen if you receive Rituxan with chemotherapy medicines to treat non-Hodgkin's lymphoma. Tell your doctor right away if you have any stomach area pain during treatment with Rituxan.
- **Low blood cell counts.** Your doctor may do blood test during treatment with Rituxan to check you blood cell counts.
    - **White blood cells.** White blood cells fight against bacterial infections. Low white blood cells can cause you to get infections, which may be serious. See "Increased risk of infections" above for a list of symptoms of infection.
    - **Red blood cells.** Red blood cells carry oxygen to your body tissues and organs.
    - **Platelets.** Platelets are blood cells that help your blood to clot.

Common side effects during Rituxan treatment include:

- infusion reactions (see What is the most important information I should know about Rituxan?)
- chills
- infections
- body aches
- tiredness
- low white blood cells

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Other side effects with Rituxan include:

- aching joints during or within hours of receiving an infusion
- more frequent upper respiratory tract infection

Tell your doctor about any side effect that bothers you or that does not go away.
These are not all of the possible side effects with Rituxan. For more information, ask your doctor or pharmacist.

Call your doctor for medical advice about side effects. You may report side effects to FDA at 1-800-FDA-1088.

General information about Rituxan

Medicines are sometimes prescribed for purposes other than those listed in a Medication Guide. This Medication Guide provides a summary of the most important information about Rituxan. If you would like more information talk with your doctor. You can ask your doctor for information about Rituxan that is written for healthcare professionals.

For more information, go to www.Rituxan.com or call 1-877-474-8892.

What are the ingredients in Rituxan?

Active ingredient: rituximab

Inactive ingredients: sodium chloride, sodium citrate dihydrate, polysorbate 80, and water for injection.

Jointly Marketed by: Biogen Idec Inc. and Genentech USA, Inc.

Manufactured by:

Genentech, Inc.
A Member of the Roche Group
1 DNA Way
South San Francisco, CA 94080-4990

©2010 Biogen Idec Inc. and Genentech, Inc.

Revised 02/2010 (4851501)
This Medication Guide has been approved by the U.S. Food and Drug Administration.

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Sterile Lyophilized Powder
For Intravenous Use Only
Rx only

WARNING Thymoglobulin® should only be used by physicians experienced in immunosuppressive therapy for the management of renal transplant patients.

DESCRIPTION
Thymoglobulin® [Anti-thymocyte Globulin (Rabbit)] is a purified, pasteurized, gamma immune globulin, obtained by immunization of rabbits with human thymocytes. This immunosuppressive product contains cytotoxic antibodies directed against antigens expressed on human T-lymphocytes.

Thymoglobulin is a sterile, freeze-dried product for intravenous administration after reconstitution with Sterile Water for Injection, USP (SWFI).

Each 10 mL vial contains 25 mg anti-thymocyte globulin (rabbit) as well as 50 mg glycine, 50 mg mannitol, and 10 mg sodium chloride.

After reconstitution with 5 mL SWFI, each vial of reconstituted product contains approximately 5 mg/mL of Thymoglobulin, of which >90% is rabbit gamma immune globulin (IgG). The reconstituted solution has a pH of 6.5 - 7.2. Human red blood cells are used in the manufacturing process to deplete cross-reactive antibodies to non-T-cell antigens. The manufacturing process is validated to remove or inactivate potential exogenous viruses. All human red blood cells are from US registered or FDA licensed blood banks. A viral inactivation step (pasteurization, i.e., heat treatment of active ingredient at 60°C/10 hr) is performed for each lot. Each Thymoglobulin lot is released following potency testing (lymphocytotoxicity and E-rosette inhibition assays), and cross-reactive antibody testing (hemagglutination, platelet agglutination, anti-human serum protein antibody, antiglomerular basement membrane antibody, and fibroblast toxicity assays on every fifth lot).

PHARMACOLOGY
Mechanism of Action
The mechanism of action by which polyclonal antilymphocyte preparations suppress immune responses is not fully understood. Possible mechanisms by which Thymoglobulin may induce immunosuppression in vivo include: T-cell clearance from the circulation and modulation of T-cell activation, homing, and cytotoxic activities. Thymoglobulin includes antibodies against T-cell markers such as CD2, CD3, CD4, CD8, CD11a, CD18, CD25, CD44, CD45, HLA-DR, HLA Class I heavy chains, and ß2 micro-globulin. In vitro, Thymoglobulin (concentrations >0.1 mg/mL) mediates T-cell suppressive effects via inhibition of proliferative responses to several mitogens. In patients, T-cell depletion is usually observed within a day from initiating Thymoglobulin therapy. Thymoglobulin has not been shown to be effective for treating antibody (humoral) mediated rejections.

Pharmacokinetics and Immunogenicity
After an intravenous dose of 1.25 to 1.5 mg/kg/day (over 4 hours for 7-11 days) 4-8 hours post-infusion, Thymoglobulin levels were on average 21.5 mcg/mL (10-40 mcg/mL) with a half-life of 2-3 days after the first dose, and 87 mcg/mL (23-170 mcg/mL) after the last dose. During the Thymoglobulin* Phase 3 randomized trial, of the 108 of 163 patients evaluated, anti-rabbit antibodies developed in 68% of the Thymoglobulin-treated patients, and anti-horse antibodies developed in 78% of the Atgam**-treated patients (p=n.s.). No controlled studies have been conducted to study the effect of anti-rabbit antibodies on repeat use of Thymoglobulin. However, monitoring the lymphocyte count to ensure that T-cell depletion is achieved upon retreatment with Thymoglobulin is recommended. Based on data collected from a limited number of patients (Clinical study Phase 3, n=12), T-cell counts are presented in the chart below. These data were collected using flow cytometry (FACSCAN, Becton-Dickinson).

Mean T-Cell Counts Following Initiation of Thymoglobulin Therapy

* Thymoglobulin is a registered trademark of Genzyme Corporation, Cambridge, MA 02142
**Atgam is a registered trademark of Pfizer Inc, New York, NY 10017

Clinical Trials
US Phase 3 Study
A controlled, double-blind, multicenter, randomized clinical trial comparing Thymoglobulin and Atgam was conducted at 28 US transplant centers in renal transplant patients (n=163) with biopsy-proven Banff Grade II (moderate), Grade III (severe), or steroid-resistant Grade I (mild) acute graft rejection. This clinical trial rejected the null hypothesis that Thymoglobulin was more than 20% less effective in reversing acute rejection than Atgam. The overall weighted estimate of the treatment difference (Thymoglobulin – Atgam success rate) was 11.1% with a lower 95% confidence bound of 0.07%. Therefore, Thymoglobulin was at least as effective as Atgam in reversing acute rejection episodes.

In the study, patients were randomized to receive 7 to 14 days of Thymoglobulin (1.5 mg/kg/day) or Atgam (15 mg/kg/day). For the entire study, the two treatment groups were comparable with respect to donor and recipient characteristics. During the trial, the FDA approved new maintenance immunosuppressive agents (tacrolimus and mycophenolate). Off-protocol use of these agents occurred during the second half of the study in some patients without affecting the overall conclusions (Thymoglobulin 22/43, Atgam 20/37; p=0.826). The results, however, are presented for the first and second halves of the study (Table 1). In Table 1, successful treatment is presented as those patients whose serum creatinine levels (14 days from the diagnosis of rejection) returned to baseline and whose graft was functioning on day 30 after the end of therapy.

Table 1. Response to Study Treatment by Rejection Severity and Study Half

Success / n	Total				First Half				Second Half
	Thymoglobulin		Atgam		Thymoglobulin		Atgam		Thymoglobulin		Atgam
Risk Factor:
Baseline
Rejection Severity:
Mild	9/10	(90.0)%	5/8	(62.5)%	5/5	(100)%	1/3	(33.3)%	4/5	(80.0)%	4/5	(80.0)%
Moderate	44/58	(75.5)%	41/58	(70.7)%	22/26	(84.6)%	22/32	(68.8)%	22/32	(68.8)%	19/26	(73.1)%
Severe	11/14	(71.6)%	8/14	(57.1)%	6/8	(75.0)%	3/8	(37.5)%	5/6	(83.3)%	5/6	(83.3)%
Overall	64/82	(78.0)%	54/80	(67.5)%	33/39	(84.6)%	26/43	(60.5)%	31/43	(72.1)%	28/37	(75.7)%

Weighted estimate of difference	11.1%[a]	19.3%	–3.2%
(Thymoglobulin – Atgam)
Lower one-sided 95% confidence bound	0.07%	4.6%	–19.7%
p Value[b]	0.061 [c]	0.008 [d]	0.625 [d]

a. across rejection severity and study half
b. under null hypothesis of equivalence (Cochran-Mantel-Haenszel test)
c. one-sided stratified on rejection severity and study half
d. one-sided stratified on rejection severity

There were no significant differences between the two treatments with respect to (i) day 30 serum creatinine levels relative to baseline, (ii) improvement rate in post-treatment histology, (iii) one-year post-rejection Kaplan-Meier patient survival (Thymoglobulin 93%, n=82 and Atgam 96%, n=80), (iv) day 30 and (v) one-year post-rejection graft survival (Thymoglobulin 83%, n=82; Atgam 75%, n=80).

INDICATIONS AND USAGE
Thymoglobulin is indicated for the treatment of renal transplant acute rejection in conjunction with concomitant immunosuppression.

CONTRAINDICATIONS
Thymoglobulin is contraindicated in patients with history of allergy or anaphylaxis to rabbit proteins or to any product excipients, or who have active acute or chronic infections which contraindicate any additional immunosuppression.

WARNINGS
Thymoglobulin should only be used by physicians experienced in immunosuppressive therapy for the treatment of renal transplant patients. Medical surveillance is required during Thymoglobulin infusion.

Immune-mediated reactions
Serious immune-mediated reactions have been reported with the use of Thymoglobulin and consist of anaphylaxis or severe cytokine release syndrome (CRS).

Fatal anaphylaxis has been reported.  If an anaphylactic reaction occurs, the infusion should be terminated immediately. Medical personnel should be available to treat patients who experience anaphylaxis. Emergency treatment such as 0.3 mL to 0.5 mL aqueous epinephrine (1:1000 dilution) subcutaneously and other resuscitative measures including oxygen, intravenous fluids, antihistamines, corticosteroids, pressor amines, and airway management, as clinically indicated, should be provided. Any further administration of Thymoglobulin to a patient who has a history of anaphylaxis to Thymoglobulin is not recommended.

Severe, acute infusion-associated reactions (IARs) are consistent with CRS which is attributed to the release of cytokines by activated monocytes and lymphocytes. Severe acute CRS can cause  serious cardiorespiratory events and/or death (See PRECAUTIONS and ADVERSE REACTIONS: Post-Marketing Experience).

Infection
Thymoglobulin is routinely used in combination with other immunosuppressive agents.  Infections (bacterial, fungal, viral and protozoal), reactivation of infection (particularly cytomegalovirus [CMV]) and sepsis have been reported after Thymoglobulin administration in combination with multiple immunosuppressive agents.  Severe acute infections can be fatal.

PRECAUTIONS
General
Appropriate dosing for Thymoglobulin is different from dosing for other anti-thymocyte globulin (ATG) products, as protein composition and concentrations vary depending on the source of ATG used. Physicians should therefore exercise care to ensure that the dose prescribed is appropriate for the ATG product being administered.

Thymoglobulin should be used under strict medical supervision in a hospital setting, and patients should be carefully monitored during the infusion. The first dose should be infused over a minimum of 6 hours into a high-flow vein. Close compliance with the recommended dosage and infusion time may reduce the incidence and severity of infusion associated reactions (IARs).  Additionally, reducing the infusion rate may minimize many of these IARs. Premedication with corticosteroids, acetaminophen, and/or an antihistamine and/or slowing the infusion rate may reduce reaction incidence and intensity (See DOSAGE AND ADMINISTRATION).

Rapid infusion rates have been reported with case reports consistent with cytokine release syndrome (CRS).  Severe acute CRS can be fatal.

Hematologic Effects
Thrombocytopenia and/or leukopenia (including lymphopenia and neutropenia) have been identified and are reversible following dose adjustments (See DOSAGE AND ADMINISTRATION).

Infection
Infections, reactivation of infection, and sepsis have been reported after Thymoglobulin administration in combination with multiple immunosuppressive agents.  Careful patient monitoring and appropriate anti-infective prophylaxis are recommended.

Malignancy
Use of immunosuppressive agents, including Thymoglobulin, may increase the incidence of malignancies, including lymphoma or post-transplant lymphoproliferative disease (PTLD) (See ADVERSE REACTIONS: Post-Marketing Experience).

Special Considerations for Thymoglobulin Infusion
Reactions at the infusion site can occur and may include pain, swelling, and erythema.

The recommended route of administration for Thymoglobulin is intravenous infusion using a high-flow vein (See DOSAGE AND ADMINISTRATION).

Immunizations
The safety of immunization with attenuated live vaccines following Thymoglobulin therapy has not been studied; therefore, immunization with attenuated live vaccines is not recommended for patients who have recently received Thymoglobulin.

Laboratory Tests
During Thymoglobulin therapy, monitoring the lymphocyte count (i.e., total lymphocyte and/or T-cell subset) may help assess the degree of T-cell depletion (See Pharmacokinetics and Immunogenicity). For safety, WBC and platelet counts should also be monitored (See DOSAGE AND ADMINISTRATION).

Drug Interactions
•	No drug interaction studies have been performed.
•
Because Thymoglobulin is administered to patients receiving a standard immunosuppressive regimen, this may predispose patients to overimmunosuppression. Many transplant centers decrease maintenance immunosuppression therapy during the period of antibody therapy.

•	Thymoglobulin can stimulate the production of antibodies which crossreact with rabbit immune globulins (See Pharmacokinetics and Immunogenicity).

Drug/Laboratory Test Interactions
Thymoglobulin has not been shown to interfere with any routine clinical laboratory tests which do not use immunoglobulins. Thymoglobulin may interfere with rabbit antibody-based immunoassays and with cross-match or panel-reactive antibody cytotoxicity assays.

Carcinogenesis, Mutagenesis, Impairment of Fertility
The carcinogenic and mutagenic potential of Thymoglobulin and its potential to impair fertility have not been studied.

Pregnancy: Pregnancy Category C
Animal reproduction studies have not been conducted with Thymoglobulin. It is also not known whether Thymoglobulin can cause fetal harm or can affect reproduction capacity. Thymoglobulin should be given to a pregnant woman only if clearly needed.

Nursing Mothers
Thymoglobulin has not been studied in nursing women. It is not known whether this drug is excreted in human milk. Because other immunoglobulins are excreted in human milk, breast-feeding should be discontinued during Thymoglobulin therapy.

Pediatric Use
The safety and effectiveness of Thymoglobulin in pediatric patients has not been established in controlled trials. However, the dose, efficacy, and adverse event profile are not thought to be different from adults based on limited European studies and US compassionate use.

ADVERSE REACTIONS

Clinical Trials
US Phase 3 Study
Thymoglobulin adverse events are generally manageable or reversible. In the US Phase 3 controlled clinical trial (n=163) comparing the efficacy and safety of Thymoglobulin and Atgam, there were no significant differences in clinically significant adverse events between the two treatment groups (Table 2). Malignancies were reported in 3 patients who received Thymoglobulin and in 3 patients who received Atgam during the one-year follow-up period. These included two post-transplant lymphoproliferative diseases (PTLDs) in the Thymoglobulin group and two PTLDs in the Atgam group.

Table 2. Frequently Reported and Significant Adverse Events*

	Thymoglobulin n=82		Atgam n=81
	No. of		No. of
Preferred Term	Patients	(%)	Patients	(%)	p Value†

Frequently Reported Events
Fever	52	(63.4)	51	(63.0)	1.0
Chills	47	(57.3)	35	(43.2)	0.086
Leukopenia	47	(57.3)	24	(29.6)	<0.001
Pain	38	(46.3)	35	(43.2)	0.753
Headache	33	(40.2)	28	(34.6)	0.518
Abdominal pain	31	(37.8)	22	(27.2)	0.181
Diarrhea	30	(36.6)	26	(32.1)	0.622
Hypertension	30	(36.6)	23	(28.4)	0.316
Nausea	30	(36.6)	23	(28.4)	0.316
Thrombocytopenia	30	(36.6)	36	(44.4)	0.341
Peripheral edema	28	(34.1)	28	(34.6)	1.0
Dyspnea	23	(28.0)	16	(19.8)	0.271
Asthenia	22	(26.8)	26	(32.1)	0.495
Hyperkalemia	22	(26.8)	15	(18.5)	0.262
Tachycardia	22	(26.8)	19	(23.5)	0.719
Significant Events§
Leukopenia	47	(57.3)	24	(29.6)	<0.001
Malaise	11	(13.4)	3	(3.7)	0.047
Dizziness	7	(8.5)	20	(24.7)	0.006

*
Treatment Emergent Adverse Events (TEAE) are summarized. Frequently reported adverse events are those reported by more than 25% of patients in a treatment group; significant adverse events are those where the incidence rate differed between treatment groups by a significance level of <0.05.

†	p Value comparing treatment groups using Fisher’s exact test.
§	statistically significant differences in the AEs.

Infections occurring in both treatment groups during the 3-month follow-up are summarized in Table 3. No significant differences were seen between the Thymoglobulin and Atgam groups for all types of infections, and the incidence of cytomegalovirus (CMV) infection was equivalent in both groups. (Viral prophylaxis was by the center’s discretion during antibody treatment, but all centers used gancyclovir infusion during treatment.)

Table 3. Infections

	Thymoglobulin			Atgam
	n=82			n=81
BODY SYSTEM	No. of		Total	No. of		Total
Preferred Term	Patients	(%)	Reports	Patients	(%)	Reports	p Value†

BODY AS A WHOLE	30	(36.6)	36	22	(27.2)	29	0.240
Infection	25	(30.5)	26	19	(23.5)	21	0.378
Other	14	(17.1)	15	11	(13.6)	12	0.665
CMV	11	(13.4)	11	9	(11.1)	9	0.812
Sepsis	10	(12.2)	10	7	(9.6)	7	0.610
Moniliasis	0	(0.0)	0	1	(1.2)	1	0.497
DIGESTIVE	5	(6.1)	5	3	(3.7)	3	0.720
Gastrointestinal
moniliasis	4	(4.9)	4	1	(1.2)	1	0.367
Oral moniliasis	3	(3.7)	0	2	(2.5)	1	0.497
Gastritis	1	(1.2)	1	0	(0.0)	0	1.000
RESPIRATORY	0	(0.0)	0	1	(1.2)	1	0.497
Pneumonia	0	(0.0)	0	1	(1.2)	1	0.497
SKIN	4	(4.9)	4	0	(0.0)	0	0.120
Herpes simplex	4	(4.9)	4	0	(0.0)	0	0.120
UROGENITAL	15	(18.3)	15	22	(29.2)	22	0.195
Urinary tract infection	15	(18.3)	15	21	(25.9)	21	0.262
Vaginitis	0	(0.0)	0	1	(1.2)	1	0.497
NOT SPECIFIED	0	(0.0)	0	2	(2.5)	2	0.245

†	p Value comparing treatment groups using Fisher’s exact test.

Post-marketing Experience
The following adverse reactions have been identified during post approval use of Thymoglobulin. Because these reactions are reported voluntarily from a population of uncertain size, it is not always possible to reliably estimate their frequency or establish a causal relationship to drug exposure.

Infusion-Associated Reactions and Immune System Disorders
IARs may occur following the administration of Thymoglobulin and may occur as soon as the first or second infusion during a single course of Thymoglobulin treatment. Clinical manifestations of Infusion-associated reactions IARs have included some of the following signs and symptoms: fever, chills/rigors, dyspnea, nausea/vomiting, diarrhea, hypotension or hypertension, malaise, rash, and/or headache. IARs with Thymoglobulin are generally manageable with a reduction in infusion rates and/or with medications (See PRECAUTIONS). Serious and fatal anaphylactic reactions have been reported (See WARNINGS). The fatalities occurred in patients who did not receive epinephrine during the event.

IARs consistent with cytokine release syndrome (CRS) have been reported. Severe and potentially life-threatening CRS have also been reported. Post-marketing reports of severe CRS have included cardiorespiratory dysfunction (including hypotension, acute respiratory distress syndrome, pulmonary edema, myocardial infarction, tachycardia, and/or death).

During post-marketing surveillance, reactions such as fever, rash, arthralgia, and/or myalgia, indicating possible serum sickness, have been reported. Serum sickness tends to occur 5 to 15 days after onset of Thymoglobulin therapy. Symptoms are manageable with corticosteroid treatment.

Adverse Events Due to Immunosuppression
Infections, reactivation of infection, and sepsis have been reported after Thymoglobulin administration in combination with multiple immunosuppressive agents (See WARNINGS and PRECAUTIONS). Malignancies including, but not limited to post-transplant lymphoproliferative disorder (PTLD) and other lymphomas as well as solid tumors have been reported (See PRECAUTIONS). These adverse events were reported with use of a combination of multiple immunosuppressive agents.

OVERDOSAGE
Thymoglobulin overdosage may result in leukopenia (including lymphopenia and neutropenia) or thrombocytopenia, which can be managed with dose reduction (See DOSAGE AND ADMINISTRATION).

DOSAGE AND ADMINISTRATION
The recommended dosage of Thymoglobulin for treatment of acute renal graft rejection is 1.5 mg/kg of body weight administered daily for 7 to 14 days. The recommended route of administration is intravenous infusion using a high-flow vein. Thymoglobulin should be infused over a minimum of 6 hours for the first infusion and over at least 4 hours on subsequent days of therapy.

Thymoglobulin should be administered through an in-line 0.22 micrometer filter.

Thymoglobulin is supplied as a 10 mL vial containing lyophilized (solid) Thymoglobulin (25 mg).

Please see Preparation for Administration for vial reconstitution and dilution in infusion solution recommendations. Investigations indicate that Thymoglobulin is less likely to produce side effects when administered at the recommended flow rate. Administration of antiviral prophylactic therapy is recommended. Premedication with corticosteroids, acetaminophen, and/or an antihistamine 1 hour prior to the infusion is recommended and may reduce the incidence and intensity of side effects during the infusion (See PRECAUTIONS: General and ADVERSE REACTIONS: Post-Marketing Experience). Medical personnel should monitor patients for adverse events during and after infusion. Monitoring T-cell counts (absolute and/or subsets) to assess the level of T-cell depletion is recommended. Total white blood cell and platelet counts should be monitored.

Overdosage of Thymoglobulin may result in leukopenia (including lymphopenia and neutropenia) and/or thrombocytopenia. The Thymoglobulin dose should be reduced by one-half if the WBC count is between 2,000 and 3,000 cells/mm3 or if the platelet count is between 50,000 and 75,000 cells/mm3. Stopping Thymoglobulin treatment should be considered if the WBC count falls below 2,000 cells/mm3 or platelets below 50,000 cells/mm3.

Preparation for Administration
Reconstitution
After calculating the number of vials needed, using aseptic technique, reconstitute each vial of Thymoglobulin with 5 mL of Sterile Water for Injection, USP (SWFI). Reconstituted Thymoglobulin is physically and chemically stable for up to 24 hours at room temperature; however, room temperature storage is not recommended. As Thymoglobulin contains no preservatives, reconstituted product should be used immediately.

1.	Allow Thymoglobulin vials to reach room temperature before reconstituting the lyophilized product.
2.	Aseptically remove caps to expose rubber stoppers.
3.	Clean stoppers with germicidal or alcohol swab.
4.	Aseptically reconstitute each vial of Thymoglobulin lyophilized powder with the 5 mL of SWFI.
5.	Rotate vial gently until powder is completely dissolved. Each reconstituted vial contains 25 mg or 5 mg/mL of Thymoglobulin.

6.
Inspect solution for particulate matter after reconstitution. Should some particulate matter remain, continue to gently rotate the vial until no particulate matter is visible. If particulate matter persists, discard this vial.

Dilution
1.
Transfer the contents of the calculated number of Thymoglobulin vials into the bag of infusion solution (saline or dextrose). Recommended volume: per one vial of Thymoglobulin use 50 mL of infusion solution (total volume usually between 50 to 500 mL).

2.	Mix the solution by inverting the bag gently only once or twice.

Infusion
1.	Follow the manufacturer’s instructions for the infusion administration set. Infuse through a 0.22 micrometer filter into a high-flow vein.
2.	Set the flow rate to deliver the dose over a minimum of 6 hours for the first dose and over at least 4 hours for subsequent doses.

HOW SUPPLIED
Thymoglobulin is available as sterile, lyophilized powder to be reconstituted with sterile Water for Injection, USP (SWFI). Each package contains a 10 mL vial of freeze-dried Thymoglobulin (25 mg) NDC# 58468-0080-1.

Storage
•	Store in refrigerator at 2°C to 8°C (36°F to 46°F).
•	Protect from light.
•	Do not freeze.
•	Do not use after the expiration date indicated on the label.
•
Reconstituted Thymoglobulin is physically and chemically stable for up to 24 hours at room temperature; however, room temperature storage is not recommended. As Thymoglobulin contains no preservatives, reconstituted product should be used immediately.

•	Infusion solutions of Thymoglobulin must be used immediately.
•	Any unused drug remaining after infusion must be discarded.

REFERENCES
1.	Bonnefoy-Bérard N, et al. Antibodies against functional leukocyte surface molecules in polyclonal antilymphocyte and antithymocyte globulins. Transplantation (1991)51:669-673.
2.	Bonnefoy-Bérard N, et al. Inhibition of CD25 (IL-2Rα) expression and Tcell proliferation by polyclonal anti-thymocyte globulins. Immunology (1992)77:61-67.
3.	Bonnefoy-Bérard N, et al. Antiproliferative effect of antilymphocyte globulins on B cells and B-cell lines. Blood (1992)79:2164-2170.
4.	Bonnefoy-Bérard N, Revillard J-P. Mechanisms of immunosuppression induced by antilymphocyte globulins and OKT3. J Heart Lung Transplant (1996)15:435-442.
5.	Bourdage J, et al. Comparative polyclonal antithymocyte globulin and antilymphocyte/antilymphoblast globulin anti-CD antigen analysis by flow cytometry. Transplantation (1995)59:1194-1200.
6.	Broyer M, et al. Triple therapy including cyclosporine A versus conventional regimen–a randomized prospective study in pediatric kidney transplantation. Transplant Proc (1987)19:3582-3585.
7.	Clark KR, et al. Administration of ATG according to the absolute T lymphocyte count during therapy for steroid-resistant rejection. Transpl Int (1993)6:18-21.
8.
Gaber AO, et al. Results of the double-blind, randomized, multicenter, phase III clinical trial of Thymoglobulin versus Atgam in the treatment of acute graft rejection episodes after renal transplantation. Transplantation (1998)66:29-37.

9.
Guttmann RD, et al. Pharmacokinetics, foreign protein immune response, cytokine release, and lymphocyte subsets in patients receiving Thymoglobuline and immunosuppression. Transplant Proc (1997)29(suppl 7A):24S-26S.

10.	Ippoliti G, et al. Prophylactic use of rabbit ATG vs horse ALG in hearttrans planted patients under Sandimmun (CyA) therapy: clinical and immunological effects. Clin Transplantation (1989)3:204-208.

Manufactured for:	By:
Genzyme Corporation	Genzyme Polyclonals, S.A.S.
500 Kendall Street	Marcy L’Etoile, France
Cambridge, MA 02142 USA	US License No. 1596

©2008 Genzyme Corporation. All rights reserved.
Issued: 09/08

6LE0001D

http://www.sec.gov/Archives/edgar/data/732485/000110465910030445/a10-9595_15ex99d1.htm

All shareholders of Genzyme are advised to read the definitive proxy statement and the gold proxy card filed with the SEC on May 4, 2010 and other documents related to the solicitation of proxies by the Participants from the stockholders of Genzyme for use at the 2010 annual meeting of shareholders of Genzyme because they contain important information. The definitive proxy statement and form of proxy along with other relevant documents are available at no charge on the SEC’s website at http://www.sec.gov or by contacting D.F. King & Co., Inc. by telephone toll free at (800) 347-4750 or by visiting their website www.dfking.com/genzyme.  In addition, the Participants will provide copies of the definitive proxy statement without charge upon request.